As filed with the Securities and Exchange Commission on June 1, 1998

                                              Registration No. 333-_____________

--------------------------------------------------------------------------------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Baron Capital Properties, L.P.
             (Exact name of registrant as specified in its charter)

          Delaware                        6798                   31-1584691
State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
   of incorporation or         Classification Code Number)   Identification No.)
      organization)

                                                        Gregory K. McGrath
              7826 Cooper Road                           7826 Cooper Road
           Cincinnati, Ohio 45242                     Cincinnati, Ohio 45242
              (513) 984-5001                             (513) 984-5001
     (Address, including ZIP Code and        (Name, address, including ZIP Code,
   telephone number, including area code,      and telephone number, including
of registrant's principal executive offices)   area code, of agent for service)

                                   Copies to:
                             Dennis P. Spates, Esq.
                          Schoeman, Marsh & Updike, LLP
                         60 East 42nd Street, 39th Floor
                            New York, New York 10165
                                 (212) 661-5030

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

                                          CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Title of each class of        Dollar amount to    Proposed maximum           Proposed maximum           Amount of
securities to be registered   be registered       offering price per unit    aggregate offering price   registration fee
2,500,000 Units of Limited
Partnership Interest          $25,000,000         $10.00                     $25,000,000                $7,576.00
----------------------------------------------------------------------------------------------------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                                                              Location or Heading in
Item Number              Caption                                              Prospectus
-----------              -------                                              ----------

Item 1                  Forepart of Registration Statement and Outside        Outside Front Cover
                        Front Cover Page of Prospectus

Item 2                  Inside Front and Outside Back Cover Pages of          Inside Front Cover; Outside Back Cover;
                        Prospectus                                            Table of Contents; Additional Information;
                                                                              Summary of Declaration of Trust - Quarterly
                                                                              and Annual  Reports

Item 3                  Risk Factors, Ratio of Earnings to Fixed Charges      Outside Front Cover; Summary of the Trust
                        and Other Information                                 and the Operating Partnership; Tax Status;
                                                                              Summary of Risk Factors; Risk Factors;
                                                                              Federal Income Tax Considerations

Item 4                  Terms of the Transaction                              Summary of the Trust and the Operating
                                                                              Partnership; The Exchange Offering; The
                                                                              Trust and the Operating Partnership;
                                                                              Investment Objectives and Policies;
                                                                              Proposed Initial Real Estate Investments;
                                                                              Federal Income Tax Considerations;
                                                                              Comparison of Rights of Holders of Exchange
                                                                              Partnership Units, Operating Partnership
                                                                              Units and Trust Common Shares

Item 5                  Pro Forma Financial Information                       Not Applicable

Item 6                  Material Contracts with the Company Being Acquired    The Trust and the Operating Partnership;
                                                                              Comparison of Rights of Holders of Exchange
                                                                              Partnership Units, Operating Partnership
                                                                              Units and Trust Common Shares

Item 7                  Additional Information Required for Reoffering by     Not Applicable
                        Persons and Parties Deemed to be Underwriters

Item 8                  Interests of Named Experts and Counsel                Not Applicable

Item 9                  Disclosure of Commission Position on                  Summary of Declaration of Trust - Liability
                        Indemnification of Securities Act Liabilities         and Indemnification; Item 20 of Part II of
                                                                              the Registration Statement

Item 10                 Information with Respect to S-3 Registrants           Not Applicable

Item 11                 Incorporation of Certain Information by Reference     Not Applicable

Item 12                 Information with Respect to S-2 or S-3 Registrants    Not Applicable




Item 13                 Incorporation of Certain Information by Reference     Not Applicable

Item 14                 Information with Respect to Registrants Other than    Summary of the Trust and the Operating
                        S-2 or S-3 Registrants                                Partnership; the Exchange Offering; The
                                                                              Trust and the Operating Partnership; Legal
                                                                              Matters

Item 15                 Information with Respect to S-3 Companies             Not Applicable

Item 16                 Information with Respect to S-2 or S-3 Companies      Not Applicable

Item 17                 Information with Respect to Companies Other than      Summary of the Trust and the Operating
                        S-2 or S-3 Companies                                  Partnership; The Trust and the Operating
                                                                              Partnership; Proposed Initial Real Estate
                                                                              Investments; Selected Financial Data;
                                                                              Management's Discussion and Analysis of
                                                                              Financial Condition and Results of
                                                                              Operations of the Exchange Properties;
                                                                              Other Information - Financial Statements
Item 18                 Information if Proxies, Consents or Authorizations
                        are to be Solicited                                   Not Applicable

Item 19                 Information if Proxies, Consents or Authorizations    The Exchange Offering; Summary of Risk
                        are not to be Solicited or in an Exchange Offer       Factors; Risk Factors - No Right of Dissent

Item 20                 Indemnification of Directors and Officers             Item 20 of Part II of the Registration
                                                                              Statement

Item 21                 Exhibits and Financial Statement Schedules            Item 21 of Part II of the Registration
                                                                              Statement

Item 22                 Undertakings                                          Item 22 of Part II of the Registration
                                                                              Statement

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

                    Date of Issuance: ________________, 1998

                             Subject to Completion:

         Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                         BARON CAPITAL PROPERTIES, L.P.
                         a Delaware limited partnership

                 2,500,000 Units of Limited Partnership Interest

     This Prospectus constitutes the Prospectus for the exchange offering (the "Exchange Offering") being conducted by Baron Capital Properties, L. P. (the "Operating Partnership"), a Delaware limited partnership, under which it is offering to acquire residential apartment property interests from owners in exchange for units of limited partnership interest in the Operating Partnership ("Operating Partnership Units" or "Units"). Holders of Units ("Unitholders") may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common Shares of beneficial interest in Baron Capital Trust (the "Trust"), a Delaware business trust which is the general partner of the Operating Partnership, so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions. This Prospectus and the enclosed transmittal form are first being sent to Offerees in connection with initial transactions under the Exchange Offering on or about June __, 1998. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance in the space provided on the enclosed transmittal form and sign and return it to the Operating Partnership by __________, 1998 [the twentieth day following the date of mailing of Prospectus]. See "THE EXCHANGE OFFERING."

     The Trust and Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP," "THE TRUST AND THE OPERATING PARTNERSHIP," and "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential property business for over 10 years.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all property interests acquired. The Trust is the sole general partner of the Operating Partnership, and, in such capacity, the Trust will control the activities of the Operating Partnership. As described below, the Trust will also acquire an equity interest in the Operating Partnership with the net proceeds of the $25,000,000 cash offering (the "Cash Offering") of Common Shares of beneficial interest in the Trust ("Trust Common Shares" or "Common Shares") currently being conducted by the Trust. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder of the Trust determines, with the affirmative vote of a Majority of the Trust's Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

     The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify and maintain the Trust's status as a REIT for federal income tax purposes, and (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as this Exchange Offering, that involve the exchange of Operating Partnership Units for such property interests and thereby provide the opportunity for deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Common Shares in the Trust in connection with their sale of property interests. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

     The Managing Shareholder of the Trust is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the operations of the Trust and the Operating Partnership. The Trust and the Managing Shareholder are Affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a majority of whose members will be comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. See "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     All of the Operating Partnership Units being offered pursuant to this Prospectus are being offered in connection with Exchange Offering. Sellers of property interests which acquire Operating Partnership Units in the Exchange Offering will be entitled to exchange such units at any time and from time to time for an equivalent number of Trust Common Shares so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions. To facilitate such exchanges of Operating Partnership Units into Trust Common Shares, 2,500,000 Trust Common Shares (in addition to the 2,500,000 Trust Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission in conjunction with the registration of the Trust Common Shares being offered in the Cash Offering.

     Concurrently with the Exchange Offering, the Trust is offering on a best efforts basis a maximum of 2,500,000 Trust Common Shares in the Cash Offering at a purchase price of $10 per Trust Common Share. As of the date of this Prospectus, the Trust has sold _____ Common Shares in the Cash Offering (representing gross proceeds of $_________. The Trust will use the net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. Concurrently with the Cash Offering and the Exchange Offering, the Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Trust Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Offeree who requests in writing a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     Although this Prospectus has been prepared in connection with the offering of Operating Partnership Units in the Exchange Offering, this Prospectus also describes the material terms of the Cash Offering and an investment in Trust Common Shares since Operating Partnership Units are exchangeable by Unitholders into an identical number of Trust Common Shares at any time and the economic interests represented by Operating Partnership Units and Trust Common Shares are substantially identical.

     As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire the entire equity interests in 11 residential apartment properties (the "Exchange Properties") indirectly owned by partners in 10 real estate limited partnerships managed by Affiliates of the Managing Shareholder and by partners in a real estate limited partnership managed by an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Trust's Cash Offering (collectively, the "Exchange Partnerships" and individually, an "Exchange Partnership"). The targeted properties consist of an aggregate of 638 residential units (comprised of studio and one, two, three and four-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Such property interests are described in further detail at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibit B hereto. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on generally the same terms as currently exist. See "THE EXCHANGE OFFERING," "PROPOSED INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     The current book value of the 11 Exchange Properties is approximately $19.6 million. If acquisitions are consummated in respect of all 11 Exchange Properties in the Exchange Offering, the property interests will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. In addition, the net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) have not yet been committed to specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     The Trust intends to investigate other investment opportunities to exchange the balance of the registered Units for property interests in other Exchange Offering transactions, including interests held in 13 additional properties by other limited partnerships managed by Affiliates of the Managing Shareholder and interests held in an additional property by a limited partnership managed by Sigma Financial Corporation, the Dealer Manager of the Cash Offering. The Trust will also investigate investment opportunities involving property interests owned by unaffiliated persons. See "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     As of the date of this Prospectus, the Trust has applied $________ of the net proceeds of the Cash Offering to acquire _____ Units in the Operating Partnership. The Units acquired and to be acquired by the Trust with the net proceeds of the Cash Offering are in addition to the 2,500,000 Units that are available for issuance in connection with the Exchange Offering. Assuming the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, the Trust will contribute the net proceeds of the Cash Offering ($22,500,000, after payment of selling commissions and offering fees) to the Operating Partnership in exchange for 2,500,000 Units. In that case, assuming that no transactions have been completed in the Exchange Offering, the Trust would own approximately 80.2% of the then outstanding Units and Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership (the "Original Investors"), would own the remaining approximately 18.8%. See "THE TRUST AND THE OPERATING PARTNERSHIP- Ownership of the Trust and the Operating Partnership."

     The Trust has authority under the Declaration of Trust to issue an aggregate of up to 25,000,000 Shares (consisting of Common Shares and Preferred Shares). The Operating Partnership has authority under the Operating Partnership Agreement to issue any number of Units as may be determined by the Trust in its sole discretion. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, the Trust would have 2,625,000 Common Shares outstanding and the Operating Partnership would have 6,264,808 Units outstanding. On a fully diluted basis assuming that all then outstanding
Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, all participants in the offerings would beneficially own an aggregate of 6,327,160 Common Shares of the Trust (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units). Of those Common Shares, purchasers of Common Shares in the Cash Offering as a group would beneficially own 2,500,000 Common Shares (39.5%) and recipients of Units in the Exchange Offering as a group would beneficially own the same number and percentage. The remaining Common Shares would be beneficially owned by the Original Investors (approximately 19%) and broker-dealers who earn Common Shares as commissions in exchange for their services in the Exchange Offering (approximately 2%). See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

     The Trust or the Operating Partnership, as the case may be, intends to investigate making an additional public or private offering of Common Shares or Units within the 12-month period following the commencement of the Cash Offering if the Managing Shareholder determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Unitholders of the Operating Partnership and Shareholders of the Trust, including Offerees who acquire Operating Partnership Units in the Exchange Offering.

THE MATERIAL RISKS INVOLVED IN THE EXCHANGE OFFERING AND THE OWNERSHIP OF OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES INCLUDE THE FOLLOWING:

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from residential apartment properties in which the Trust and the Operating Partnership invest and on property values.

o Distributions of available cash flow to Shareholders of the Trust and Unitholders of the Operating Partnership will be dependent upon the operating profits generated by the Operating Partnership. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchanges of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in the Cash Offering), immediately upon the completion of the offerings, the Shareholders of the Trust (including purchasers of Common Shares in the Cash Offering and broker-dealers who earn Common Shares as commissions for effecting transactions in connection with the Exchange Offering) would receive approximately 41.5% of any distributions made by the Operating Partnership; the Unitholders (including Offerees who accept the Exchange Offering and the Original Investors) would receive the remaining approximately 58.5% of such distributions. See "RISK FACTORS Distributions to Shareholders and Unitholders Dependent upon
     Profits of Operating Partnership" and "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

o Financing risks exist, including debt service obligations in respect of debt secured by or associated with properties in which the Operating
     Partnership invest and the ability of the Trust and the Operating Partnership to incur additional debt; the need to refinance all of the indebtedness of the Trust and the Operating Partnership at various maturities; and the effect of any increase in interest rates on the interest expenses of the Trust and the Operating Partnership in respect of any adjustable interest rate financing or in respect of any required refinancing, all of which risks could adversely affect their respective cash flow from property investments.

o The Original Investors in the Operating Partnership serve as executive officers of the Trust and the Managing Shareholder and collectively own an amount of Operating Partnership Units which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding after the completion of the Cash  Offering  and the Exchange  Offering,  on a fully  diluted  basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration and such Units have been required to be deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors have significant influence over the affairs of the Trust and the Operating Partnership which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Unitholders who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units.

o    The  operation  of  the  Trust  and  the  Operating   Partnership  involves
     transactions among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and certain Affiliates of the Managing Shareholder which may involve conflicts of interest which could result in decisions that do not fully represent the interest of all Shareholders of the Trust and Unitholders of the Operating Partnership.

o Although Operating Partnership Units will be freely tradable, no public market for their sale is expected to ever develop. In addition, although Unitholders will be entitled in the future to exchange Operating Partnership Units for an equivalent number of Trust Common Shares and the Trust Common Shares have been registered under the Securities Act of 1933, as amended, will be freely tradable (subject to certain restrictions relating to REIT tax laws and rules) and are expected to be listed for trading on AMEX immediately prior to the completion of the Cash Offering and the Exchange Offering, it is possible that no public market for the Trust Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Trust Common Shares.

o The distribution requirements for REITs under federal income tax laws may limit the ability of the Trust and the Operating Partnership to finance acquisitions and improvements of property without additional debt or equity financing and may limit cash available for distribution to Shareholders of the Trust and Unitholders of the Operating Partnership.

o    Dependency on key management.

o Taxation of the Trust as a corporation results if it fails to qualify as a REIT.

o Depending on the tax situation of a particular seller of a property interest in exchange for Units in connection with the Exchange Offering, there can be no assurance that gain will be deferred in whole or in part.

o Limitations on the ability of Shareholders to change control of the Trust exist due to restrictions on ownership by any individual Shareholder (other than the Original Investors) of more than 5.0% of the Trust Common Shares.

o The Trust and the Operating Partnership are newly formed and have no significant assets or operating history, and, as a result, Offerees may not have an opportunity prior to their election to accept the Exchange Offering to evaluate a significant number of properties in which the Trust and the Operating Partnership may acquire an interest.

o There can be no assurance as to the successful completion of this Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only the minimum number of Trust Common Shares required to complete the Cash Offering will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o The aggregate book value of the 11 Exchange Properties initially targeted for acquisition in the Exchange Offering is less than the sum of the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, due to depreciation taken against the original price of the properties paid by the Exchange Partnerships and the appreciation of the properties since such purchase. Because the aggregate book value of the Exchange Properties is less than the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, the return on investment of the properties based on the deemed value of the properties in connection with the Exchange Offering will be less than the return on investment of the properties based on the Exchange Partnerships' book value.

o If acquisitions are consummated in respect of all 11 Exchange Properties initially targeted for acquisition in the Exchange Offering, the properties will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. In addition, the net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) have not yet been committed to specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. The additional properties to be acquired will be determined by the management of the Trust taking into account the objectives of the Trust to acquire residential apartment properties which generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of apartment units and which provide the opportunity for capital appreciation. The purchase price to be paid for additional properties will be determined taking into account a number of factors, including, among others, the operating history and financial results of the property, the property's overall condition and the estimated appraised market value of the property determined by a qualified independent appraisal firm.

o The terms of the Exchange Offering were determined by the Trust with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on generally the same terms as currently exist.

o Following the Exchange Offering, if a large majority of the Offerees in a particular Exchange Partnership elect to accept the offering, limited partnership interests which are retained in that partnership by Exchange Limited Partners who elect not to accept the offering are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property would be sold in the near future due to the REIT provisions of the Code which would penalize the Trust if it sold a property interest in the short term.

SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES ____ THROUGH _______ AND PAGES _____ THROUGH ____, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES, INCLUDING THE FOREGOING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The address and telephone and fax numbers of the principal office of the Trust and the Operating Partnership are:

                               Baron Capital Trust
                         Baron Capital Properties, L.P.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                           (513) 984-5001 (Telephone)
                              (513) 984-4550 (Fax)


               The date of this Prospectus is ______________, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP .........................  13
  Summary of the Trust and the Operating Partnership .......................  13
  Reasons for this Exchange Offering and the Cash Offering .................  16
  Effects of the Formation  Transactions  and this Exchange
   Offering and the Cash Offering ..........................................  17
SUMMARY OF RISK FACTORS ....................................................  18
TAX STATUS .................................................................  21
  The Operating Partnership ................................................  21
  The Trust ................................................................  22
COMPENSATION OF MANAGING PERSONS AND AFFILIATES ............................  22
  Operating Partnership ....................................................  22
  The Trust ................................................................  22
CONFLICTS OF INTEREST ......................................................  26
FIDUCIARY RESPONSIBILITY ...................................................  28
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ..........................  30
RISK FACTORS ...............................................................  30
  The Trust and the Operating Partnership ..................................  30
     No Operating History ..................................................  30
     Limited Marketability of Units and Common Shares ......................  31
     Effect on Price of Common Shares and Units                               32
      Available for Future Sale ............................................  32
     Effect of Market Interest Rates on Common Share Prices ................  32
     Arbitrary Offering Price ..............................................  32
     Participation Rights of Unitholders and
      Shareholders in Management ...........................................  32
     Distributions to Shareholders and Unitholders
      Affected by Many Factors .............................................  32
     Distributions  to Shareholders  and  Unitholders
      Dependent upon Profits of Operating Partnership ......................  33
     Liability and Indemnification of the Managing Persons .................  34
     Delaware Business Trust ...............................................  34
     Issuance of Additional Securities .....................................  34
     Limits on Ownership and Transfers of Shares ...........................  35
     Anti-Takeover Provisions ..............................................  35
     Dependency on Key Management ..........................................  35
     Influence of Original Investors .......................................  36
     Conflicts of Interest .................................................  36
     Success of Public Offerings ...........................................  37
     Dilution ..............................................................  37
     Uncertainty of Success of Exchange Offering and Cash Offering .........  38
     Prior Performance of Properties to be Acquired in
      Exchange Offering ....................................................  38
     Deemed Property Value in Exchange Offering Exceeds
      Current Book Value ...................................................  39
     Uncertainties Regarding Property Acquisitions .........................  39
     No Separate Representation of Offerees ................................  40
     No Rights of Dissent ..................................................  40
     Lack of Liquidity of Retained Interest in an Exchange
      Partnership Following the Exchange Offering ..........................  40
  Property Investments .....................................................  40
     Investment Risks ......................................................  40
     Lack of Liquidity of Real Estate ......................................  41
     Capital Improvements ..................................................  42
     Risk of Real Estate Acquisitions ......................................  42
     Real Estate Financing Risks ...........................................  42
     Risks of Investments in Mortgages .....................................  43
     Operating Risks .......................................................  43
     Risk of Joint Activity with Others ....................................  44
     Competition ...........................................................  44
     Uninsured Loss ........................................................  44
     Regulatory Compliance .................................................  44
        Fair Housing Amendments Act of 1988 ................................  44
        Americans with Disabilities Act ....................................  45
        Compliance with Environmental Laws .................................  45
     Extended and Uncertain Period for Returns .............................  45
     Lack of Diversification ...............................................  46
     Utilization of Funds for Undesignated Properties ......................  46
     Dispositions of Trust Property ........................................  46
     Changes in Laws .......................................................  47
     Unaudited Financial Statements ........................................  47
     Potential Loss of Future Appreciation .................................  47
     More Successful Exchange Properties combined Economically
      with Less Successful Exchange Properties .............................  48
  Income Tax Considerations ................................................  48
     Adverse Consequences of Failure to Qualify as a REIT ..................  48
     Adverse  Consequences  of  Failure  of  the  Operating
      Partnership  to  be  Classified as a Partnership .....................  49
     State and Local Taxes .................................................  49

THE  EXCHANGE  OFFERING ....................................................  50
  Reasons for the Exchange Offering ........................................  51
  Effects  of the  Formation  Transactions  and Cash
   Offering  and  Exchange Offering ........................................  52
  Exchange Property Appraisals .............................................  53
     CAI ...................................................................  53
     RAS ...................................................................  55
  Exchange Of Certificates .................................................  55
  Expenses of the Exchange Offering ........................................  56
PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER ....................  57
MANAGEMENT .................................................................  67
  Managing Shareholder .....................................................  67
  Trust Management Agreement ...............................................  69
  Officers of the Trust ....................................................  70
  The Board of the Trust; Committees; and Trustees .........................  70
     The Board of the Trust ................................................  70
     Independent Trustees ..................................................  71
     Corporate Trustee .....................................................  72
THE TRUST AND THE OPERATING PARTNERSHI .....................................  74
  The Operating Partnership ................................................  74
  Formation Transactions ...................................................  76
  Ownership of the Trust and the Operating Partnership .....................  77
  Regulations ..............................................................  74
     Fair Housing Amendments of 1988 .......................................  80
     Americans with Disabilities Act ("Act") ...............................  80
     Environmental Regulations .............................................  80
     Rent Control Legislation ..............................................  81
  Employees ................................................................  81
INVESTMENT OBJECTIVES AND POLICIES .........................................  81
  General ..................................................................  81
  Trust Policies with Respect to Certain Activities ........................  82
     Investment Policies ...................................................  83
     Disposition Policies ..................................................  84
     Financing Policies ....................................................  84
     Conflicts of Interest Policies ........................................  85
PROPOSED REAL ESTATE INVESTMENTS ...........................................  85
  Property Description .....................................................  90
  Lease Agreements .........................................................  90
  Competition ..............................................................  90
  Insurance ................................................................  90
  Property Management ......................................................  90
SELECTED  FINANCIAL  DATA ..................................................  91
 MANAGEMENT'S  DISCUSSION  AND ANALYSIS OF FINANCIAL
 CONDITION  AND  RESULTS  OF OPERATIONS  OF THE  EXCHANGE  PROPERTIES ......  92
  Overview .................................................................  92
  Results of Operations ....................................................  92
     Comparison of Year Ended December 31, 1996 to
      Year Ended December 31, 1997 .........................................  92
  Liquidity and Capital Resources ..........................................  93
FEDERAL INCOME TAX CONSIDERATIONS ..........................................  94
  Classification as a Partnership ..........................................  94
  Exchange  of  a   Partnership   Interest  for  Interest
   in  the  Operating Partnership ..........................................  95
  Relief from Liabilities/Deemed Cash Distribution .........................  97
  Disguised Sale Regulations ...............................................  98
     1. Effect of Assumption of Liabilities Under
        the Disguised Sale Regulations .....................................  99
     2. Effect of Cash Distributions Under the
        Disguised Sale Regulations .........................................  99
     3. Effect of Right to Convert to a Share of the Trust ................. 100
     4. Effect of Disguised Sale Characterization .......................... 100
  Section 465(C) Recapture ................................................. 100
  Transfer to an Investment Company ........................................ 101
  Withholding .............................................................. 102
  Tax Treatment of Unitholders Who Hold Operating
   Partnership Units After the Exchange .................................... 103
     Income and Deductions in General ...................................... 103
     Treatment of Partnership Distributions ................................ 103
     Initial Basis of Operating Partnership Units .......................... 103
     Allocations of Partnership Income, Gain, Loss and Deductions .......... 104
     Effect of the Exchange on Depreciation ................................ 104
     Tax  Allocations  with  Respect  to  Book-Tax
      Difference  on  Contributed Properties ............................... 104
     Dissolution of Partnership ............................................ 105
     Limitations on Deductibility of Losses; Treatment of
      Passive Activities and Portfolio Income .............................. 105
     Section 754 Election .................................................. 105
     Disposition of Operating Partnership Units by Unitholders ............. 106
     Tax Treatment of Conversion Right ..................................... 106
     Constructive Termination .............................................. 106
  Tax-Exempt Organizations and Certain Other Investors ..................... 107
  Partnership Income Tax Information Returns and Partnership
   Audit Procedures ........................................................ 107
  Registration as a Tax Shelter ............................................ 108
  Organizational and Syndication Fees ...................................... 109
  Anti-Abuse Regulations ................................................... 109
  Alternative Minimum Tax Items of Tax Preference .......................... 110
  State and Local Taxes .................................................... 110
  Income Tax Considerations with Respect to the Trust ...................... 110
  Taxation of the Trust .................................................... 111
     General ............................................................... 111
     Stock Ownership Tests ................................................. 112
     Asset Tests ........................................................... 112
     Gross Income Tests .................................................... 112
       The 75% Test ........................................................ 112
       The 95% Test ........................................................ 113
       The 30% Test ........................................................ 114
     Annual Distribution Requirements ...................................... 114
     Failure to Qualify .................................................... 115
  Tax Aspects of the Trust's Investment in the Operating Partnership ....... 115
     Entity Classification ................................................. 115
     Tax Allocations with Respect to Trust Properties ...................... 116
     Sale of Trust Properties .............................................. 116
  Taxation of Shareholders ................................................. 116
     Taxation of Taxable Domestic Shareholders ............................. 116
     Backup Withholding .................................................... 117
     Taxation of Tax-Exempt Shareholders ................................... 117
     Taxation of Foreign Shareholders ...................................... 117
  Other Tax Considerations ................................................. 118
     Possible Legislative or Other Actions Affecting Tax Consequences ...... 118
     State and Local Taxes ................................................. 118

SUMMARY OF THE OPERATING  PARTNERSHIP AGREEMENT ............................ 120
SUMMARY OF DECLARATION OF TRUST ............................................ 120
  Term ..................................................................... 120
  Control of Operations .................................................... 120
  Liability and Indemnification ............................................ 124
  Distributions ............................................................ 125
  Quarterly and Annual Reports ............................................. 126
  Accounting ............................................................... 126
  Books and Records; Tax Information ....................................... 126
  Governing Law ............................................................ 126
  Amendments and Voting Rights ............................................. 126
  Dissolution of Trust ..................................................... 126
  Removal and Resignation of the Managing Shareholder ...................... 127
  Transferability of Shareholders' Interest ................................ 127
  Independent Activities ................................................... 127
  Power of Attorney ........................................................ 127
  Meetings and Voting Rights ............................................... 127
  Additional Offerings of Shares ........................................... 128
  Temporary Investments .................................................... 128
COMPARISON  OF  RIGHTS OF  HOLDERS  OF  EXCHANGE  PARTNERSHIP
 UNITS,  OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES ............... 129
  Issuance of Additional Securities ........................................ 129
  Term of Existence ........................................................ 130
  Management ............................................................... 130
  Economic Interest ........................................................ 131
  Property Investments ..................................................... 132
  Restrictions on Transfers ................................................ 132
  Tax Status ............................................................... 133
  Pre-emptive Rights ....................................................... 133
  Removal Rights ........................................................... 134
  Reports .................................................................. 134
  Assessments .............................................................. 135
  Amendments of Governing Agreements ....................................... 135
  Liability and Indemnification ............................................ 136
  Compensation of Managing Persons and Affiliates .......................... 137
  Meetings and Voting Rights ............................................... 138
  Liquidation Rights ....................................................... 139
  Accounting Method ........................................................ 140
CAPITAL STOCK OF THE TRUST ................................................. 140
  General .................................................................. 140
  Transfer Agent ........................................................... 140
  Restrictions on Ownership and Transfer ................................... 140
CAPITALIZATION ............................................................. 142
TERMS OF THE CASH OFFERING ................................................. 143
OTHER  INFORMATION ......................................................... 145
  General .................................................................. 145
  Authorized Sales Material................................................. 145
  Financial Statements ..................................................... 145
LITIGATION ................................................................. 146
EXPERTS .................................................................... 146
EXPENSES OF THE EXCHANGE OFFERING .......................................... 146
ADDITIONAL INFORMATION ..................................................... 147
GLOSSARY ................................................................... 148


EXHIBITS

A... Prior Performance of Affiliates of Managing Shareholder
B... Summary of Exchange Property and Exchange Partnership Information
C... Financial  Statements  of the  Trust,  the  Operating  Partnership  and the
     Managing Shareholder
D... Financial Statements of the Exchange Properties

EVEN THOUGH, AS DESCRIBED HEREIN, THE TRUST BELIEVES THAT IT WILL BE TREATED AS A REAL ESTATE INVESTMENT TRUST (A "REIT") FOR FEDERAL INCOME TAX PURPOSES, THE TRUST HAS NOT OBTAINED, AND DOES NOT INTEND TO REQUEST, A RULING FROM THE INTERNAL REVENUE SERVICE ("IRS") THAT IT WILL BE TREATED AS A REIT. ALTHOUGH THE TRUST DOES NOT INTEND TO REQUEST SUCH A RULING FROM THE IRS, THE TRUST HAS OBTAINED THE OPINION OF ITS SPECIAL TAX COUNSEL THAT, BASED ON THE ORGANIZATION AND PROPOSED OPERATION OF THE TRUST AND THE OPERATING PARTNERSHIP AND BASED ON CERTAIN OTHER ASSUMPTIONS AND REPRESENTATIONS, IT WILL QUALIFY AS A REIT. THE OPINION IS NOT BINDING ON THE IRS OR ANY COURT.

REFERENCE SHOULD BE MADE TO THE DECLARATION OF TRUST FOR THE TRUST ("DECLARATION") AND THE AGREEMENT OF LIMITED PARTNERSHIP OF THE OPERATING PARTNERSHIP ("OPERATING PARTNERSHIP AGREEMENT"), SUPPORTING DOCUMENTS AND OTHER INFORMATION AVAILABLE FROM THE TRUST FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES. CERTAIN PROVISIONS OF SUCH AGREEMENTS ARE SUMMARIZED IN THIS PROSPECTUS, BUT IT SHOULD NOT BE ASSUMED THAT THE SUMMARIES ARE COMPLETE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL DOCUMENTS WHICH ARE AVAILABLE AT THE TRUST'S EXPENSE UPON WRITTEN REQUEST OF THE OFFEREE. REPRODUCTION OF THIS PROSPECTUS OR ANY PORTION THEREOF OTHER THAN BY THE TRUST, THE OPERATING PARTNERSHIP, THE MANAGING SHAREHOLDER OR ANY AFFILIATE IS STRICTLY PROHIBITED.

THE MANAGING SHAREHOLDER HAS AGREED TO PROVIDE, DURING THE OFFERING PERIOD, TO EACH OFFEREE IN THE EXCHANGE OFFERING (OR HIS REPRESENTATIVE(S) OR BOTH) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE MANAGING
SHAREHOLDER OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS EXCHANGE OFFERING AND THE CASH OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT IT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. REQUESTS FOR FURTHER INFORMATION SHOULD BE MADE TO THE TRUST AND SUCH INFORMATION SHOULD BE RELIED UPON ONLY WHEN FURNISHED IN WRITTEN FORM AND SIGNED ON BEHALF OF THE TRUST. OFFEREES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT
COMMUNICATION FROM THE MANAGING SHAREHOLDER, AFFILIATES OR EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS EXCHANGE OFFERING) AS LEGAL OR TAX ADVICE. EACH OFFEREE SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO LEGAL, TAX, ECONOMIC AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

NO BROKER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN RESPECT OF THIS EXCHANGE OFFERING OR THE CASH OFFERING, OTHER THAN THOSE CONTAINED HEREIN (OR INFORMATION REQUESTED BY AN OFFEREE AND FURNISHED TO SUCH OFFEREE IN WRITTEN FORM, SIGNED ON BEHALF OF THE TRUST OR THE OPERATING PARTNERSHIP) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE OPERATING PARTNERSHIP OR ANY OTHER PERSON. ANY OTHER
INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. EXCEPT AS OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE DATE ON THE

COVER PAGE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY CONSUMMATION OF AN EXCHANGE OFFERING MADE HEREUNDER SHALL CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE OPERATING PARTNERSHIP SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN OR THE DATE HEREOF.

CERTAIN DEFINED TERMS MAY BE FOUND AT "GLOSSARY."

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND OFFEREES SHOULD NOT ACCEPT THIS EXCHANGE OFFERING AND THEREBY INVEST IN OPERATING PARTNERSHIP UNITS (OR TRUST COMMON SHARES, IF THE HOLDER OF SUCH UNITS EXCHANGES THEM INTO COMMON SHARES) UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN OFFEREE IN THIS EXCHANGE OFFERING AND AN INVESTMENT IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.

IN MAKING AN INVESTMENT DECISION, OFFEREES MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE EXCHANGE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP

     The following summary of this Prospectus is for the convenience of Offerees and does not fully reflect all of the terms of the Exchange Offering. This Prospectus describes in detail the numerous aspects of the transaction which are material to Offerees, including those summarized below. This Prospectus and accompanying Exhibits and supporting documents referred to herein should be read in their entirety by each Offeree and his advisors before accepting the Exchange Offering. The following summary is qualified in its entirety by reference to the full text of this Prospectus and the documents referred to herein. Unless the context otherwise requires, the term "Trust" as used in this Prospectus shall refer to Baron Capital Trust, the General Partner of the Operating Partnership and issuer of the Common Shares being offered in the Cash Offering, and its affiliate, Baron Capital Properties, L.P., the Operating Partnership, which is the issuer of Units being offered in this Exchange Offering and will conduct the real estate operations of the Trust and hold its property interests.

Summary of the Trust and the Operating Partnership

     This Prospectus constitutes the Prospectus for the Exchange Offering being conducted by Operating Partnership, under which it is offering to acquire residential apartment property interests from owners in exchange for Operating Partnership Units. The Operating Partnership will not receive any cash proceeds in connection with this Exchange Offering. Holders of Operating Partnership Units may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common Shares in the Trust so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions. This Prospectus and the enclosed transmittal form are first being sent to Offerees in connection with initial transactions under the Exchange Offering on or about June __, 1998. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the transmittal form and sign and return it to the Operating Partnership by _____________, 1998. As soon as practicable after the closing date of a transaction in connection with the Exchange Offering, the stock transfer agent will send transmittal instructions to each Offeree who accepts the Exchange Offering describing the procedures for surrendering their existing limited partnership units for certificates of Operating Partnership Units. See "THE EXCHANGE OFFERING."

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years. See "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     The Trust and the Operating Partnership intend to make regular quarterly pro rata distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests. The initial distribution by the Trust and the Operating Partnership is expected to be made by _________, 1998. The Trust intends to operate as a REIT for federal income tax purposes, provided, however, that if the Managing Shareholder of the Trust determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS" below.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all property interests acquired. The Trust is the sole general partner of the Operating Partnership, and, in such capacity, the Trust will control the activities of the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP." The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify and maintain its status as a REIT for federal income tax purposes, and
(ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as this Exchange Offering, that involve the exchange of Operating Partnership Units for such property interests and thereby provide the opportunity for deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Trust Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     The Managing Shareholder of the Trust is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the operations of the Trust and the Operating Partnership. The Trust and the Managing Shareholder are Affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a majority of the members of which will be comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. Gregory K. McGrath, the Chief Executive Officer of the Trust and the President, sole shareholder and sole director of the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust and the Managing Shareholder (together, the "Original Investors"), and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. See "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     All of the Operating Partnership Units being offered pursuant to this Prospectus are being offered in connection with an exchange offering (the "Exchange Offering") by the Operating Partnership. In the Exchange Offering, the Operating Partnership will offer to issue Operating Partnership Units to sellers of interests in residential apartment properties in exchange for such property interests. The number of Operating Partnership Units which will be offered in exchange for the property interests owned by Offerees will be based on appraisals prepared by a qualified and licensed independent appraisal firm for each residential apartment property involved in the Exchange Offering. For purposes of the Exchange Offering, each Operating Partnership Unit will be valued at the $10 offering price of each Trust Common Share offered in the Cash Offering. As Unitholders, sellers of property interests that acquire Operating Partnership Units in the Exchange Offering will be entitled to exchange all or a portion of such units at any time and from time to time for an equivalent number of Trust Common Shares so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to certain exceptions. To facilitate such exchanges of Operating Partnership Units into Trust Common Shares, 2,500,000 Trust Common Shares (in addition to the 2,500,000 Trust Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission in conjunction with the registration of the Common Shares being offered in the Cash Offering.

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering (approximately $_____ raised as of the date of this Prospectus) and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Operating Partnership will use the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units (i) to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Trust Common Shares being offered in the Cash Offering and the Trust Common Shares into which Operating Partnership Units issued in the Exchange Offering will be exchangeable.

     Although this Prospectus has been prepared in connection with the offering of Operating Partnership Units in connection with the Exchange Offering, this Prospectus also describes the material terms of the Cash Offering and an investment in Trust Common Shares since Operating Partnership Units are exchangeable into an identical number of Trust Common Shares at any time (subject to certain restrictions) and the economic interests represented by Operating Partnership Units and Trust Common Shares are substantially identical.

     The Trust and the Operating Partnership, as the case may be, intend to investigate making an additional public or private offering of Trust Common Shares or Operating Partnership Units within the 12-month period following the commencement of the Cash Offering if the Managing Shareholder determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Shareholders who acquire Common Shares in the Cash Offering and Unitholders who receive Units in the Exchange Offering.

     The address and telephone and fax numbers for the Managing Shareholder are as follows:

                              Baron Advisors, Inc.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                              Phone: (513) 984-5001
                               Fax: (513) 984-4550

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash Offering by the Managing Shareholder prior to the Termination Date of the Cash Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. See "SUMMARY OF DECLARATION OF TRUST - Term." The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership, upon a vote of its partners or upon the occurrence of various other events. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     As described below in this Prospectus, the Managing Shareholder and certain of its Affiliates will receive substantial fees and compensation from the Trust in connection with the Cash Offering, the operation of the Trust and the Operating Partnership and the acquisition, ownership, operation, improvement and disposition of property of the Trust and the Operating Partnership. See "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and "THE TRUST AND THE OPERATING PARTNERSHIP."

     As its initial acquisition candidates in the Exchange Offering, the Operating Partnership is offering to acquire the entire equity interest in 11 residential apartment properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") indirectly owned by individual limited partners (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 11 real estate limited partnerships (individually, an "Exchange Partnership" and collectively, the "Exchange Partnerships") managed by affiliates of the Managing Shareholder. Each Exchange Partnership directly or indirectly owns the entire equity interest in a single residential apartment property. The Operating Partnership will acquire interests in a particular property by acquiring from Exchange Limited Partners their units of limited partnership interests in the respective partnership (the "Exchange Partnership Units"). The 11 targeted Exchange Properties consist of an aggregate of 638 residential units (comprised of studio, one, two, three and four-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. The Exchange Properties are described in further detail at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on generally the same terms as currently exist. See "THE EXCHANGE OFFERING," "PROPOSED INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     The current book value of the 11 Exchange Properties is approximately $19.6 million. If acquisitions are consummated in respect of all 11 Exchange Properties in the Exchange Offering, the property interests will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. In addition, the net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) have not yet been committed to specific properties. Furthermore, Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in 13 additional properties by other limited partnerships managed by Affiliates of the Managing Shareholder and interests held in an additional property by a limited partnership managed by the Dealer Manager of the Cash Offering. The Trust will also investigate investment opportunities involving property interest owned by unaffiliated persons. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     Properties in which the Operating Partnership will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years. Among other investment policies described below at "INVESTMENT OBJECTIVES AND POLICIES," the Operating Partnership will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust and the Operating Partnership will not acquire or provide debt financing in respect of any property where the amount invested by the Trust and the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder unless substantial justification exists.

     For  the  definition  of  certain  terms  used  in  this  Prospectus,   see
"GLOSSARY."

Reasons for this Exchange Offering and the Cash Offering

     The Original Investors have structured the formation of the Trust and the Operating Partnership and caused the Trust and the Operating Partnership to conduct this Exchange Offering and the Cash Offering because they believe that the following benefits will occur:

     o Opportunity for Offerees who participant in the Exchange Offering (who in most cases now have an interest in a single property) and purchasers of Common Shares in the Cash Offering to participate in a diversified portfolio of residential apartment properties through beneficial ownership of interests in a publicly traded REIT.

     o Anticipated ability of the Trust and the Operating Partnership to obtain capital as a result of (i) access to public equity and debt markets; (ii) the financial strengths of the combined enterprise, which should enable the Trust and the Operating Partnership to obtain financing at better rates and on better terms than would otherwise be available to single-asset owners and (iii) the potential for reduced leverage and enhanced borrowing capacity of the Trust and the Operating Partnership.

     o The potential for Shareholders of the Trust and Unitholders of the Operating Partnership in the growth of the Trust.

     o The potential deferral of the income tax consequences of the contributions of Offeree property owners who elect to participate in the Exchange Offering and in future similar transactions and the improved liquidity that will be available to such participants.
          Offerees who accept the Exchange Offering will receive Operating Partnership Units (which will be exchangeable for publicly traded Common Shares) and will thus have improved the liquidity of their investment.

     o The issuance in the Cash Offering of up to $25 million of Trust Common Shares, which will provide funds to permit the Trust and the Operating Partnership to achieve their investment objectives.

     o Additional professional expertise from the individuals who will serve as members of the Board of the Trust and officers of the Trust and the Managing Shareholder who are not currently associated therewith.

Effects of the Formation Transactions and this Exchange Offering and the Cash Offering

     The completion of the formation transactions and the Exchange Offering and the Cash Offering will have various beneficial effects on the operations of the Trust and the Operating Partnership, including the operation of the properties to be acquired, for Offerees who accept the Exchange Offering and purchasers of Common Shares in the Cash Offering:

     The principal benefits include the following:

     o The enhanced ability of the Trust and the Operating Partnership to obtain unsecured financing or financing secured by all or a portion of the portfolio of assets to be acquired by the Trust and the Operating Partnership.

     o The ability of the Trust and the Operating Partnership to issue Common Shares and Units in connection with acquisitions that the Trust and the Operating Partnership may undertake in the future.

     o The ability to solicit institutional investors for investment in residential apartments properties.

                             SUMMARY OF RISK FACTORS

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see "RISK FACTORS" below.

o Real estate investment considerations, such as the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants, which considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders.

o Risks associated with debt financing, including the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The Original Investors in the Operating Partnership serve as executive officers of the Trust and the Managing Shareholder and collectively own an amount of Operating Partnership Units which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration and such Units have been required to be deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors have significant influence over the affairs of the Trust and the Operating Partnership which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Unitholders who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See "MANAGEMENT" and "THE TRUST AND THE OPERATING
     PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and certain Affiliates of the Managing Shareholder, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which seek to acquire interests in properties similar to those which the Trust will seek to acquire. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership, the possibility of transactions between the Trust, the Operating Partnership and Affiliates of the Managing

     Shareholder, and a lack of independent representation of Offerees in structuring this Exchange Offering and of prospective Shareholders in structuring the Cash Offering. See "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Although Unitholders, subject to certain ownership restrictions, will be entitled to exchange Units for an identical number of Common Shares and the Common Shares have been registered under the Securities Act of 1933, as amended, and will be freely tradable (subject to certain restrictions relating to REIT tax laws and rules) and are expected to be listed for trading on AMEX immediately prior to the completion of the Cash Offering and the Exchange Offering, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing and may limit cash available for distribution to Shareholders and Unitholders. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o    Dependency on key management. See "MANAGEMENT."

o Taxation of the Trust as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Trust's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution to Shareholders and Unitholders; even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

o Potential taxation of an Exchange Limited Partner upon the exchange of Exchange Partnership Units for Operating Partnership Units. See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

o Potential anti-takeover effects of provisions in the Declaration of Trust for the Trust which generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5.0% of the outstanding Shares and other Declaration and statutory provisions that may limit the opportunity for Shareholders to receive a premium for their Trust Common Shares that might otherwise exist if an investor were attempting to assemble a block of Common Shares in excess of 5.0% of the then outstanding Common Shares or otherwise effect a change in control of the Trust.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The Trust and the Operating Partnership are newly formed and have no significant assets or operating history, and, as a result, Offerees may not have an opportunity prior to their election to accept the Exchange Offering to evaluate a significant number of properties in which the Trust and the Operating Partnership may acquire an interest.

o There can be no assurance as to the successful completion of this Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only the minimum number of Common Shares required to complete the Cash Offering will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of this Exchange Offering and the Cash Offering, which may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and effect the then prevailing market price of Common Shares.

o The use of Units being offered in this Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

o The aggregate book value of the 11 Exchange Properties initially targeted for acquisition in the Exchange Offering is less than the sum of the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, due to depreciation taken against the original price of the properties paid by the Exchange Partnerships and the appreciation of the properties since such purchase. Because the aggregate book value of the Exchange Properties is less than the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, the return on investment of the properties based on the deemed value of the properties in connection with the Exchange Offering will be less than the return on investment of the properties based on the Exchange Partnerships' book value.

o If acquisitions are consummated in respect of all 11 Exchange Properties initially targeted for acquisition in the Exchange Offering, the properties will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. In addition, the net cash proceeds of the Cash Offering (approximately $______ as of the date of this Prospectus) have not yet been committed to specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. The additional properties to be acquired will be determined by the management of the Trust taking into account the objectives of the Trust to acquire residential apartment properties which generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of apartment units and which provide the opportunity for capital appreciation. The purchase price to be paid for additional properties will be determined taking into account a number of factors, including, among others, the operating history and financial results of the property, the property's overall condition and the estimated appraised market value of the property determined by a qualified independent appraisal firm.

o The terms of the Exchange Offering were determined by the Trust with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on generally the same terms as currently exist.

o Following the Exchange Offering, if a large majority of the Exchange Limited Partners in a particular Exchange Partnership elect to accept the offering, limited partnership interests which are retained in that partnership by Exchange Limited Partners who elect not to accept the offering are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property would be sold in the near future due to the REIT provisions of the Code which would penalize the Trust if it sold a property interest in the short term.

                                   TAX STATUS

The Operating Partnership

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special Tax Counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes.

     In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Operating Partnership and the Trust, as its General
Partner:

o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation;

o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and (iii) the description in this Prospectus;

o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the Trust have represented to special Tax Counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the Trust have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special Tax Counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

The Trust

     The Trust intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "RISK FACTORS - Adverse Consequences of Failure to Qualify as a REIT" and the Cash Offering Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                 COMPENSATION OF MANAGING PERSONS AND AFFILIATES

Operating Partnership

     The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights and other rights as other holders of Operating Partnership Units. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership." The Agreement of Limited Partnership authorizes the Trust to cause the Operating Partnership to issue additional Operating Partnership Units to the Unitholders or to third parties or the Trust which have designations, preferences or other special rights that are senior to those of the Unitholders.

     No special fees or commissions were or will be paid to the Managing Shareholder or any affiliates, in connection with the Exchange Offer. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the Exchange Offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units exchanged in the particular transactions as a result of their efforts.

The Trust

     The following table describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and Affiliates in exchange for their respective services and expenses in connection with the Cash Offering and preparation of the Prospectus relating thereto, the operation of the Trust and the acquisition and disposition of the Trust's Property. The determination of the type and amount of such compensation was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."

                        OFFERING AND ORGANIZATIONAL STAGE



Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder (Baron   Non-recurring   non-accountable   fee   to   cover   $250,000
                              Advisors)   distribution,    due   diligence   and
                              organizational   expenses   associated   with  the
                              formation   of  the   Trust   and  the   Operating
                              Partnership  and  with the  Cash  Offering  (1% of
                              gross  proceeds from the Cash  Offering)  Managing
                              Shareholder  Non-recurring  non-accountable fee to
                              cover  $250,000  legal,  accounting and consulting
                              fees,  filing,  recording,  printing,  postage and
                              other  miscellaneous  expenses associated with the
                              Cash Offering (1% of gross  proceeds from the Cash
                              Offering)


Baron Capital Properties,     No  compensation  will be payable to the Corporate   Reimbursible     expenses    are
Inc. (the Corporate Trustee   Trustee for  performing  services on behalf of the   expected  to be  limited  to the
of the Trust)                 Trust   at   the   direction   of   the   Managing   expense of  operating  an office
                              Shareholder;  however,  reimbursement will be made   in    Delaware    (approximately
                              for reasonable  expenses incurred on behalf of the   $1,500  per year  initially)  as
                              Trust  which  are   approved  in  advance  by  the   required by the  Delaware  Act -
                              Managing Shareholder.                                see   "MANAGEMENT   -  Corporate
                                                                                    Trustee."

Managing  Shareholder         The Managing  Shareholder  and certain  Affiliates   Amount  of reimbursible  expenses
and Affiliates                are entitled to be reimbursed by the Trust for all   incurred on behalf of the Trust.
                              reasonable  direct expenses  incurred on behalf of
                              the  Trust,  including  but not  limited to legal,
                              accounting and consulting fees and other expenses,
                              to the extent those expenses were incurred by them
                              in carrying out responsibilities  assigned to them
                              under the  Declaration  of Trust for the Trust and
                              do not constitute payment for activities for which
                              they  already  receive  a fee or  compensation  as
                              described herein.

                         ACQUISITION AND OPERATING STAGE


Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder           Investment   fee   in  an   amount   (up   to       $1,000,000;     the    Managing
                               $1,000,000)  equal  to 4% of  gross  proceeds       Shareholder   may,  in  its  sole
                               from the Cash  Offering as  compensation  for       discretion,   share   all   or  a
                               investigating   and   evaluating   investment       portion    of   this   fee   with
                               opportunities  for the Trust and assisting in       non-Affiliates.
                               the consummation of its investments; one-half
                               of the fee is  payable  at the same time that
                               selling commissions are payable in connection
                               with the Cash  Offering,  and the  balance is
                               payable    proportionately    at   investment
                               closings based on amount invested

Managing Shareholder           Annual   fee   payable   under   the   Trust        $500,000  per year  payable  on a
                               Management     Agreement     for     ongoing        monthly  basis during the term of
                               management,  administrative,  and investment        the agreement  beginning  June 1,
                               advisory  services  for  the  Trust  (in  an        1998;  at its option the Managing
                               amount equal to 1% of gross  proceeds of the        Shareholder  may elect to be paid
                               Cash  Offering  plus 1% of the initial value        in   Common    Shares   with   an
                               of  Units  issued  in  connection  with  the        equivalent value.
                               Exchange Offering)

Brentwood Management, LLC or   Property   Management   Fee   for   managing        5% of  collected  rental  income
an Affiliate                   properties in which the Trust invests               from each  apartment  property it
                                                                                   manages  for the  Trust  plus $325
                                                                                   monthly  bookkeeping  fee;  it may
                                                                                   earn a monthly  performance fee of
                                                                                   $2.00  per  residential   unit  if
                                                                                   greater    than   96%   of   gross
                                                                                   potential rents are collected.

Managing Shareholder or an     Fee payable to the Managing  Shareholder  or        Fee  limited  to an amount  equal
Affiliate                      an Affiliate by a seller,  in certain  cases        to  up to  five  percent  of  the
                               where the Trust  acquires  one or more First        amount   raised   in   the   Cash
                               Mortgage  Loans or Junior  Mortgage Loans or        Offering.
                               accounts  receivable from existing creditors
                               of such  obligations,  title to a particular
                               property,   or  an  equity  interest  in  an
                               entity  which  owns  title  to a  particular
                               property  at a  discount  to  the  appraised
                               value of such  property  or equity  interest
                               determined    at   the    time    of    such
                               acquisition.

Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Baron Capital Properties,      No compensation  will be paid for performing        Reimbursible     expenses     are
Inc. (the Corporate Trustee    services  on  behalf  of  the  Trust  at the        expected  to be  limited  to  the
of the Trust)                  direction  of  the   Managing   Shareholder;        expense  of  operating  an office
                               however,  reimbursement  will  be  made  for        in    Delaware     (approximately
                               reasonable  expenses  incurred  on behalf of        $1,500  per  year  initially)  as
                               the Trust  which are  approved in advance by        required  by the  Delaware  Act -
                               the Managing Shareholder.                           see   "MANAGEMENT   -   Corporate
                                                                                   Trustee."

Managing Shareholder and       Subject to  operational  limitations on REITs       The  compensation,  price  or  fee
Affiliates                     for federal income tax purposes, the Trust is       payable must be  comparable to and
                               authorized  to  contract  with  the  Managing       competitive  with that  charged by
                               Shareholder  and  Affiliates to provide goods       a    third     party     rendering
                               and  services  other  than  those   specified       comparable   goods  and   services
                               herein,  but no such contract is contemplated       which  could  reasonably  be  made
                               at  this  time.   Any  such  contract   would       available to the Trust.
                               require,   among  other  things,   that  such
                               persons be previously engaged in the business
                               of  providing  such goods or  services  as an
                               ongoing  business and that the  compensation,
                               price or fee does not exceed  that  specified
                               in the third column.

Managing  Shareholder         The   Managing    Shareholder   and   certain       Amount  of reimbursible  expenses
and Affiliates                Affiliates  are entitled to be  reimbursed by       incurred on behalf of the Trust.
                              the Trust for all reasonable  direct expenses
                              incurred  on behalf of the  Trust,  including
                              but not  limited  to  legal,  accounting  and
                              consulting  fees and other  expenses,  to the
                              extent those  expenses  were incurred by them
                              in carrying out responsibilities  assigned to
                              them  under  the   Declaration   and  do  not
                              constitute  payment for  activities for which
                              they already receive a fee or compensation as
                              described herein.



                              CONFLICTS OF INTEREST

     The Managing Shareholder will use its best efforts to conduct the affairs of the Trust and the Operating Partnership for the benefit of the Shareholders and Unitholders, respectively. However, the Trust and the Operating Partnership are subject to various conflicts of interest arising out of their relationship with the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors, the Shareholders and the Unitholders, including but not limited to those described below.

     The Managing Shareholder was formed for the sole purpose of serving as the Managing Shareholder of the Trust. Certain Affiliates of the Managing Shareholder, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of the Managing Shareholder are corporate general partners of 46 other Delaware or Florida real estate limited partnerships that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western portions of the United States. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that Affiliates of the Managing Shareholder will organize similar programs in the future.

     Certain Affiliates of the Managing Shareholder have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties similar to those which the Trust may seek to acquire. In addition, the Trust may attempt to acquire interests in properties from certain partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust and the Managing Shareholder and are principal Unitholders in the Operating Partnership. Therefore, individually and collectively they have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. Mr. McGrath is also the sole principal of the corporate general partners of the real estate investment limited partnerships described above, certain of which own interests in residential apartment properties in which the Trust may acquire an interest.

     In order to eliminate or minimize conflicts of interest among the Trust and such Affiliates which may arise in such situations, the Trust has adopted provisions in the Declaration which require that at least a majority of the members of the Board be Independent Trustees and that a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     In addition, the Trust has adopted the following method of allocation of the acquisition of properties between the Trust and such other affiliated partnership programs seeking similar properties. Except in unusual circumstances, the Trust will not invest the net proceeds from the Cash Offering in property investments until such similar programs sponsored prior to the Cash Offering have specified for investment or committed to invest at least 50% of their investment funds in respect of particular properties, and no such similar program sponsored subsequent to the Cash Offering will invest in respect of a particular property until the Trust has specified for investment or committed to invest at least 50% of its net offering proceeds in respect of particular properties. The Board and the Independent Trustees are responsible for overseeing the allocation of the acquisition of properties under the circumstances described above to insure that the foregoing allocation method is applied fairly to the Trust. However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

     In most cases, the management of the Managing Shareholder and its Affiliates is identical. For example, the President, sole stockholder and sole director of the Managing Shareholder is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the second paragraph of this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by Affiliates of the Managing Shareholder may also result in conflicting demands upon the time and effort of the management of the Managing Shareholder in the performance of its duties to the Trust. However, the Managing Shareholder will devote as much attention to the Trust's activities as is reasonably necessary to manage the Trust.

     In the event that any dispute arises in which the interests of the Trust and any other programs sponsored by the Affiliates of the Managing Shareholder diverge, the Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

     The Managing Shareholder and certain Affiliates are entitled under the Declaration to receive certain fees and other compensation, payments and reimbursements discussed in this Prospectus. Such fees and other compensation generally were not determined through a process of arm's length bargaining. The prices payable and terms of such transactions may not necessarily be determined by reference to costs to the Managing Shareholder or such Affiliates, independent appraisals or comparable third party transactions. As a result, the fees, compensation, prices or terms may not reflect the fair market value of the services to be rendered to the Trust by the Managing Shareholder or Affiliates or the value of the property acquired or disposed of.

     In addition, the level of compensation payable to the Managing Shareholder or its Affiliates in connection with the organization and operation of the Trust may be greater or less than that payable in connection with the organization and operation of the other investment programs sponsored by such Affiliates.

     The interests of the Shareholders and Unitholders may be inconsistent in some respects with the interests of the Managing Shareholder. The Managing Shareholder and certain of its Affiliates, by reasons of their interests in the Trust and their receipt of compensation and fees from the Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the Trust's Property may produce an economic benefit for the Managing Shareholder and/or an Affiliate but adverse tax consequences for the Shareholders and Unitholders. Also, circumstances may arise where termination of business by the Trust or the Operating Partnership may be advantageous to the Managing Shareholder and/or Affiliates, while continuation of the Trust and/or the Operating Partnership might be advantageous to the Shareholders and the Unitholders.

     The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board of the Trust and each of their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - Liability and Indemnification - The Operating Partnership" and " - The Trust."

     The Managing Shareholder intends to utilize the services of certain suppliers of goods and services for the Trust and the Operating Partnership that have previously provided goods or services to prior investment programs organized by Affiliates of the Managing Shareholder. While such providers of goods and services are unaffiliated with the Managing Shareholder, the existence of previous business relationships may affect the ability of the Managing Shareholder to independently represent the interests of the Trust and the Operating Partnership with respect to such providers of goods and services in light of such other business relationships. While the Managing Shareholder believes that it has represented and will continue to represent the interests of the Trust and the Operating Partnership and believes that there are benefits to utilizing the services of parties with whom the Managing Shareholder has previous experience, Offerees who are concerned about such potential conflicts are advised to request further information from the Managing Shareholder and to independently evaluate such relationships.

     The Managing Shareholder has provided no independent representation of Offerees in connection with this Exchange Offering, and each Offeree should seek independent advice and counsel before deciding whether to accept the Exchange Offering.

     While potential conflicts of interest, including those described herein, may not be entirely eliminated, the Trust believes that any actual conflicts that may arise will not materially affect the obligation of the Managing Shareholder, the Independent Trustees, and any other members of the Board to act in the best interests of the Trust and the Operating Partnership and their Shareholders and Unitholders. See "FIDUCIARY RESPONSIBILITY" and "RISK FACTORS."


                            FIDUCIARY RESPONSIBILITY

     The Managing Shareholder, the Trustees and other members of the Board of the Trust are deemed to be in a fiduciary relationship to the Trust and the Operating Partnership and their Shareholders and Unitholders, respectively, and consequently must exercise good faith and integrity in handling the affairs of the Trust and the Operating Partnership. The Trustees and other members of the Board of the Trust also have a fiduciary duty to the Shareholders and Unitholders to supervise the relationship of the Trust and the Operating Partnership with the Managing Shareholder. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (i.e., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (i.e., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the Federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Securities Act of 1933, as amended, for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

     The foregoing summary is based on statutes, rules and decisions as of the date of this Prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by the Managing Shareholder, an Independent Trustee or any other member of the Board has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

     The Declaration of Trust and the Operating Partnership Agreement provides that the Trust and the Operating Partnership, respectively, will indemnify the Managing Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of the Trust and the Operating Partnership within the scope of the Declaration and the Operating Partnership Agreement, as the case may be, unless negligence or misconduct is involved. As a result of these indemnification arrangements, Offerees who accept the Exchange Offering and Shareholders of the Trust have more limited rights of action than they would have absent the limitations in the Declaration and the Operating Partnership Agreement. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the  Securities  Act and is,  therefore,
unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     The Managing Shareholder is not permitted to commingle any funds of the Trust or the Operating Partnership with its own funds or the funds of any other person. The Trust and the Operating Partnership are expressly prohibited from making any loans to the Managing Shareholder. The Trust and the Operating Partnership may borrow money from the Managing Shareholder, but only on terms which are competitive with those offered by unrelated lending institutions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements, including statements regarding, among other items: (i) the anticipated business strategies of the Trust and the Operating Partnership and (ii) the intention of the Trust and the Operating Partnership to acquire property interests in exchange for cash proceeds the Trust receives from the Cash Offering and contributes to the Operating Partnership, loan proceeds from any debt financings they may effect, any available net operating revenue of the Operating Partnership, and Units of the Operating Partnership in connection with the Exchange Offering and other possible transactions. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors discussed elsewhere in this Prospectus, including, without limitation, under the captions "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP," "SUMMARY OF RISK FACTORS," "RISK FACTORS," "TAX STATUS," "CONFLICTS OF INTEREST," "THE EXCHANGE OFFERING," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES," "PROPOSED INITIAL REAL ESTATE INVESTMENTS," "FEDERAL INCOME TAX CONSIDERATIONS," "SUMMARY OF DECLARATION OF TRUST," and "TERMS OF THE OFFERING." When used in this Prospectus the words "anticipate," "expect," "estimate," "intend," "believe," "project," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, intended, believed or projected. Among the key factors that may have a direct bearing on the Trust's business, financial condition and results of operations are the effects of risks associated with (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties,
(ii) changes in the performance of the operations of properties in which the Trust and the Operating Partnership acquire an interest, and (iii) the volatility of the trading market for the Common Shares and general economic conditions. The Trust and the Operating Partnership assume no obligation to update such forward-looking statements or to advise of changes in the assumptions and factors on which they are based. Given these uncertainties, offerees are cautioned not to place undue reliance on such forward-looking statements.

                                  RISK FACTORS

     Offerees should carefully consider the following material risk factors, in addition to the other information set forth in this Prospectus, in connection with this Exchange Offering, an investment in the Units being offered hereby and Common Shares in the Trust and the proposed operations of the Trust and the Operating Partnership. See also "SUMMARY OF RISK FACTORS" above.

     Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and its affiliate, Baron Capital Properties, L.P., which is making the Exchange Offering pursuant to this Prospectus and which will conduct the real estate operations of the Trust and hold its property interests.

The Trust and the Operating Partnership

No Operating History

     Operating Partnership Units offered hereby and Trust Common Shares into which Operating Partnership Units are exchangeable must be considered speculative investments, and there can be no assurance that the Trust will fulfill its investment objectives. The Trust, the Operating Partnership and the Managing Shareholder have no operating history. In addition, the Operating Partnership's assets will consist primarily of direct or indirect equity or debt investments it may make in respect of particular residential apartment properties and thus will be largely dependent upon the successful operation of such properties. Management of the Managing Shareholder and Affiliates has substantial prior experience in and knowledge of the residential apartment property market and its financing, and has significant experience in the management of investment programs. Subject to the REIT provisions of the Code and regulations issued thereunder and certain limitations set forth in Section 1.9 of the Declaration, the Trust and the Operating Partnership will also be authorized to invest in raw land, stocks, bonds, notes, partnership interests and other securities, and thus will be dependent to a lesser extent upon the satisfactory performance of such securities. See "FEDERAL INCOME TAX CONSIDERATIONS" for a description of the REIT provisions of the Code and regulations issued thereunder and Section 7.4 of the Declaration of the Trust regarding such permitted investments.

Limited Marketability of Units and Common Shares

     Although Operating Partnership Units to be issued in this Exchange Offering and Trust Common Shares issued and to be issued in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable, such Units and Common Shares will not be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange immediately following the effective date of such Securities Act registration. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares to be issued in connection with the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable, and expects to qualify for listing prior to the completion of the offerings. However, there can be no assurance that the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing. In addition, the initial public offering price of Common Shares being offered in the Cash Offering and the initial value of the Units to be issued in the Exchange Offering may not be indicative of the market price for Common Shares after the Exchange Offering and the Cash Offering.

     Prior to the Exchange Offering and the Cash Offering, there has not been a public market for Units or Common Shares. Although Common Shares are expected to be listed for trading on AMEX immediately prior to the completion of the Exchange Offering and the Cash Offering, it is possible that no public market for the Common Shares will ever develop or be maintained after the completion of the offerings. Thus there can be no assurance that an active trading market will develop after the offerings. Accordingly, an Offeree should participate in the Exchange Offering only as a long-term investment and should be prepared to remain a Unitholder or Shareholder indefinitely. In addition, to facilitate the Trust' continued compliance with federal tax laws and regulations governing REIT's, the Declaration of Trust contains significant restrictions relating to the ownership and transfer of Shares. See " - Limits on Ownership and Transfers of Shares," "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer," and Article 2A of the Declaration of the Trust.

Effect on Price of Units and Common Shares Available for Future Sale

     Future sales or issuances of a substantial number of Common Shares and Units following the completion of the Cash Offering and the Exchange Offering, or the perception that such sales or issuances could occur, could adversely affect then prevailing market prices for Common Shares. In addition to up to 2,500,000 Common Shares to be issued in the Cash Offering, up to approximately 1,200,000 Operating Partnership Units (exchangeable into an equivalent number of Common Shares subject to conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions") have been issued to the Original Investors in the Operating Partnership in connection with its initial capitalization, and up to 2,500,000 Units (exchangeable into an equivalent number of Common Shares) may be issued in the Exchange Offering to sellers of property interests in exchange for such property interests. In addition, the Compensation Committee of the Board of the Trust may vote to reserve additional Common Shares for issuance in connection with option plans that may be adopted by the committee. See
"MANAGEMENT - Option Plan" and "THE TRUST AND THE OPERATING PARTNERSHIP-Ownership of the Trust and the Operating Partnership." The Original Investors have entered into an escrow agreement with the Trust under which they have agreed to not exchange such Units for Common Shares or sell Common Shares for a period of at least six years following the date of the Cash Offering Prospectus (May 15, 1998) unless the Trust achieves certain operating results described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions."

Effect of Market Interest Rates on Common Share Prices

     One of the factors that may influence the price of the Common Shares in public markets will be the annual yield from dividend distributions made by the Trust and the Operating Partnership to Shareholders and Unitholders, respectively. Thus, following the completion of the Cash Offering and the Exchange Offering, an increase in market interest rates may lead future purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

Arbitrary Offering Price

     The offering price of $10.00 per Common Share and the equivalent initial deemed value per Unit have been arbitrarily established by the Trust, and do not necessarily represent a price at which the Common Shares or Units could be resold, if at all. See " - Limited Marketability of Units and Common Shares."

Participation Rights of Unitholders and Shareholders in Management

     Management of the Trust and the Operating Partnership is vested in the Managing Shareholder (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Shareholders and Unitholders will generally not have the right to participate in the management of the property of the Trust and the Operating Partnership or in the decisions of the Managing Shareholder relating to their investments. See Sections 1.9, 6.1 and 7.1 of the Declaration of the Trust. Although the members of the Board of the Trust owe fiduciary duties to the Trust, their failure to enforce the material terms of any of the Trust agreements, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to the Trust.

Distributions to Shareholders and Unitholders Affected by Many Factors

     Distributions by the Trust to Shareholders and by the Operating Partnership to the Unitholders will be based principally on cash available for distributions from properties in which the Operating Partnership invests. Increases in rents under leases of properties acquired by the Operating Partnership will increase the cash available for distribution to Shareholders and Unitholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns.

     The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance future acquisitions and capital improvements of properties without additional debt or equity financing. If the Trust incurs indebtedness in the future, it will require additional funds to service such indebtedness and, as a result, amounts available to make distributions may decrease. Distributions by the Trust will also be dependent on a number of other factors, including the financial condition of the Trust and the Operating Partnership, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Trust deems relevant. In addition, the Trust and the Operating Partnership may issue from time to time additional Common Shares, Preferred Shares, Units or debt securities in connection with the acquisition of properties or in certain other circumstances. No prediction can be made as to the number of such Common Shares, Preferred Shares, Units or debt securities which may be issued, if any, and, if issued, the effect on cash available for distribution, on a per Share or Unit basis, to Shareholders and Unitholders, respectively. Such issuances, if any, would have a dilutive effect on cash available for distribution on a per Share and Unit basis to Shareholders and Unitholders.

     To obtain the favorable tax treatment associated with REITs, the Trust generally will be required to distribute to its Shareholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. In addition, the Trust will be subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains). The Trust will also be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year, are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. Pursuant to the 1997 Act, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's Shares would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains.

     The Trust intends to make distributions to its Shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require the Trust to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. See Section 1.9 of the Declaration.

Distributions  to  Shareholders  and  Unitholders   Dependent  upon  Profits  of
Operating Partnership

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units. The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of Units. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and offerees in the Exchange Offering who elect to receive Units in exchange for such offeree's property interests, will own the remaining economic interest in the Operating Partnership.

     Distributions of available cash flow to Shareholders of the Trust and Unitholders of the Operating Partnership will be dependent upon the operating profits generated by the Operating Partnership. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any conversion of Units into Common Shares or any exercise of Common Share purchase warrants issued by the Trust to the Dealer Manager and participating broker-dealers in the Exchange Offering), immediately upon the completion of the offerings, the Shareholders of the Trust (including offerees who acquire Common Shares in the Cash Offering and certain broker-dealers who effect transactions in connection with the Exchange Offering) would receive approximately 41.5% of any distributions made by the Operating Partnership; the Unitholders (including offerees who accept the Exchange Offering and the Original Investors) would receive the remaining approximately 58.5% of such distributions. The actual percentage allocation of any cash distributions between the Shareholders of the Trust and the Unitholders of the Operating Partnership will be dependent upon the number of Common Shares and Units outstanding as of the date of the particular cash distribution, which in turn will be dependent upon (i) the actual mix of the number of Common Shares which are issued in the Cash Offering and the number of Units which are issued in the Exchange Offering and (ii) the number of issued Units which have been exchanged by their holders into Common Shares as of the date of the particular cash distribution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Liability and Indemnification of the Managing Persons

     Although the Managing Shareholder, Independent Trustees and other members of the Board will be accountable to the Trust and the Operating Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in handling the assets and affairs of the Trust and the Operating Partnership, the Declaration of the Trust and the Operating Partnership Agreement provide that such persons and their respective officers, directors, shareholders, partners, agents and employees will not be liable to the Trust, the Operating Partnership or any of the Shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Declaration and the Operating Partnership Agreement. Moreover, the Declaration provides that the Trust will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and such other persons against all liabilities, costs and expenses (including legal fees and expenses) incurred by the Managing Shareholder or any such persons arising out of or incidental to this Offering or the operation of the Trust and the Operating Partnership on certain conditions. See Section 3.7 of the Declaration and Section 7.7 of the Operating Partnership Agreement. As a result, the Shareholders and Unitholders will have more limited rights against the Managing Shareholder and such persons than they would have absent the limitations in the Declaration and the Operating Partnership Agreement. See "FIDUCIARY RESPONSIBILITY" and "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Delaware Business Trust

     The Trust has been organized as a Delaware business trust having limited liability of the Shareholders of the Trust. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust.
Other states have not enacted such legislation, although it is expected (although not assured) that most of such states will also recognize the limited liability of the Shareholders. Accordingly, there is a risk that Shareholders will not have limited liability for activities of the Trust in any other state in which the Trust may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust. Such risk is substantially, if not entirely, mitigated by the Trust conducting its activities and holding its interest in properties in the Operating Partnership.

Issuance of Additional Securities

     The Trust and the Operating Partnership have authority to offer authorized but unissued Shares (which may be comprised of Common Shares and/or Preferred Shares in the discretion of the Trust), debt securities and Units in exchange for property or otherwise. In order to facilitate the Exchange Offering, the Trust has registered with the Commission 2,500,000 Units of the Operating Partnership and an additional 2,500,000 Common Shares into which such Units are exchangeable by their holders, subject to certain restrictions. In addition, the Trust intends to investigate making an additional public or private offering of Common Shares or Units within the 12-month period following the commencement of the Cash Offering (May 18, 1998) if the Managing Shareholder determines that suitable property acquisition opportunities are available at attractive prices and such an offering would fulfill its cost of funds requirements. Offerees who acquire Operating Partnership Units in connection with the Exchange Offering will have no preemptive rights to acquire any such additional Shares, debt securities or Units, and could suffer dilution as a result of subsequent issuances of securities. See Article 2 of the Declaration and Section 4.2 of the Operating Partnership Agreement.

Limits on Ownership and Transfers of Shares

     In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Trust's Shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Trust, or an owner of 10% or more of the Trust, actually or constructively, owns 10% or more of a tenant of the Trust (or a tenant of any partnership in which the Trust is a partner), the rent received by the Trust (either directly or indirectly through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." In order to protect the Trust against the risk of losing REIT status due to a concentration of ownership among its Shareholders, the Declaration of the Trust limits actual or constructive ownership of the Shares by any single Shareholder (other than the Original Investors) to 5.0% (the "Limit") of the then outstanding Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer." The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. The Managing Shareholder will waive the Limit with respect to a particular Shareholder if it is satisfied, based upon the foregoing, that ownership by such Shareholder in excess of the Limit would not jeopardize the Trust's status as a REIT and the Managing Shareholder otherwise decided that such action would be in the best interests of the Trust.

     Actual or constructive ownership of Shares in excess of the Limit, or with the consent of the Managing Shareholder, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of Shares in excess of the Limit, or, with the consent of the Managing Shareholder, such other limit, as applicable. Such purported transferee or owner would have no right to vote such Shares or be entitled to dividends or other distributions with respect to such Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration for additional information regarding the Limit.

Anti-Takeover Provisions

     The ownership limitations set forth in the Declaration of the Trust described above at " - Limits on Ownership and Transfer of Shares" could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration for additional information regarding the ownership limitations.

Dependency on Key Management

     The Trust and the Operating Partnership will be dependent upon the efforts of management of the Trust and the Managing Shareholder (primarily Gregory K. McGrath and Robert S. Geiger) and other members of management (including, without limitation, the Independent Trustees and any other members of the Board of the Trust). While the Trust believes that it could find replacements for such management, the loss of their services could have an adverse effect on the business, financial condition and operating results of the Trust and the Operating Partnership.

Influence of Original Investors

     Following the completion of the Cash Offering and the Exchange Offering (regardless of whether the minimum or maximum amount or any other amount of the Cash Offering is sold or the Exchange Offering is completed in full or in part), Mr. McGrath and Mr. Geiger, the Original Investors in the Operating Partnership, will each own an amount of Units in the Operating Partnership which are exchangeable (with certain escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of the Cash Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Under the Declaration of the Trust no other Shareholder may hold more than 5.0% of the beneficial interest in the Trust. Although a majority of the members of the Board will be unaffiliated Independent Trustees in accordance with the Trust's Declaration of Trust, Mr. McGrath serves as the Chief Executive Officer of the Trust and the President, sole stockholder and sole director of the Managing Shareholder, and Mr. Geiger serves as Chief Operating Officer of each company. See "MANAGEMENT." Although there is no agreement, understanding or arrangement for such individuals to act together in any manner, they are in a position to exercise significant influence over the affairs of the Trust and the Operating Partnership Agreement if they were to act together in the future. Accordingly, the Original Investors have significant influence over the affairs of the Trust and the Operating Partnership which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders of the Operating Partnership. See "MANAGEMENT" and "INVESTMENT OBJECTIVES AND POLICIES
- Trust Policies with Respect to Certain Activities - Conflict of Interest Policies."

Conflicts of Interest

     The Trust is subject to conflicts of interest arising out of its relationship to the Operating Partnership, the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors, Shareholders, and offerees in the Exchange Offering and other sellers of property interests who receive Units in exchange for their property interests. For example, certain Affiliates of the Managing Shareholder have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership may seek to acquire. In addition, the Trust and the Operating Partnership may attempt to acquire interests in properties from certain partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, as described above at " - Influence of Original Investors," the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust and the Managing Shareholder and have received a significant number of Units in the Operating Partnership in connection with the formation of the Trust and the Operating Partnership. Therefore, individually and collectively they will have significant influence over the affairs of the Trust and the Operating Partnership which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders of the Operating Partnership. Mr. McGrath is also the sole principal of the corporate general partners of numerous real estate investment limited partnerships, certain of which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest.

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest. These policies include provisions in the Declaration which require that (i) at least a majority of the members of the Board be Independent Trustees and (ii) a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, or any of their respective Affiliates. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Conflict of Interest Policies." However, there can be no assurance that these policies will always be successful in eliminating the influence of such potential conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders. While the potential conflicts of interest cannot be eliminated, the Trust believes that any actual conflicts will not materially affect the obligation of the Managing Shareholder and the Board to act in the best interests of the Trust and its Shareholders and the Operating Partnership and its Unitholders. See "CONFLICTS OF INTEREST."

Success of Public Offerings

     In the Cash Offering the Trust is offering 2,500,000 Common Shares for sale at $10 per share (maximum gross proceeds of $25,000,000). To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units in the Operating Partnership (and the Trust has registered an additional 2,500,000 Common Shares into which holders of Units may exchange such Units, subject to certain conditions) which it intends to use, together with or as an alternative to the cash proceeds of the Cash Offering, to acquire property interests. There can be no assurance, however, as to the successful completion of the Cash Offering and the Exchange Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only the minimum number of Common Shares required to complete the Cash Offering will be sufficient to meet the investment objectives of the Trust.

     In addition, during the period of the Cash Offering and the Exchange Offering there may be ongoing unregistered private offerings by real estate limited partnerships sponsored and managed by Affiliates of the Managing Shareholder. Therefore, despite the different nature and scope of proposed activities of the Trust and such partnerships, the Trust will be competing with such unregistered offerings to sell investment securities to prospective Investors with the possible adverse effect that the Trust will sell fewer Common Shares in the Cash Offering than otherwise might be the case absent such unregistered offerings. See " - Conflicts of Interest."

Dilution

     In connection with the formation of the Trust and the Operating Partnership, each of Mr. McGrath and Mr. Geiger, the Original Investors, has received an amount of Units in the Operating Partnership which are exchangeable (subject to escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration. Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay a higher price per Common Share and Unit than the Original Investors paid for their Units. As a result of the issuance of such Units to the Original Investors and the use of a portion of the gross proceeds of the Cash Offering to cover expenses of the Cash Offering and the Exchange Offering and the investment fee payable to the Managing Shareholder in connection with the acquisition of property interests using the net proceeds of the Cash Offering, purchasers of Common Shares in this Offering and Offerees who accept the Exchange Offering will experience immediate dilution in their investment in the Trust and the Operating Partnership, respectively. To the extent that the Trust and the Operating Partnership issue additional securities in the future (including, without limitation, Common Shares purchased by broker-dealers who exercise warrants to purchase Common Shares received as partial compensation for their services in connection with the Cash Offering), there will be further dilution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership." In addition, the Exchange Properties which the Operating Partnership anticipates will be the initial properties it will acquire in connection with the Exchange Offering have not previously been put on the market for sale by the Exchange Partnerships, and the acquisition of such properties by the Operating Partnership at their estimated appraised value may result in the properties being carried at a value above or below what may be obtainable in the market. Moreover, any acquisition of property interests in the Exchange Offering above their carrying value would result in deferred gains to the sellers and could reduce the potential returns on investment results for the Operating Partnership.

Uncertainty of Success of Exchange Offering and Cash Offering

     The Operating Partnership will conduct all of the Trust's real estate operations and hold title to property interests acquired. In the Exchange Offering, the Operating Partnership will offer to exchange registered Units to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership anticipates that it will acquire property interests indirectly owned by partners in 10 real estate limited partnerships managed by Affiliates of the Managing Shareholder and by partners in a real estate limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering. The Trust intends to investigate other investment opportunities to issue the balance of the Units to be registered in exchange for property interests in other Exchange Offering transactions, including interests held in 13 additional properties by other limited partnerships managed by Affiliates of the Managing Shareholder and interests held in one additional property by a limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering. The Operating Partnership will also investigate investment opportunities involving property interests owned by unaffiliated persons. See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP," "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     Since the Trust will contribute to the Operating Partnership the net cash proceeds from the sale of Common Shares in the Cash Offering in exchange for an equivalent number of Operating Partnership Units, the Trust will have an economic interest in the Operating Partnership which will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. Thus, the performance of an investment in Common Shares will depend at least in part upon successful completion of the Exchange Offering and profitable operating results of the properties in which the Operating Partnership acquires an interest in connection with the Exchange Offering. There can be no assurance that a significant number of offerees will accept the terms of the Exchange Offering or that properties acquired in the Exchange Offering, if any, will generate operating profits sufficient to permit the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders. See " - Investment Risks," " - Risks of Real Estate Acquisitions" and " - Operating Risks."

     Similarly, the Operating Partnership will use the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units (i) to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. Therefore, the successful performance of the Operating Partnership will be largely dependent upon the successful completion of the Cash Offering.

     Each of the 25 properties which the Trust contemplates acquiring in connection with the Exchange Offering is a multi-family residential apartment property located in the southeastern or midwestern portion of the United States. These properties have been selected for acquisition by the Trust because the Trust believes that they have the potential to provide attractive returns with significant potential growth in cash flow from property operations and in investment value. In addition, the Trust believes that such properties (i) are strategically located, of high quality and competitive in their respective markets and (ii) are available in exchange for registered Units of the Operating Partnership and at prices below estimated replacement costs.

Prior Performance of Properties to be Acquired in Exchange Offering

     The annual rate of return on investment for 1997 and for the first quarter of 1998 generated by the properties contemplated to be acquired by the Operating Partnership in connection with the Exchange Offering ranged between zero and ten percent. The annual rate of return on investment for those periods generated by other residential apartment properties owned by other limited partnerships managed by Affiliates of the Managing Shareholder of the Trust ranged between zero and twelve percent. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with the Cash Offering and the Exchange Offering. There can be no assurance that Shareholders of the Trust and Offerees who accept the Exchange Offering will experience returns, if any, comparable to or in excess of those experienced by investors in certain of the Exchange Partnerships or in certain other real estate limited partnerships managed by Affiliates of the Managing Shareholder.

Deemed Property Value in Exchange Offering Exceeds Current Book Value

     The aggregate book value of the Exchange Properties is less than the sum of the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, due to depreciation taken against the original price of the properties paid by the Exchange Partnerships and the appreciation of the properties since such purchase. Because the aggregate book value of the Exchange Properties is less than the deemed value of the Operating Partnership Units proposed to be paid for the Exchange Properties plus first mortgage indebtedness to which the properties are subject, the return on investment of the properties based on the deemed value of the properties in connection with the Exchange Offering will be less than the return on investment of the properties based on the Exchange Partnerships' book value.

Uncertainties Regarding Property Acquisitions

     In the Exchange Offering, the Operating Partnership will offer to exchange registered Units to acquire interests in residential apartment properties. If acquisitions are consummated in respect of all 11 Exchange Properties initially targeted for acquisition in the Exchange Offering, the properties will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined.

     Similarly, the Operating Partnership will use a portion of the net cash proceeds of the Cash Offering to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests. As of the date of this Prospectus, the net cash proceeds of the Cash Offering (approximately $___________) have not yet been committed to specific properties. Although the Managing Shareholder has several investment opportunities under review for the application of such proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Trust may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Trust may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto.

     Therefore, prior to deciding whether to accept the Exchange Offering, Offerees may not have available any information to evaluate any properties which the Operating Partnership intends to acquire using Units in the Exchange Offering or net cash proceeds of the Cash Offering. In addition, Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Consequently, Offerees will be relying upon the judgment of the Trust's management for such decisions. The additional properties to be acquired will be determined by the management of the Trust taking into account the objectives of the Trust to acquire residential apartment properties which generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of apartment units and which provide the opportunity for capital appreciation. The purchase price to be paid for additional properties will be determined taking into account a number of factors, including, among others, the operating history and financial results of the property, the property's overall condition and the estimated appraised market value of the property determined by a qualified independent appraisal firm.

No Separate Representation of Offerees

     The terms of the Exchange Offering were determined by the Trust with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering. As described herein at "THE EXCHANGE OFFERING - Exchange Property Appraisals," the Trust has retained two reputable independent appraisal firms to prepare appraisal reports as to the fair market value of each of the Exchange Properties to be involved in the initial transactions of the Exchange Offering. Offerees should note, however, that appraisals are only opinions of the value and cannot be relied upon as measures of realizable value. The amount that an owner of an Exchange Property might realize from a sale thereof may be more or less than estimates of the value considered by the appraiser, depending upon condition of the property, current and anticipated uses and zoning, financial, economic, market and other considerations that may affect a property's value.

No Rights of Dissent

     Offerees who elect not to accept the Exchange Offering being made by the Operating Partnership pursuant to this Prospectus will retain their existing limited partnership interest in their respective Exchange Partnership. Upon the completion of the Exchange Offering, ownership of the limited partnership interests in each Exchange Partnership will be held by the Operating Partnership and any Exchange Limited Partners of the respective Exchange Partnership who elect not to accept the Exchange Offering. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

Lack of Liquidity of Retained Interest in an Exchange Partnership Following the Exchange Offering

     Exchange Limited Partners who elect not to accept the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership with generally the same rights they had prior to the offering. Following the Exchange Offering, if a large majority of the Exchange Limited Partners in a particular Exchange Partnership elect to accept the offering, limited partnership interests which are retained in that partnership by Exchange Limited Partners who elect not to accept the offering are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property would be sold in the near future due to the REIT provisions of the Code which would penalize the Trust if it sold a property interest in the short term.

Property Investments

Investment Risks

     The results of the Trust's operations will depend, among other things, upon the quality of opportunities available for investment. It is possible that the properties in which the Trust invests will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. The performance of an investment in the Trust will depend on many factors over which the Trust may have no control, including without limitation the continuation of certain advantageous provisions of federal tax laws, adverse changes in national and local economic conditions, increases in operating costs, adverse local conditions such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of the Trust's investments, which may reduce the desirability of real estate in the area, excessive building, changes in interest rates, the availability of long-term mortgage funds, changes in federal, state or local government laws, regulations, or policies, changes in tax laws, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes, hazardous substances and other environmental problems in respect of the Trust's investments, the availability of financing for operating or capital needs and the management capabilities of the management of the Managing Shareholder and the Trust and their respective Affiliates and developers, borrowers and property managers.

     The above factors may also adversely affect the ability of a borrower to meet its repayment obligations to the Trust in connection with Mortgage Loans that may be provided or acquired by the Trust. In the event of a default under such an obligation, the Trust may experience substantial delays in enforcing its rights as mortgagee and may incur substantial costs associated with protecting its investment. The Trust may be required to acquire title to a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. In such circumstances, the Trust may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover its investment.

     The Trust may provide or acquire Mortgage Loans which provide for the repayment of principal, in whole or in part, in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to obtain refinancing or sell a particular property securing such property. There is no assurance that either replacement financing or a sale can be obtained by the borrower. The borrower's ability to refinance or sell its property will depend on general economic conditions, the value of the property and, in the case of a refinancing, upon the financial strength of the borrower. In the event the borrower fails to make any necessary payment upon maturity or scheduled payments as they become due, the Trust may be compelled to institute foreclosure proceedings.

     The Trust expects that Mortgage Loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis under which the other participants in respect of the property would not be responsible for the debt and the Trust would be able to look only to the unencumbered assets of the property for repayment. In many cases, the Trust is expected to be secured by a Second Mortgage that is subordinated to a First Mortgage. In the event of a default on a Senior Mortgage, the Trust may find it necessary to make payments to prevent foreclosure on the Senior Mortgage, without necessarily improving the Trust's position with respect to the underlying real property. Failure to make such payments could result in foreclosure on the Senior Mortgage and the extinguishment of the Trust's Junior Mortgage. In such event, the Trust's entire investment in the property could be lost. In addition, non-payment of any subordinated Mortgage Loan that may be made or acquired by the Trust may constitute an event of default to a borrower under the underlying Senior Mortgage Loan(s), and such Senior Mortgage Loan(s) may have to be repaid by the borrower before Shareholders in the Trust and Unitholders in the Operating Partnership will receive any return on their investment in Common Shares and Units, respectively. Furthermore, Mortgage Loans will not be insured or guaranteed by governmental agencies or otherwise.

     If the Trust owns real property directly, it may be on a pari passu basis with other investors. In the event of a default under such an investment, the Trust remedies may be limited by the size of the Trust's investment relative to that of other participants.

Lack of Liquidity of Real Estate

     Real estate investments are relatively illiquid, and, therefore, the Trust will have limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to the Shareholders and Unitholders.

Capital Improvements

     Properties in which the Trust may invest will vary in age and require capital improvements regularly. The cost of such capital improvements (including capital improvements that may be required in respect of properties in which the Trust intends to acquire an interest from real estate limited partnerships managed by Affiliates in connection with the Exchange Offering) may be funded out of the net proceeds of the Cash Offering, available cash flow of the Trust or borrowed funds. If the costs of improvement, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to Shareholders and Unitholders could be reduced.

Risks of Real Estate Acquisitions

     The Trust intends to actively seek to acquire interests in residential apartment properties to the extent they can be acquired on advantageous terms and meet the Trust's investment criteria. See "INVESTMENT OBJECTIVES AND POLICIES." Acquisitions in respect of such properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

     The Trust will acquire property interests from time to time in exchange for cash or unissued Units. The Trust will obtain appraisals with respect to the market value of any property interest that the Trust will acquire or an opinion as to the fairness of the allocation of Units in the Operating Partnership to sellers of property interests. Appraisals and fairness opinions are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of the aggregate percentage interests in the Operating Partnership paid to persons contributing assets to it in exchange for Units is equivalent to the value the Trust and the Operating Partnership will realize from those contributions, that the initial public offering price of the Cash Offering reflects the fair market value of the interests of the purchasers of Common Shares in the Cash Offering or that the cash price for any properties acquired by the Trust is fair and reasonable.

Real Estate Financing Risks

     The Trust will be subject to the risks normally associated with debt financing, including the risks that the Trust's cash flow will be insufficient to meet required payments of principal and interest on any indebtedness of the Trust, the risk that the interest rates on any adjustable interest rate indebtedness will increase, the risk that indebtedness on the Trust's properties will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Trust were unable to refinance its indebtedness on acceptable terms, if at all, the Trust might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to the Trust and might adversely affect the cash available for distribution to Shareholders and Unitholders. If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, the Trust's interest expense would increase, which would adversely affect the Trust's cash flow and its ability to pay distributions to Shareholders and Unitholders. Further, if a property is mortgaged to secure payment of indebtedness, and the Trust is not able to meet mortgage payments, or is in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies, all with the consequence of loss of income and asset value to the Trust and the Operating Partnership. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Trust's ability to meet the REIT distribution requirements of the Code.

     In connection with the Trust's acquisition of an equity interest in a given property, the Trust may assume the seller's obligations under any underlying Mortgage Loan or obtain Mortgage financing in connection with the acquisition. Any such loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of the Trust to repay such obligation may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. There is no assurance that either replacement debt or equity financing or a sale could be obtained, and the Trust could suffer a complete loss of its investment if neither a sale nor such replacement financing could be obtained. The ability to obtain refinancing will be dependent upon general economic conditions, the value of the property and the financial strength of the Trust. There is no assurance that any such property would be refinanced upon the maturity of any replacement debt. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any obligation secured in whole or in part by the property, could result in a foreclosure and loss of the property, and the Trust could suffer a complete loss of its investment in the property. See "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Under the Declaration of the Trust, the Trust may incur aggregate borrowings in an amount up to 300% of the amount of its net assets, except where the Trust determines that a higher level of borrowing is appropriate. Therefore, the Trust could become highly leveraged, increasing the risks of leverage as described above. There can be no assurance that the ratio of debt to any measure of asset value of the Trust will maximize the level of distributions to Shareholders and Unitholders.

Risks of Investments in Mortgages

     The Trust may invest in mortgages, either by acquiring mortgages or providing mortgage financing. Mortgage investments are subject to the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable to the Trust on the mortgages may be lower than the Trust's cost of funds. If the Trust invested in mortgages and if any of the above occurred, the Trust's ability to make distributions to Shareholders and Unitholders could be adversely affected.

     Any subordinated Mortgage Loan the Trust may make or acquire may or may not be recorded. If the Trust's Mortgage is not recorded, the Trust's security interest in such Mortgage would not be perfected and the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instrument which will be entered into in connection with any Mortgage Loan proposed to be made or acquired by the Trust will generally restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with the Mortgage to be held by the Trust.

Operating Risks

     There can be no assurance that the Trust will be able to avoid operating losses in the future in respect of properties in which it acquires an interest or that an Investor's investment in the Trust will be recovered. In order for the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders on acquired residential apartment properties, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained. No assurance can be given that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain such occupancy percentages at such rates, the ability to make cash distributions to Shareholders and Unitholders may be eliminated. No assurance can be given that rental increases can be instituted while maintaining acceptable occupancy levels. If the Trust fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to the Trust is partially dependent upon general economic conditions, the value of the property and the financial strength of the Trust. See " - Real Estate Financing Risks."

Risk of Joint Activity with Others

     It is anticipated that the Trust will provide or acquire financing in respect of existing residential apartment properties and thus will jointly participate with one or more other entities, including without limitation developers, property owners, and First Mortgage lenders and other financing sources. If any such other participants fail to fulfill their obligations or have divergent interests or are in a position to take action contrary to the policies or objectives of the Trust, the Trust's interest in such project may be adversely affected. Although the Trust will remain closely involved in all aspects of the Trust's activities, the Trust may initially rely upon others as to the operation of any property in which it participates. It will monitor or take part in those activities to the extent it deems appropriate. The successful operation of each property in which the Trust participates will, to a large extent, be determined by the quality and performance of its managers.

Competition

     The Trust will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to those of the Trust. See "INVESTMENT OBJECTIVES AND POLICIES." Many of these competitors will have greater resources than the Trust and some may have, or may have access to, more extensive real estate and financial experience than does the Managing Shareholder and the Independent Trustees.

     It is expected that all properties in which the Trust will invest will be located in developed areas that include other residential apartment properties. Certain of these competitive apartment properties may be owned by limited partnerships managed by Affiliates of the Managing Shareholder. The number of competitive apartment properties in a particular area could have a material effect on the Trust's ability to lease apartment units to tenants at such properties and on the rents charged. The Trust may be competing for tenants with others that have greater resources than the Trust and whose officers and directors have more experience than the officers and members of the Board of the Trust, including the Managing Shareholder. In addition, other forms of multifamily residential properties provide housing alternatives to potential tenants of residential apartment properties.

Uninsured Loss

     Properties in which the Trust invests are expected to be covered by adequate comprehensive liability and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, the Trust could lose its investment in and anticipated profit and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such properties. Any such loss would adversely affect the Trust and the Operating Partnership and their ability to make distributions to Shareholders and Unitholders.

 Regulatory Compliance

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires residential apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to ensure that properties subject to the FHA in which it acquires an interest will be in compliance with such law.

     Americans with Disabilities Act. Properties in which the Trust acquires an interest must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of the Trust's properties, where such removal is readily achievable and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or exceeds 20% of the cost of the alteration for existing structures. The ADA does not, however, consider residential properties, such as residential apartment properties, to be public accommodation or commercial facilities except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to ensure that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

     Compliance with Environmental Laws. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner's ability to sell such real estate or to borrow such real estate as collateral.

     In order to address these issues, the Trust intends, where necessary, to retain an unaffiliated consultant to conduct a Phase I environmental audit of any property in which it intends to acquire an interest. The Phase I audit generally consists of an on-site inspection of the land and improvements; a review of the building plans and specifications to determine the construction materials and procedures used; a review of EPA and other governmental agency files to determine if the subject property or any other properties in its vicinity have been the subject of any investigations, reports or classifications that would indicate potential environmental risks; and a review of the chain of title of the subject property to determine the ownership history of the property. Phase I audits do not include soil sampling or subsurface investigations. Thus, a Phase I audit is not comprehensive or exhaustive and will not identify all possible hazardous substances. The Trust will obtain Phase II environmental audits where matters disclosed in the Phase I audit warrant further investigation. No assurances can be given, however, that the environmental studies undertaken with respect to any particular property will reveal all potential environmental liabilities, that any prior owner of a property did not create any material environmental conditions not known to the Trust, or that a material environmental condition does not otherwise exist as to any particular property in which the Trust acquires an interest. If it is ever determined that hazardous substances are present, the Trust could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made by the Trust.

Extended and Uncertain Period for Returns

     The use of the net proceeds of the Cash Offering and Units in the Operating Partnership to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which net proceeds of the Cash Offering are invested in interim investments prior to such application, the Trust may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the Trust's real estate investments.

Lack of Diversification

     Although the Trust is expected to invest in several residential apartment properties, the number of properties in which the Trust ultimately invests may be insufficient to afford adequate diversification against the risk that its investments will not be profitable or return the Trust's invested capital. There can be no assurance that the Trust's properties will earn a return or that the returns on its properties will be sufficient to permit distributions to Shareholders and Unitholders.

Utilization of Funds and Units for Undesignated Properties

     In the Exchange Offering, the Operating Partnership will offer to exchange registered Units to acquire interests in residential apartment properties. If acquisitions are consummated in respect of all 11 Exchange Properties initially targeted for acquisition in the Exchange Offering, the properties will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. See "PROPOSED INITIAL REAL ESTATE INVESTMENTS." The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder and of the Dealer Manager of the Cash Offering.

     Similarly, the Operating Partnership will use a portion of the net cash proceeds of the Cash Offering to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests. As of the date of this Prospectus, the net cash proceeds of the Cash Offering (approximately $___________) have not yet been committed to specific properties. Although the Managing Shareholder has several investment opportunities under review for the application of such proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Trust may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Trust may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto.

     Therefore, prior to deciding whether to accept the Exchange Offering, Offerees may not have available any information to evaluate any properties which the Operating Partnership intends to acquire using Units in the Exchange Offering or net cash proceeds of the Cash Offering. In addition, Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Consequently, Offerees will be relying upon the judgment of the Trust's management for such decisions.

     The actual number of properties in which the Trust will acquire an interest will depend upon the number of suitable investment opportunities available, the amount of net proceeds from the Cash Offering the Trust has available to invest, the willingness of Offerees in the Exchange Offering to accept Units in the Operating Partnership in exchange for their property interests, and the amount of funds and number of Units required for each investment opportunity. See "RISK FACTORS," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

Dispositions of Trust Property

     The Trust will periodically review the portfolio of assets which the Trust may acquire. It has no current intention to dispose of any interest in properties it may acquire, although it reserves the right to do so. There is no assurance as to the timing of any sales of property or that if the Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by such potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of the Trust will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any such sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS Taxation of the Trust."

Changes in Laws

     Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed directly through tenants, inhibiting the Trust's ability to recover such increased costs. An attempt to pass through any substantial increases in such costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders.

Unaudited Financial Statements

     In making an investment decision in respect of any given property, the Trust may rely on financial statements covering the operations of the property which may have been prepared by the current owner or property manager of the property and which may have not been compiled, reviewed or audited by independent public accountants or reviewed by counsel to the Managing Shareholder or the Trust. In any such case, therefore, there will not have been any independent assessment of any of such financial statements and accordingly the Trust would be subject to the risk that such financial statements do not properly reflect the prior operation of the property.

Potential Loss of Future Appreciation

     In the absence of the consummation of the Exchange Offering, one or more of the Exchange Properties might appreciate in value and might be able to be sold at a later date for more consideration in favor of the Exchange Limited Partners than they would receive under the terms and conditions of the Exchange Offering.

More Successful Exchange Properties Combined
Economically with Less Successful Exchange Properties

     In connection with the Exchange Offering, Exchange Limited Partners are being offered to exchange their existing limited partnership units in their respective Exchange Partnership for Operating Partnership Units. The number of Operating Partnership Units being offered for an interest in a particular Exchange Partnership has a value in the range of 102% to 110% of the amount of an Offeree's original investment in his Exchange Partnership. For purposes of the Exchange Offering, the Units have a deemed value of $10 per unit, which is the same price at which the Trust is offering Common Shares in its Cash
Offering. Holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

     The number of Operating Partnership Units being offered in respect of each property differs based upon a number of factors, including, among others, the operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition and estimated appraised market value. An affiliate of one of the Original Investors has agreed to supplement the number of Operating Partnership Units offered to Exchange Limited Partners in certain partnerships by contributing to the Operating Partnership at no cost a portion of such affiliate's appraised interest in an unrelated residential property. Therefore, by participating in the Exchange Offering, Exchange Limited Partners in Exchange Partnerships whose properties are performing relatively better than other properties would lose any such advantage while Exchange Limited Partners in partnerships whose properties are performing relatively poorer than the average would be correspondingly advantaged.

Income Tax Considerations

     Unfavorable resolution of any of a number of tax issues could adversely affect Unitholders and Shareholders. The following is a summary of the principal tax risks of an investment in the Operating Partnership and the Trust, respectively. For a more detailed summary of the Federal income tax consequences and the tax-related risks of an investment in the Operating Partnership and the Trust, respectively, see "FEDERAL INCOME TAX CONSIDERATIONS." Neither the Trust nor the Operating Partnership has obtained or expects to request a letter ruling from the IRS as to the classification and treatment of the Operating Partnership and the Trust, respectively, for federal tax considerations described herein, or any other tax matters. The Trust has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT for federal income tax purposes. The Operating Partnership has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Partnership and based on certain other assumptions and representations, it will be classified as a partnership for federal income tax purposes. Neither of these opinions are binding on the IRS or on any court. Prospective Unitholders and prospective Shareholders are advised to consult with and rely upon their own legal, tax and investment advisor regarding how an investment in the Operating Partnership and the Trust will affect them.

Adverse Consequences of Failure to Qualify as a REIT

     The Trust intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although the Managing Shareholder believes that the Trust will be organized and will operate in such a manner, no assurance can be given that the Trust will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must pay distributions to Shareholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as the Trust intends to do). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as REIT or the federal income tax consequences of such qualification. The Trust has been advised by tax counsel regarding various issues affecting the Trust's ability to qualify, and continue to qualify, as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust" and "LEGAL MATTERS." No assurance can be given that actual operating results will meet the REIT requirements.

     If the Trust fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any such year will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to Shareholders will be taxed as ordinary income. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to Shareholders because of the additional tax liability to the Trust for the years involved. In addition, distributions to Shareholders would no longer be required to be made. "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Adverse Tax Consequences of Failure of the
Operating Partnership to be Classified as a Partnership

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and it net income would be taxed to the Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.
Risks Associated with Exchange for Operating Partnership Units

     Based on certain factual representations made by the Operation Partnership and the Trust (in its capacity as General Partner of the Operating Partnership) to special Tax Counsel, a contribution to the Operating Partnership of Exchange Partnership Units by an Exchange Limited Partner in exchange for Operating Partnership Units (the "Exchange") should not result in the recognition of taxable gain at the time of the Exchange. This deferral of recognition of gain will only apply so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such person's adjusted tax basis in his or her Exchange Partnership Units at such time, the assets that the Exchange Limited Partner originally contributed to the Exchange Partnership in exchange for Exchange Partnership Units, the indebtedness, if any, of the Exchange Partnership in which the Exchange Limited Partner owns an interest at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited
Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

     The general rule of deferral of gain upon the Exchange by each Exchange Limited Partner is subject to various exceptions, including the following:

1. Any decrease in an Exchange Limited Partner's share of liabilities of an Exchange Partnership, if not offset by a corresponding increase in the Exchange Limited Partner's share of Operating Partnership liabilities, could cause the Exchange Limited Partner to recognize taxable gain as a result of the Exchange Limited Partner being deemed to have received a cash distribution from the Exchange Limited Partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under Section 721 or Section 731 of the Code. A decrease in an Exchange Limited Partner's share of Operating partnership liabilities (and the resulting deemed cash distribution) might occur upon a repayment of part or all of the liabilities of an Exchange Partnership following the Exchange.

2. A contribution of Exchange Partnership Units that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

3.   A distribution of "marketable securities" under Section 731(c) of the Code.

4.   Recapture under Section 465(e) of the Code.

5. A contribution of Exchange Partnership Units if the Operating Partnership would be treated as an investment company (within the meaning of Section
     351) if the Operating Partnership were incorporated.

See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

State and Local Taxes

     Each Investor will also be liable for state and local income taxes payable in the state or locality in which the Investor is a resident or doing business or in a state or locality in which the Operating Partnership or the Trust conducts or is deemed to conduct business. Depending upon the state in question, an Investor who pays such taxes in a foreign state may be entitled to receive a credit for all or a portion of such amount paid against any income taxes payable in his state of residence. Thus each Investor will likely be required to file multiple state income tax returns as a result of his investment in the Trust.

     EACH OFFEREE IS URGED AND EXPECTED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES CONNECTED WITH AN INVESTMENT IN THE TRUST.

                              THE EXCHANGE OFFERING

     All of the Operating Partnership Units being offered pursuant to this Prospectus are being offered in connection with the Exchange Offering by the Operating Partnership. In the Exchange Offering, the Operating Partnership is offering to issue registered Units to sellers of interests in residential apartment properties in exchange for such property interests. As its initial acquisition candidates in the Exchange Offering, the Operating Partnership is offering to acquire the property interests owned by individual limited partners (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 10 real estate limited partnerships managed by affiliates of the Managing Shareholder and by individual limited partners in a real estate limited partnership managed by an affiliate of the Dealer Manager of the Cash Offering (individually, an "Exchange Partnership" and collectively, the "Exchange Partnerships"). Each Exchange Partnership directly or indirectly owns the entire equity interest in a single residential apartment property. The Operating Partnership will acquire interests in a particular property by acquiring from Exchange Limited Partners their units of limited partnership interests in the respective partnership (the "Exchange Partnership Units").

     The 11 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties") consist of an aggregate of 638 residential units (comprised of studio, one, two, three and four-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. The Exchange Properties are described in further detail at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on generally the same terms as currently exist. See "THE EXCHANGE OFFERING," "PROPOSED INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     The current book value of the 11 Exchange Properties is approximately $19.6 million. If acquisitions are consummated in respect of all 11 Exchange Properties in the Exchange Offering, the property interests will have a deemed purchase price totaling approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The properties to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering (with a deemed value of approximately $13 million) have not yet been finally determined. In addition, the net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) have not yet been committed to specific properties. Furthermore, Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in 13 additional properties by other limited partnerships managed by Affiliates of the Managing Shareholder and interests held in an additional property by a limited partnership managed by the Dealer Manager of the Cash Offering. The Trust will also investigate investment opportunities involving property interest owned by unaffiliated persons. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to exchange Operating Partnership Units to each individual Exchange Limited Partner in exchange for his respective limited partnership interest in an Exchange Partnership. On June __, 1998, the initial transactions of the Exchange Offering described herein were approved by the Board of the Trust, comprised of the Managing Shareholder and the two Independent Trustees. The number of Operating Partnership Units being offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have a deemed value in the range of 102% to 110% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each Operating

Partnership Unit will be initially valued at the $10 offering price of each Trust Common Share offered in the Cash Offering. As described below, Holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. The number of Units being offered to each Exchange Limited Partner in a given Exchange Partnership is indicated at the bottom of the table relating to such partnership set forth at Exhibit B to this Prospectus.

     The number of Operating Partnership Units being offered in respect of each Exchange Property differs based upon a number of factors, including, among others, the operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition and estimated appraised market value. An affiliate of one of the Original Investor has agreed to supplement the number of Operating Partnership Units offered to Exchange Limited Partners in certain partnerships by contributing to the Operating Partnership at no cost a portion of its appraised interest in an unrelated residential property. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

     A description of certain differences between (i) the Exchange Partnership Units currently owned by Exchange Limited Partners and (ii) the Operating Partnership Units being offering in the Exchange Offering and the Trust Common Shares into which the Operating Partnership Units are exchangeable, is set forth under "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     As Unitholders, sellers of property interests which acquire Operating Partnership Units in the Exchange Offering will be entitled to exchange all or a portion of such units at any time and from time to time for an equivalent number of Trust Common Shares so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Operating Partnership Units into Trust Common Shares, 2,500,000 Trust Common Shares (in addition to the 2,500,000 Trust Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission in conjunction with the registration of the Common Shares being offered in the Cash Offering. The Trust has applied for listing on the American Stock Exchange (the "AMEX") of the Trust Common Shares being offered in the Cash Offering and the Trust Common Shares into which Operating Partnership Units issued in the Exchange Offering will be exchangeable. See "TERMS OF THE CASH OFFERING."

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Cash Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Offerees who accept this Exchange Offering and Shareholders of the Trust.

Reasons for the Exchange Offering

     The Original Investors have structured the formation of the Trust and the Operating Partnership and caused the Trust and the Operating Partnership to conduct the Cash Offering and the Exchange Offering because they believe that the following benefits will occur:

     1. Offerees, who in most cases now have an interest in single property, and Shareholders of the Trust will have the opportunity to participate in a diversified portfolio of residential apartment properties through beneficial ownership of interests in a publicity traded REIT.

     2. The anticipated ability of the Trust and the Operating Partnership to obtain capital as a result of (i) access to public equity and debt markets; (ii) the financial strengths of the combined enterprise, which should enable the Trust and the Operating Partnership to obtain financing at better rates and on better terms than would otherwise be available to single-asset owners and (iii) the potential for reduced leverage and enhanced borrowing capacity of the Trust and the Operating Partnership.

     3. The potential for the Offerees who accept the Exchange Offering and Shareholders of the Trust in the growth of the Trust.

     4. The potential deferral of the income tax consequences, subject to certain limitations, of the contributions of Offerees who elect to participate in the Exchange Offering and the improved liquidity that will be available to the Offerees as a result of the consummation of the Exchange Offering. Offerees who accept the Exchange Offering will receive Operating Partnership Units (which are exchangeable for publicly traded Common Shares) and will thus have improved the liquidity of their investment.

     5. The issuance of up to $25 million of Trust Common Shares in the Cash Offering, which will provide funds to permit the Trust and the Operating Partnership to achieve their investment objectives.

     6. Additional professional expertise from the individuals who will serve as members of the Board of the Trust and officers of the Trust and the Managing Shareholder who are not currently associated therewith.

Effects of the Formation Transactions and Cash Offering and Exchange Offering

     The formation transactions and the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust and the Operating Partnership, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for the purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange
Offering:

     The principal benefits include:

     1. The Trust and the Operating Partnership will be better able to obtain unsecured financing or financing secured by all or a portion of the portfolio of assets to be acquired by the Trust and the Operating Partnership.

     2. The ability of the Trust and the Operating Partnership to issue Common Shares and Units in connection with acquisitions that the Trust and the Operating Partnership may undertake in the future.

     3. The ability to solicit institutional investors for investment in residential apartments properties.

     The principal disadvantages to the purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering of the method by which the Trust and Operating Partnership were formed are as follows (see "RISK FACTORS"):

     1. Conflicts of interests between the Trust, the Operating Partnership and the Original Investors with respect to the formation and future operations of the Trust and the Operating Partnership.

     2. The significant influence of the Original Investors over the affairs of the Trust and the Operating Partnership and by virtue of their collective ownership of Operating Partnership Units.

     3. Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange

          Offering will pay greater consideration per Common Share and per Operating Partnership Unit than the Original Investors paid for their Operating Partnership Units.

Exchange Property Appraisals

     The Trust has retained Consortium Appraisal, Inc. ("CAI"), Winter Park, Florida, and Richards Appraisal Services, Inc. ("RAS"), Melbourne, Florida, to prepare appraisal reports as to the fair market value of each of the Exchange Properties proposed to be acquired by the Operating Partnership in connection with the initial transactions of the Exchange Offering. CAI prepared appraisal reports in respect of 10 of the Exchange Properties and RAS prepared an appraisal report in respect of one of the properties. The number of Operating Partnership Units which will be issued to each property interest owner which elects to accept the Exchange Offering will be based on the respective appraisal. CAI and RAS were retained based on their experience in connection with preparing appraisals for resident apartment properties, as well as their familiarity with the relevant property markets. In addition, CAI is familiar with the Exchange Properties it appraised, having completed appraisals for previous acquisitions and/or financings of such properties.

     CAI and RAS have delivered their written appraisals in respect of each of the Exchange Properties to the effect that, as of the appraisal date and based on the matters described therein, each Exchange Property has an estimated fair market value stated therein. The appraised value of each Exchange Property is set forth on the table contained on Exhibit B to this Prospectus which sets forth information relating to the property interest, first mortgage indebtedness relating thereto and the limited partnership program which owns a direct or indirect ownership interest in the property. The appraisal reports constitute only CAI=s and RAS's opinion as to the estimated fair market values of the properties each of them appraised, and do not constitute a recommendation as to whether or not an Exchange Limited Partner should accept the Operating Partnership=s Exchange Offering.

     The summary of the appraisal reports set forth in this Prospectus is qualified in its entirety by reference to each report. The appraisals are available for inspection and copying at the Trust=s principal executive offices during its regular business hours by any interested Offeree or his representative who has been so designated in writing by the Offeree. A copy of any appraisal report will be delivered by the Trust to any interested Offeree or his representative upon written request and payment by the requesting Offeree of $75 to cover copying and administrative expenses relating thereto. Offerees are urged to review such appraisal reports carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by CAI and RAS.

CAI

     The Trust or an institutional mortgage lender has retained Consortium Appraisal, Inc. ("CAI") or Consortium Appraisal and Consulting Services, Inc. ("CACSI") to prepare an appraisal report as to the fair market value of each of the Exchange Properties, excluding Grove Hamlet Apartments, proposed to be acquired by the Operating Partnership in connection with the initial transactions of the Exchange Offering. The number of Operating Partnership Units which will be issued to each property interest owner which elects to accept the Exchange Offering will be based on these and other appraisals. CAI and CACSI were retained based on their experience in connection with preparing appraisals for residential apartment properties, as well as their familiarity with the relevant property markets, in general, and familiarity with the Exchange Properties appraised, in specific, having completed appraisals for previous acquisitions and/or financings of several of the Exchange Properties.

     In connection with the preparation of its appraisal reports, CAI or CACSI, as the case may be, among other things: (i) physically inspected each Exchange Property (but did not inspect occupied units); (ii) reviewed a site and building plan for each property; (iii) discussed with county planning, zoning and tax officials the current zoning, future land use designation and real estate assessments applicable to each property; (iv) reviewed the property appraiser's records for the preceding five-year sales history of each property; (v) analyzed the metropolitan area, market area and neighborhood in which each property is located, including past and present development trends and current market conditions; (vi) reviewed past sales and current listings involving similar properties; and (vii) analyzed rental rates and terms for similar properties located in each property's general market area, operating expenses of each property compared to similar properties in its general market area, and the property's historic operations. CAI and CACSI did not review sub-soil, structural, mechanical or other engineering reports (and recommend that such reports be obtained) relating to the current condition of any property, and CAI's and CACSI's appraisals are based on there being no such conditions which would materially adversely affect the value of any property.

     According to CAI or CACSI, as the case may be, each Exchange Property appraised to date by it is in generally good overall condition. In the appraisal reports relating to certain of the properties, CAI and CACSI conditioned their market value estimate on the completion of certain specified minor deferred maintenance items, estimated at no more than $35,000 in respect of any Exchange Property appraised.

     In preparing their appraisal reports, CAI and CACSI employed the three traditional property valuation methods: the cost approach, the direct sales comparison approach, and the income approach. The "cost approach" is based on the principle that an informed purchaser would pay no more than the cost of building a comparable property. This approach involves the estimation of the current market value of the land and the replacement cost of improvements. Accrued depreciation of the improvements is then calculated and deducted from such estimation to indicate the value of the property. Generally, the land value is determined using the direct sales comparison approach described below. The replacement cost of improvements is estimated based on current prices for building materials, less depreciation, after analyzing the disadvantages or deficiencies of the existing building compared to a new building.

     The "income approach" is based on the principle that value is created by the expectation of economic benefits to be derived in the future. This approach to valuation takes into account the amount of income a property is expected to earn in the future and its present value. Under this approach, net income before payment of debt service obligations is first estimated. That amount is then converted into present value through a process called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment and the recapture of the depreciating assets are taken into account to determine the capitalization rate. The selection of an appropriate capitalization rate is one of the most important factors to be analyzed under the income approach of valuation. One important method to determine the capitalization rate is to extract the rate based on comparable residential apartment properties.

     The "direct sales comparison" approach is based on the principle that an informed purchaser will pay no more for a property than the cost of acquiring an existing property with the same characteristics. The appraiser first gathers data relating to sales of comparable properties and then analyzes the nature and condition of each comparable sale, making adjustments for dissimilar characteristics. To determine land value, the price per acre or price per unit is the common denominator. For improvements, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier (i.e., a comprehensive unit of comparison based on the relationship between gross potential rental income and value).

     The final step in CAI's and CACSI's appraisal process is reconciling the values estimated under the three approaches. CAI and CACSI consider the relative applicability of each approach, examine the range between the estimated values and emphasize the approach that appears to produce the most reliable estimate. According to CAI and CACSI, the income and direct sales comparison approaches are considered by most purchasers and sellers to be the most relevant when valuing income-producing properties such as the Exchange Properties. CAI and CACSI give the least consideration to the cost approach because purchasers and sellers are more responsive to acquiring income-producing properties based on attractive overall capitalization rates that incorporate favorable rates of return.

     In connection with the Exchange Offering, CAI or CACSI has prepared, or is in the process of preparing, for the Trust appraisal reports in respect of ________ residential apartment properties directly or indirectly owned by entities managed by affiliates of the Managing Shareholder of the Trust. CAI and CACSI are to be paid fees ranging from $3,000 to $4,000 by the Trust or the mortgage lender for each appraisal report prepared in connection with the initial transactions of the Exchange Offering, or a total of approximately $34,000. CAI or CACSI has completed additional appraisal reports in connection with the acquisition and/or financing of property interests by other real estate limited partnerships managed by affiliates of the Managing Shareholder. It is anticipated that CAI and CACSI will perform additional appraisal services for the Trust and its affiliates in the future.

RAS

     The Trust or an institutional mortgage lender retained RAS to prepare an appraisal report as to the fair market value of one of the Exchange Properties, the Grove Hamlet Apartments. The appraisal was prepared based on the assumed future use of the property as condominium units. RAS researched the subject market area and selected three recent sales of condominium properties which are similar and in close proximity to the subject property. RAS principally relied upon the direct sales comparison approach as described above under " - CAI." Its appraisal estimate was supported by the cost approach and the income approach. An RAS representative inspected the interior and exterior areas of the subject property and the exterior of the three comparable properties. According to RAS, the subject property is in good condition and there appears to be no adverse conditions on the site or in the vicinity of the site. RAS has been paid a fee of $300 for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

Exchange of Certificates

     From and after the closing date of the relevant transactions of the Exchange Offering, Exchange Limited Partners who accept the Exchange Offering will be entitled to receive the number of Operating Partnership Units per $1,000 of their original investment indicated at the bottom of the table relating to his respective Exchange Partnership set forth at Exhibit B to this Prospectus. The closing dates of the initial transactions of the Exchange Offering described in this Prospectus are expected to occur in July 1998. As soon as practicable after each closing date, the stock transfer agent will mail transmittal instructions and a form of transmittal letter to each Offeree who accepts the Exchange Offering. The transmittal instructions will describe the procedures for surrendering certificates representing Exchange Partnership Units ("Exchange Partnership Certificates") in exchange for certificates representing Operating Partnership Units ("Operating Partnership Certificates"). Offerees who accept the Exchange Offering should not submit their Exchange Partnership Certificates for exchange unless and until they have received the transmittal instructions and a form of letter of transmittal from the stock transfer agent.

     Offerees who accept the Exchange Offering will not be entitled to receive any dividend or other distributions on the Operating Partnership Units until they have exchanged their Exchange Partnership Certificates for Operating Partnership Certificates. Subject to applicable laws, any such dividends and distributions after the closing date of the particular transactions of the Exchange Offering will be accumulated and, at the time the Exchange Partnership Certificates are surrendered to the stock transfer agent, all such accrued and unpaid dividends and distributions will be paid without interest. When a Offeree delivers his Exchange Partnership Certificates to the stock transfer agent along with a properly executed letter of transmittal and any other required documents, such Exchange Partnership Certificates will be canceled and the Exchange Limited Partner will receive an Operating Partnership Certificate representing the number of full Units to which the Exchange Limited Partner is entitled under the Exchange Offering. The Operating Partnership will not issue any fractional Units in connection with the Exchange Offering, and neither the Trust or the Operating Partnership nor any of their respective affiliates will be required to be make any cash or other payment in respect of any fractional Units. From and after the respective closing date, the Operating Partnership will be registered as the owner of all limited partnership interests in the particular Exchange Partnership owned prior to the completion of the Exchange Offering in respect of such Exchange Partnership by Exchange Limited Partners who accept the Exchange Offering.

     If any Operating Partnership Certificate is to be issued in a name other than that in which the corresponding Exchange Partnership Certificate is registered, it is a condition to the exchange that the Exchange Limited Partner comply with applicable transfer requirements and pay any applicable transfer or other taxes.

     Except as described herein, Offerees who elect not to accept the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership on substantially the same basis as their original investment in the partnership. Upon the completion of the Offering Exchange in respect of an Exchange

Partnership, the Offerees who elect not to accept the Exchange Offering and the Operating Partnership will constitute all the limited partners of such partnership. In addition, the Trust will replace the current corporate general partner of such partnership in its capacity as general partner.

Expenses of the Exchange Offering

     All expenses incurred in connection with the Exchange Offering and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses incurred in connection with filing, printing and distributing the Prospectus and effecting the Exchange Offering will be paid by the Trust. No special fees or commissions were or will be paid to the Managing Shareholder, any corporate general partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer.

     Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the deemed value of Operating Partnership Units exchanged in the particular transactions.

                              PRIOR PERFORMANCE OF
                       AFFILIATES OF MANAGING SHAREHOLDER

     This section provides certain historical information regarding 46 private limited partnerships sponsored and/or managed by Affiliates of the Managing Shareholder of the Trust. Offerees should be aware that: (i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that the Trust or the Operating Partnership will experience results similar to those reflected below and in the tables or that an Offeree who acquires Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares) will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this Prospectus, Offerees who acquire Units in the Exchange Offering and Shareholders of the Trust will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable Offerees to evaluate the experience of the Managing Shareholder and its Affiliates and, in certain cases, to evaluate certain properties in which the Operating Partnership may acquire an interest in connection with the Exchange Offering.

     Gregory K. McGrath, the President, sole director and sole stockholder of the Managing Shareholder and the Chief Executive Officer of the Trust, has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, Affiliates of the Managing Shareholder and of Mr. McGrath have sponsored and/or managed 46 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of the Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. The first such offering sponsored by an Affiliate of the Managing Shareholder commenced in November 1994. As of May 14, 1998, the prior partnerships had raised aggregate capital contributions of approximately $39,705,030 from approximately 1,617 investors (including investors who have invested in two or more programs). The annual rate of return on investment for 1997 and for the first quarter of 1998 generated by the residential apartment properties owned by the prior partnerships ranged between zero and twelve percent. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with this Exchange Offering and the Cash Offering.

     To date, the prior partnerships have acquired interests in 52 properties, 28 of which are located in Florida (Bartow, Brandon, Clearwater, Cocoa, Cocoa Beach, Crystal River, Daytona Beach, Jacksonville, Kissimmee, Lakeland, Melbourne, Orlando, Port Orange, St. Petersburg, Seminole, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); 17 in Kentucky (Alexandria, Burlington, Independence and Louisville); and five in Ohio (Bellefontaine and Cincinnati). All acquisitions occurred within the last four years. The aggregate dollar amount of property interests acquired and initial cash reserves held was approximately $32,032,772. The property interests acquired have consisted of the following: direct or indirect equity interests in 19 residential apartment properties comprised of 1,189 units; mortgage financing interests in 17 residential apartment properties comprised of 2,052 units; mortgage financing interests in four residential condominium properties comprised of 578 units; mortgage financing interests in six single-family housing developments relating to approximately 981 homes; a mortgage financing interest in 8.2 acres of land for development into a 195-unit condominium property; a mortgage financing interest in 4.0 acres of land for development into a shopping center; and a mortgage financing interest in respect of the conversion of a 144-unit residential apartment property into an extended-stay hotel. Each of the properties is subject to first mortgage financing. One property interest has been sold to date. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by certain of the prior partnerships. Additional information relating to the original acquisitions of such property interests is included in Part II of the Form SB-2 registration statement filed with the Commission in connection with the Exchange

Offering. The Trust will provide such information at no charge to any Offeree who requests it. Exhibit B hereto sets forth certain information concerning the Exchange Properties and the Exchange Partnerships which will be involved in the initial transactions of the Exchange Offering.

     As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire property interests owned by partners in 10 of the prior partnerships. The Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including interests held in 13 additional properties by other limited partnerships managed by Affiliates of the Managing Shareholder. The Operating Partnership will also investigate investment opportunities involving property interests owned by unaffiliated persons. Each partnership currently managed by an Affiliate of the Managing Shareholder that may be involved in the Exchange Offering is indicated where applicable in the following paragraphs. Additional information relating to the property interests owned by these partnerships and the Exchange Offering is included at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In September 1994, Baron Capital I, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

     In November 1994, Baron Capital II, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in April 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 205 units of limited partnership interest in the partnership (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 940 units of limited partnership interest in the partnership (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE

EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which in the first half of 1994 sold 944 units of limited partnership interest in the partnership (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which in the first half of 1994 sold 1,840 units of limited partnership interest in the partnership (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In April 1995,  Baron  Capital  VI,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

     In May  1995,  Baron  Capital  III,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In June 1995, Baron Capital VII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange

Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In June 1995, Baron Capital VIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

     In August 1995, Baron Capital V, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In September 1995, Baron Capital X, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In November 1995, Baron Capital XI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential apartment community located in Orlando, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In December 1995, Baron Capital XII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to acquire a second mortgage loan which is secured by a 64-unit residential apartment community located in Melbourne, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this

Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In December 1995, Baron Capital XV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July
1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

     In January 1996, Baron Capital XVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide subordinated mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.

     In March 1996,  Baron  Capital  IX,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to acquire debt and equity interests in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In April 1996, Baron Capital XXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with an 81-unit residential apartment community located in Tampa, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In April 1996, Baron Capital XXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 100 condominium units located in Independence, Kentucky.

     In May 1996, Baron Capital XXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

     In May 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

     In May 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In May 1996, Baron Capital XXXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with a 68-unit residential apartment community located in Orlando, Florida. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In June 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

     In July 1996, Baron Capital XXXIV, an Affiliate of the Managing Shareholder, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering has raised $297,750 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.

     In October 1996, Baron Capital XVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan secured by a 73-unit residential apartment community located in Tampa, Florida. Following the completion of the initial transactions of the Exchange

Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In October 1996, Baron Capital XXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a second mortgage loan to the developer of an 84-unit residential apartment community in Alexandria, Kentucky.

     In October 1996, Baron Capital XXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering has raised $550,000 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a second mortgage loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

     In October 1996, Baron Capital XL, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to purchase receivables associated with two properties comprising 144 residential apartment units located in Titusville, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In November 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering to acquire an equity interest in a 91-unit residential apartment community in Orlando, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In November 1996, Baron Capital XLI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering was fully subscribed and closed in December 1997. The partnership has invested the net proceeds of its offering to purchase receivables associated with three properties comprising 145 residential apartment units located in Cocoa Beach, Lakeland and Titusville, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In November 1996, Baron Capital XLIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 226 condominium units in Cincinnati, Ohio.

     In December 1996, Baron Capital XLII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 320 single-family home site located in Louisville, Kentucky.

     In February 1997, Baron Capital XXXIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 168 residential condominium units in Cincinnati, Ohio.

     In February 1997, Baron Capital XLIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to acquire notes receivable associated with a 58-unit residential apartment community located in Cocoa, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In March 1997, Baron Capital XLVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000. The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

     In April 1997, Baron Capital XLVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $887,000 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

     In May 1997, Baron Capital XLVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

     In May 1997, Baron Capital LX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $974,146 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 200 entry-level single-family homes in Cincinnati, Ohio.

     In May 1997, Baron Capital LXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $600,000 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 140 entry-level single-family homes in Crystal River, Florida.

     In June 1997, Baron Capital LXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire a limited partnership interest in the limited partnership which owns a 72-unit residential apartment property in Lakeland, Florida and to make a subordinated mortgage loan in respect of the development of a separate residential apartment property. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In June 1997, Baron Capital LXIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to acquire limited partnership interests in two limited partnerships which own a 91-unit residential apartment property in Orlando, Florida and a 72-unit residential apartment property in Lakeland, Florida, respectively, and to provide subordinated mortgage financing secured by a 41-unit residential apartment property in Kissimmee, Florida. Following the completion of the initial transactions of the Exchange Offering, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units to be registered for property interests in other Exchange Offering transactions, including this partnership's interests in one or more other properties. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included in Exhibit A to this Prospectus and at "THE EXCHANGE OFFERING" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS," respectively.

     In July 1997, Baron Capital LXV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

     In September 1997, Baron Capital LXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $900,000 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

     In September 1997, Baron Capital LXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $981,133 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to finance the conversion of a 144-unit residential apartment community located in St. Petersburg, Florida into an extended-stay hotel.

     In November 1997, Baron Capital LXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $778,000 as of May 14, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

     There have been no major adverse business developments or conditions experienced to date by any of the prior limited partnerships that would be material to Offerees who acquire Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares). Offerees should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

     Exhibit A sets forth certain historical information relating to the offerings of 37 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their Affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:

Table I           Baron Advisors and Affiliates Experience in Raising and
                  Investing Funds
Table II          Compensation to Baron Advisors Affiliates from Prior Funds
Table III         Operating Results of Prior Programs
Table IV          Results of Completed Programs
Table V           Sales or Disposals of Properties

                                   MANAGEMENT

     As Managing Shareholder of the Trust, Baron Advisors, Inc. ("Baron Advisors") will have direct and exclusive discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Properties (an Affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 are included in this Prospectus at Exhibit C.

     The Board of the Trust and the Independent Trustees will act only where their consent and participation is required under the Declaration of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the Independent Trustees are under a fiduciary duty similar to that of corporation directors to act in the Trust' best interests and may compel action by the Managing Shareholder to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of the Trust outside their enumerated duties.

     Although the Managing Shareholder will be in control of the Trust and the Operating Partnership (subject to the powers and obligations of the Board and the Independent Trustees), it will have no liability to the Trust, the Operating Partnership, Shareholders or Unitholders for losses or liabilities except in cases of its negligence, misconduct or breach of the Declaration. See "FIDUCIARY RESPONSIBILITY."

Managing Shareholder

     Baron Advisors, Inc., the Managing Shareholder of the Trust, was incorporated in July 1997 as a Delaware corporation. The management of Baron Advisors has substantial prior experience in and knowledge of the residential apartment property and single-family housing market and its financing and experience in the management of investment programs and in directing their operations. The President, sole director and sole shareholder of Baron Advisors is Gregory K. McGrath and its Chief Operating Officer is Robert S. Geiger. The Managing Shareholder will be compensated for its services under the Trust Management Agreement. Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust. Such officers and employees generally will serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See "
- Trust Management Agreement." Set forth below is certain information concerning Mr. McGrath and Mr. Geiger.

     Gregory K. McGrath, age 37, is the President, sole director and sole shareholder of Baron Advisors and Chief Executive Officer of the Trust. Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January 1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc. ("Baron"), an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Under Mr. McGrath's leadership, Baron grew from the property manager of a single site in Ohio to managing over 40 residential apartment properties containing over 3,000 units which have a current value in excess of $100 million, and commercial space. In January 1997, substantially all of Baron's property management operations were sold to Affirmative Management, Inc., an Affiliate of Affirmative Equities Company, L.P., a New York City-based owner, operator and manager of multi-family residential apartment properties. Mr. McGrath is the President, sole director and sole shareholder of Brentwood Management, LLP, an Ohio limited liability company which may provide property




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



management services in respect of properties in which the Trust may invest. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which asset manages an approximately $100 million real estate portfolio. In addition to the affiliations described below, Mr. McGrath is also a principal in a number of other related business entities which are involved in various aspects of the real estate industry. Mr. McGrath attended Miami University.

     Mr. McGrath is also the President, sole director and sole shareholder of each of nine Delaware or Florida corporations which is the sole general partner of one of nine separate real estate investment limited partnerships organized in Delaware or Florida since 1994 to invest in real estate located in the midwestern and southeastern portions of the United States. The name of each such corporation and the limited partnership sponsored by it are listed on the last page of Exhibit A hereto. Each of these limited partnerships is currently offering limited partner interests in private securities offerings and/or has not commenced significant operations yet. One of a group of 33 separate Affiliates of the Managing Shareholder identified above in "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" (and in Table I at the beginning of Exhibit A hereto ) is also the sole general partner of one of 37 additional real estate investment limited partnerships formed in Florida which have commenced operations. Mr. McGrath is the President, sole director and sole shareholder of each of such affiliated corporations. These partnerships have provided financing in respect of residential apartment properties located in the midwestern and southeastern portions of the United States. Each of the partnerships has completed its private placement offering and invested the net proceeds thereof. Attached hereto at the beginning of Exhibit A are five tables (Tables I through V) which summarize certain information about such offerings, compensation paid to the general partners of such programs and their Affiliates in connection therewith, operating results of such programs, the application of net offering proceeds to real estate investments, and sales of properties.

     Since 1986, Robert S. Geiger, age 47, has been managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm with a general practice, and its predecessor firms. Mr. Geiger=s practice is concentrated in complex commercial and real property litigation, insolvency law, business reorganizations and banking law. He serves as general counsel for national, regional and local corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firm has performed and is expected to continue to perform legal services for Affiliates of the Managing Shareholder and may perform legal services for the Trust in connection with the purchase and sale of real estate assets and other related activities. Compensation received by the firm for such services has not represented a material portion of the firm's revenues. Mr. Geiger will continue in his current capacity at the firm after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972.

     Mr. McGrath and Mr. Geiger are the founders of the Trust and the Operating Partnership. Each of them has contributed $25,000 for the initial capitalization of the Operating Partnership and other consideration to the Operating Partnership in exchange for an amount of Units which are exchangeable (subject to escrow restrictions described below at "THE TRUST AND THE OPERATING
PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding after the completion of this Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. Such Units are exchangeable into an equivalent number of Common Shares, subject to a security escrow agreement among Mr. McGrath, Mr. Geiger, the Trust and an institutional escrow agent. See "THE TRUST AND THE OPERATING PARTNERSHIP
- Formation Transactions." Such Units and the Common Shares into which they are exchangeable are in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Cash Offering and the 2,500,000 Units which the Operating Partnership will offer in connection with the Exchange Offering (and the equivalent number of



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



Common Shares into which such Units are exhangeable). See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Managing Shareholder."

     Trust Management Agreement

     The Trust has entered into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Cash Offering. The Trust Management Agreement is subject to approval by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration.

     The Managing Shareholder is obligated to compensate the administrative personnel and pay all administrative and service expenses necessary to perform the foregoing obligations. The Trust will pay all other expenses of the Trust, including transaction expenses, appraisal costs, expenses of preparing and printing periodic reports for Investors, the Commission and securities commissions of applicable states, postage for Trust mailings, Commission and state securities commission fees, interest, taxes, legal, accounting and consulting fees, litigation expenses, and other expenses properly payable by the Trust. The Trust will reimburse the Managing Shareholder for all such Trust expenses paid by it. As compensation for the Managing Shareholder's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Managing Shareholder on a monthly basis during the term of the agreement an annual management fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Cash Offering and of the initial value of Units issued in connection with the Exchange Offering. The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Independent Trustees have responsibility for determining that compensation payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder. Amendment of the agreement requires the approval of (i) a majority of the Trustees or a Majority of the Shareholders entitled to vote on such matter and (ii) a majority of the Independent Trustees. Shareholders entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a Shareholder vote at the annual meeting of Shareholders or a special meeting of Shareholders by either the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust or Shareholders who hold 10% or more of the Common Shares then outstanding.




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



Officers of the Trust

     The Declaration provides that the Managing Shareholder will appoint officers of the Trust who may act on behalf of the Trust and sign documents on behalf of the Trust as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief Executive Officer of the Trust will have full power to act on behalf of the Trust. Mr. McGrath serves as Chief Executive Officer of the Trust and as President of the Managing Shareholder and Robert S. Geiger serves as the Chief Operating Officer of each company. The Trust is currently interviewing suitable candidates to serve as President and Chief Financial Officer of the Trust upon the commencement of the Cash Offering. Mr. Geiger's initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust). Mr. McGrath has agreed to serve as Chief Executive Officer during 1998 in exchange for compensation in the form of Common Shares in an amount to be determined by the Executive Compensation Committee based upon his performance in 1998. The Managing Shareholder will appoint a Secretary for the Trust. Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust. Such officers and employees generally will serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

     Information concerning Mr. McGrath and Mr. Geiger is set forth above at " - Managing Shareholder."

The Board of the Trust; Committees; and Trustees

     As Managing Shareholder of the Trust, Baron Advisors will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and the Independent Trustees in respect of certain actions specified in the Declaration and described at "SUMMARY OF THE DECLARATION - Control of Operations."

     The Board of the Trust

     The Board of the Trust has continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the Trust property.

     The Board of the Trust has general supervisory authority over the activities of the Managing Shareholder and prior approval authority in respect of certain actions under the Declaration. A majority of the members of the Board must be Independent Trustees. The initial Board of the Trust will be comprised of the Managing Shareholder and two individuals described below who have agreed to serve as the initial Independent Trustees upon the completion of the Cash Offering. Each member of the Board must have adequate experience in the residential real estate industry. The term of each member of the Board is one year. Each member of the Board (other than the initial members and any member who is elected to fill the unexpired term of another member no longer serving) must be elected by vote of the Shareholders entitled to vote on such matter at the annual meeting of Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Each member may serve an unlimited number of terms.

     The Board may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are Independent Trustees. At its initial meeting, which is scheduled to be held in the second quarter of 1998, the Board of the Trust will establish an Audit Committee, Executive Compensation Committee, and Nominating Committee. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the


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


independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Trust's internal accounting controls. The Executive Compensation Committee will determine compensation for the Trust's executive officers and implement a Common Share option plan and bonus incentive compensation plan for members of management and key employees of the Trust. The Nominating Committee will nominate the members of the Board of the Trust to be presented to Shareholders for election at each annual meeting beginning in 1999.

     The Trust intends to pay its Independent Trustees an annual fee of $6,000. The Executive Compensation Committee will consider from time to time adjustments in the compensation payable to members of the Board and the possibility of permitting the members of the Board to participate in any option plans which the Trust may adopt. Mr. McGrath, the Chief Executive Officer of the Trust and the President of the Managing Shareholder, will not be paid any fees for serving on the Board on behalf of the Managing Shareholder. In addition, the Trust will reimburse all members of the Board for expenses incurred in attending meetings.

     The Board will meet at least annually, and, except to the extent conflicting with the Delaware Act or the Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Compensation Committee of the Board may review the compensation payable to the Independent Trustees and other members of the Board (other than the Managing Shareholder, which will not be compensated for serving on the Board) annually and may increase or decrease it as the committee deems reasonable. Without prior approval of the Compensation Committee of the Board, the Trust may not pay compensation to any Independent Trustee or other member of the Board for consulting services provided to the Trust. Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. Shares in the Trust owned by the Managing Shareholder, the Trustees, other members of the Board of the Trust, the Original Investors and any of their respective affiliates may not vote regarding the removal of the Managing Shareholder, the Trustees or any other member of the Board or any transaction between the Trust (or the Operating Partnership) and any of them.

     Independent Trustees

     The Trust is required to have at least two Independent Trustees, and such Independent Trustees must constitute a majority of the Board. To qualify to serve the Trust as an Independent Trustee, a person may not be associated or have been associated within the last two years with the Managing Shareholder (or any successor advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its Affiliates; (ii) performs services, other than as an Independent Trustee, for the Trust; (iii) is a trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any material business or professional relationship with the Managing Shareholder or any of its Affiliates.

     The term of each Independent Trustee is one year, and each Independent Trustee (other than one who has been elected to fill the unexpired term of another Independent Trustee who no longer serves in such capacity) must be elected by a vote of the Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Any person may serve an unlimited number of terms. An Independent Trustee may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. The Independent Trustees are not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."



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


     Described below are James H. Bownas and Peter M. Dickson, who have agreed to serve as the initial Independent Trustees of the Trust upon the completion of the Cash Offering. Set forth below is certain information concerning these individuals, who are not otherwise affiliated with the Trust, the Operating Partnership, the Managing Shareholder or any of their respective Affiliates. In performing their responsibilities to the Trust, the Independent Trustees are under a fiduciary duty and obligation to act in the best interests of the Trust. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of, and will be entitled to, the defenses of directors of a Delaware corporation.

     James H. Bownas, age 49, is a principal in Gamble Hartshorn Alden Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas=s practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Cardinal Realty Services, Inc. ("Cardinal") (formerly known as Cardinal Industries, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Cardinal, Mr. Bownas developed significant experience in the syndication of real estate investment limited partnerships, negotiated the resolution of over $2 billion of creditors= claims in connection with the bankruptcy reorganization of Cardinal Industries, Inc., and coordinated the transition of Cardinal Industries, Inc. from a bankruptcy creditor to a successful publicly traded company. Since 1995, Cardinal has engaged in several arms-length transactions (none of which represented a material portion of Cardinal's assets, liabilities, revenues or expenditures) with Affiliates of the Managing Shareholder pursuant to which multi-family real estate was sold to, purchased from and managed by and for such entities. Prior to 1989, Mr. Bownas served as General Counsel and Vice President of Alliance Corporate Resources, Inc., Dublin, Ohio, a third party equipment lessor, and practiced law at private law firms. Mr. Bownas is a member of the American Bar Association, the Ohio State Bar Association and the Columbus Bar Association. Mr. Bownas earned a law degree from Harvard University in 1971 and a Bachelor of Science degree from Xavier University in 1968. He resides in Columbus, Ohio.

     Since 1991, Peter M. Dickson, age 47, has been managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda. Between 1979 and 1985, Mr. Dickson held several positions with Peat, Marwick, Bermuda, beginning as a Senior Accountant/Supervisor, before being promoted to Manager, then to Senior Manager, and finally to Director of Accounting Services. Prior to 1979, Mr. Dickson was a Senior Accountant with Deloitte, Haskin & Sells in Manchester, with whom he was Articled. Mr. Dickson qualified as a Chartered Accountant in 1974 with the Institute of Chartered Accountants in England and Wales. Mr. Dickson is a member of the Bermuda Institute of Chartered Accountants, Chartered Institute of Marketing, and The Offshore Institute. He is a member of the Institute of Chartered Accountants in England & Wales, Institute of Cost and Executive Accountants, Association of Financial Controllers Managers and Association of Business Executives. Mr. Dickson serves as Fellow of the Institute of Chartered Accountants in England & Wales, Faculty of Corporate Executive Secretaries, Institute of Directors, Faculty of Business Administrator and Institute of Financial Accountants. Mr. Dickson earned his undergraduate degree from Wrekin College, Shropshire, England in 1969.

     Corporate Trustee

     The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation formed in July 1997 and an Affiliate of the Managing Shareholder. The primary duty of the Corporate Trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as the Trust) have an office in Delaware. Legal title to Trust Property will be in the name of the Trust if possible or Baron Properties as trustee. Baron Properties, as Corporate Trustee of the Trust, will act only at the direction of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Corporate Trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-


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pocket expenses in serving in such capacity which are approved in advance by the
Managing Shareholder. Such expenses are expected to be limited to those incurred in connection with the operation of its Delaware office. Baron Properties may be a trustee of other similar entities that may organized by the Managing Shareholder, Baron Capital, Inc., and any of their Affiliates. The President, sole director and sole stockholder of Baron Properties is Gregory K. McGrath. See " Managing Shareholder." The principal office of Baron Properties is at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899. The Corporate Trustee is not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF THE DECLARATION."


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


                     THE TRUST AND THE OPERATING PARTNERSHIP

     The Trust and the Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

     The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders of net income generated from its investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

The Operating Partnership

     The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as the Exchange Offering, that involve the exchange of Units of limited partnership interest in the Operating Partnership for such property interests and thereby provide an opportunity for the deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of units of limited partnership interest in the Operating Partnership ("Units"). The Operating Partnership will use the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests. See " - Ownership of the Trust and the Operating Partnership."

     In the Exchange Offering, the Operating Partnership will offer to issue Units in exchange for interests in residential apartment properties. As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire property interests owned by partners in 10 real estate limited partnerships managed by Affiliates of the Managing Shareholder and by partners in a limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering. The targeted properties consist of an aggregate of 638 residential units (comprised of studio and one, two, three and four-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Such property interests are described in greater detail below at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit B hereto. If property acquisitions are consummated in respect of all 11 properties, the deemed purchase price is expected to be approximately $26.5 million, comprised of Units in the Operating Partnership to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing

Shareholder and of the Dealer Manager. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In the initial transactions of the Exchange Offering, the Operating Partnership will offer to issue Operating Partnership Units to each individual limited partner in an Exchange Partnership (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in exchange for his respective limited partnership interest in the Exchange Partnership. The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership will have a deemed value in the range of 102% to 110% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purpose, each Operating Partnership Unit will be initially valued at $10, the same offering price of each Trust Common Share offered in the Cash Offering. As described below, holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. Any Exchange Limited Partner that does not desire to participate in the Exchange Offering would be entitled to retain his limited partnership interest in the partnership on generally the same terms as currently exist. As part of the transaction, the Trust will assume the corporate general partner's interest in each of the Exchange Partnerships involved and manage the partnerships on an ongoing basis.

     The number of Operating Partnership Units to be offered to the Exchange Limited Partners in respect of each Exchange Property will differ based upon a number of factors, including, among others, the operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition and estimated appraised market value. An Affiliate of one of the Original Investors has agreed to supplement the number of Operating Partnership Units offered to Exchange Limited Partners in certain Exchange Partnerships by contributing to the Operating Partnership at no cost a portion of his appraised interest in an unrelated residential property. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See "THE EXCHANGE OFFERING - Exchange Property Appraisals."

     To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units. Sellers of property interests who receive Units as consideration in connection with the Exchange Offering will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange. Therefore, in conjunction with the registration of the Common Shares being offered in the Cash Offering, the Trust has registered 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered in this Offering) for issuance to holders of Units who request the Trust to exchange Units for Common Shares.

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares or Units within the 12-month period following the commencement of the Cash Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on purchasers of Common Shares in the Cash Offering and Unitholders.

     The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and property interest sellers who receive Units in exchange for such property interests, will own the remaining economic interest in the Operating Partnership. Subject to certain percentage limitations on ownership, Units may be transferred by Limited Partners without restriction (other than Original Investors who are subject to escrow restrictions described below), although the transferee may only be admitted as a Unitholder with the consent of the Trust as general partner. As described below at " - Formation Transactions," the Original Investors have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with an institutional escrow agent for a period of six to nine years (subject to their earlier release if the Trust meets certain specified operating criteria) all Units issued to them in connection with the formation of the Trust and the Operating Partnership. The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to exchange their Units into Common Shares or sell Common Shares. As Unitholders exchange their Units for Common Shares, the Trust's percentage interest in the Operating Partnership will increase.

     The Trust will hold one Unit in the Operating Partnership for (i) each Common Share that it issues in the Cash Offering, (ii) each Common Share that it issues in exchange for a Unit at the request of a Unitholder, and (iii) each Unit it elects to cash out in lieu of an exchange described in item (ii) above. The net proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and of any other issuance of Common Shares will be contributed to the Operating Partnership in exchange for an equivalent number of Units.

     As the General Partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. Baron Advisors, Inc., the Managing Shareholder of the Trust, has complete discretion in the management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust and the President of the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust and of the Managing Shareholder, and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. The Independent Trustees and the Managing Shareholder comprise all the initial members of the Board of the Trust. The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of the Partners or upon the occurrence of various other events. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

Formation Transactions

     Set forth below is a description of transactions relating to the formation of the Trust and the Operating Partnership. Gregory K. McGrath and Robert S. Geiger are the founders of the Trust and the Operating Partnership (the "Original Investors"). Mr. McGrath serves as the Chief Executive Officer of the Trust and is the President, sole shareholder and sole director of the Managing Shareholder, which will manage the day to day operations of the Trust and the Operating Partnership. McGrath is also the President, sole shareholder and sole director of the corporate general partners of 46 real estate investment limited partnerships, which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." As described below at "PROPOSED INITIAL REAL ESTATE INVESTMENTS," certain of the prior partnerships own interests in properties which the Trust may acquire in connection with the Exchange Offering.

     In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath has received an amount of Units which are exchangeable (with certain escrow restrictions described below) into 9.5% of the Common Shares outstanding after the completion of the Cash Offering and the Exchange Offering, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Mr. McGrath's consideration for the Units included an initial capital contribution of $25,000 to the Operating Partnership; a waiver of any ongoing economic interests (including back end interests and administrative fees) attributable to the corporate general partners (which he controls) which manage real estate investment limited partnerships whose investors participate in the Exchange Offering; and the contribution to the Trust and the Operating Partnership of the goodwill of the affiliated group of Baron companies under his control.

     Mr. Geiger serves the Trust and the Managing Shareholder as their Chief Operating Officer. In exchange for an initial capital contribution of $25,000 to the Operating Partnership and his past and future participation in the formation and operation of the Trust and the Operating Partnership, he has received a number of Units in the Operating Partnership equivalent to that issuable to Mr. McGrath in connection with the formation of the Trust and the Operating Partnership.

     Mr. McGrath and Mr. Geiger have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with American Stock Transfer & Trust Company (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering) Units issuable to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering.

     The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to exchange their Units into Common Shares and sell any Common Shares. The Original Investors will retain any voting rights to which the escrowed Units are entitled. Any dividends paid on the escrowed Units will be held in the escrow account and available for distribution to other Shareholders and Unitholders in the event of any transaction which results in the distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

Ownership of the Trust and the Operating Partnership

     Set forth below is a description of the ownership of the Trust and the Operating Partnership on a pro forma basis, assuming that the Cash Offering and the Exchange Offering are completed in their entirety as contemplated herein and that the Dealer Manager or other participating broker-dealer has not exercised any Common Share warrants granted to it in connection with the Cash Offering. Immediately after the completion of the Cash Offering and the Exchange Offering, there would be 2,625,000 Common Shares and 6,264,808 Units outstanding. The purchasers of Common Shares in the Cash Offering would own 2,500,000 Common Shares, representing a 95.2% ownership interest in the Trust as of the closing of the Cash Offering and the Exchange Offering. Broker-dealers who earn commissions for their services in the Exchange Offering (a number of Common Shares equal to 5% of the Units issued to offerees as a result of their efforts) would own the remaining 125,000, or 4.8%, of the outstanding Common Shares. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering, sellers of property interests who receive Units in the Exchange Offering, the Original Investors and broker-dealers who provide services in the Exchange Offering would have a 39.5%, 39.5%, 19.0% and 2.0% beneficial ownership interest (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units) in the Trust, respectively.

     The Trust will contribute the net proceeds of the Cash Offering to the Operating Partnership in exchange for up to 2,500,000 unregistered Units and in its capacity as general partner of the Operating Partnership will also receive a 1% partnership interest in the Operating Partnership. Units held by the Trust will not be exchangeable into Common Shares.

     The two tables below reflect the pro forma allocation of Common Shares and Units among the participants in the Cash Offering and the Exchange Offering. The first table assumes the consummation of the Cash Offering by itself without taking into account the Exchange Offering. The second table assumes the consummation of this Offering and the Exchange Offering.

                                  The Offering


      ------------------------------
                                          Ownership:
                                          Purchasers of
            BARON CAPITAL TRUST           Common
                                          Shares in the Cash            100.0%
                 ("TRUST")                Offering


      ------------------------------

      ------------------------------
                                          General Partner
                                          Baron Capital Trust            1.0%


      BARON CAPITAL PROPERTIES, L.P.      Limited Partners
                                          Baron Capital Trust           80.2%
        ("OPERATING PARTNERSHIP")         Original Investors            18.8%
                                                                       -----
                                                                       100.0%
                                          Total
      ------------------------------


     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering (gross proceeds of $25,000,000) and assuming that the Dealer Manager and participating broker-dealers have not exercised any Common Share warrants granted to them in connection with the Cash Offering and that no transactions are effected pursuant to the Exchange Offering, the following would result:

     o The Trust would use the net proceeds of the Cash Offering ($22,500,000) (remaining after payment of commissions and offering fees) to acquire 2,500,000 Units in the Operating Partnership (80.2% of the then outstanding amount). The Original Investors would own 18.8% of the then outstanding Units (586,420 Units) and the Trust, in its capacity as general partner of the Operating Partnership, would own the remaining 1% (31,176 Units).

     o The purchasers of Common Shares in the Cash Offering would own 100% of the equity interest in the Trust, which, in turn, would own an 80.2% limited partnership interest in the Operating Partnership.

     o The respective ownership percentage interests in the Trust and the Operating Partnership would remain proportionately the same in the event the Trust sells less than all Common Shares being offered in the Cash Offering, even though there would be fewer outstanding Common Shares and Units.

     o The Operating Partnership would use the cash proceeds received from the Trust to acquire property interests and for working capital and other general business purposes.

     Until such time that the election of the Trust to be treated as a REIT for federal income taxes is revoked, said uses of the cash proceeds shall exclude the acquisition of assets that are listed in Section 351(e)(1) of the Code to the extent that such assets would cause the Operating Partnership to own more than 78% of the assets that are listed in Section 351(e)(1) of the Code. The purpose of this requirement is to prevent the Operating Partnership from being treated as an "investment company" for federal income tax purposes. "See FEDERAL INCOME TAX CONSIDERATIONS - Transfer to an Investment Company."

                The Cash Offering And Proposed Exchange Offering


      ------------------------------      Ownership:

                                          Purchasers of Common
            BARON CAPITAL TRUST             Shares in the Cash
                                            Offering                      95.2%
                 ("TRUST")                Broker-dealers
                                          participating
                                             in the Exchange Offering      4.8%
                                                                         100.0%
      ------------------------------      Total





      ------------------------------      Baron Capital Trust              1.0%

      BARON CAPITAL PROPERTIES, L.P.      Limited Partners
                                          Baron Capital Trust             39.9%
        ("OPERATING PARTNERSHIP")         Sellers of Property in
                                            Exchange Offering             39.9%
                                          Original Investors              19.2%
                                                                         100.0%
      ------------------------------      Total


     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, and the Operating Partnership uses all 2,500,000 registered Units to complete the Exchange Offering to acquire property interests, the following would result:

     o    The  Trust  would  use  the  net   proceeds   of  the  Cash   Offering
          ($22,500,000) (remaining after payment of commissions and offering fees) to acquire 2,500,000 Units in the Operating Partnership.

     o The Operating Partnership would issue all 2,500,000 registered Units to sellers of property interests in exchange for such interests and acquire additional property interests with the cash proceeds received from the Trust.

     o Each broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the number of Operating Partnership Units exchanged in the respective transactions.

     o Assuming no Unitholders have exercised their right to exchange their Units for an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would own 95.2% and 4.8%, respectively, of the equity interest in the Trust, and the Units of the Operating Partnership would be owned as follows:

                                                                      Percentage
  Limited Partners                                       Units         Interest
  ----------------                                       -----         --------
 Baron Capital Trust (as limited partner)               2,500,000       39.9%
 Sellers of Property Interests
   in Exchange Offering                                 2,500,000       39.9%
 Original Investors                                     1,202,160       19.2%
 Baron Capital Trust (as general partner)                  62,648        1.0%
                                                        ---------      -----
                                           Total:       6,264,808      100.0%

     If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would still together hold 100% of the then outstanding Common Shares of the Trust (but in varying percentages between them, depending upon the number of Units issued), and the Trust and the sellers of property interests who receive Units in the Exchange Offering would own varying numbers of Units and percentages of the then outstanding Units, depending upon how many Common Shares and Units were issued in connection with the respective offerings. The Original Investors would own a varying number of Units, but their collective Common Share beneficial ownership percentage would remain at 19%. In addition, over time as Unitholders exercise their rights to exchange Units for an equivalent number of Common Shares: (i) the number of outstanding Common Shares would increase, resulting in changing percentages of ownership among Shareholders, and (ii) the number of outstanding Units would decrease, resulting in changing percentages of ownership among Unitholders. However, such exchanges would not affect the ownership percentage interests of any Shareholder or Unitholder.

Regulations

     General. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

     Fair Housing Amendments of 1988. The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

     Americans with Disabilities Act ("ADA"). Properties in which the Trust acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than the Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, the Trust's ability to make expected distributions to Shareholders could be adversely affected. The Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

     Environmental Regulations. The Trust is subject to Federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.


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


     The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

     The Trust, where required, intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by the Trust and counsel prior to purchase of an interest in any property.

     Rent Control Legislation. Although none currently are applicable to any of the properties in which the Trust is contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Employees

     The Trust and the Operating Partnership initially expect to employ a total of approximately 20 employees. The number of employees it will initially hire will depend upon the amount of net proceeds raised in the Cash Offering and the results of the Exchange Offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

     The Trust has been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. Such investments are expected to consist primarily of: (i) the direct and indirect acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) Mortgage Loans which the Trust provides or acquires which are secured by mortgages on such types of properties. The Managing Shareholder expects that the Trust's proposed investments will (1) generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of residential apartment units which the Trust may acquire and/or principal and interest payments in respect of Mortgage Loans which the Trust may provide or acquire and (2) provide the opportunity for capital appreciation through the sale of all or a portion of the Trust's investment in equity interests in residential apartment properties. The Trust intends to pay regular quarterly distributions to the Shareholders and the Unitholders. Properties in which the Trust will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years.

     The management of the Trust has been involved in the residential property business for over 10 years and has extensive experience and presence in the residential property business which have enabled it to form key alliances and working relationships with owners of residential apartment properties and financial institutions.

     The Trust intends to acquire, own, operate, manage, and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The


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Trust's  strategy is to pursue  acquisitions of interests in properties that (i)
are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase the Trust's distributions and its overall market value. The Trust will make investments in properties indirectly through the Operating Partnership in which it will hold all of its real estate assets and conduct all real estate operations.

     The Trust's primary business objectives are to increase distributions to Shareholders and Unitholders and to increase the value of the Trust's portfolio of properties in which it acquires an interest. The Trust intends to achieve these objectives by:

     (i) Acquiring interests in properties that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of the Trust's management ability and strategic capital improvements;

     (ii) Increasing cash flow of the Trust's properties through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

     (iii) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

     (iv) Emphasizing capital improvements to enhance the Trust's competitive advantages in its markets.

     Brentwood Management, LLC ("Brentwood"), an Ohio limited liability company which is an Affiliate of the Managing Shareholder, or an Affiliate may manage properties in which the Trust may invest. For managing a residential apartment property, the property manager would be paid a fee equal to 5% of the collected rental income from the property plus a bookkeeping fee of $325 per month and it may earn a performance fee of $2.00 per residential unit per month if greater than 96% of gross potential rents are collected.

     Services to be provided by Brentwood shall include only services customarily furnished or rendered in connection with the rental of real property. For this purpose, the services are "customary" only if, in the geographic location in which each property is located, tenants in the respective properties are customarily provided the services primarily for the convenience or benefit of the tenant, to the guests, customers or subtenants of the tenant.

     After the Trust has invested the net proceeds of the Cash Offering and completed the Exchange Offering, it intends to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional borrowings. The Trust and the Operating
Partnership intend to investigate making an additional public or private offering of Common Shares or Units within the 12-month period following the commencement of the Cash Offering if the Board of the Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. There can be no assurance, however, that the Trust will be able to obtain capital for any such acquisitions or improvements on terms favorable to the Trust.

     The Trust expects to qualify as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1998. See "TAX STATUS OF THE TRUST" and "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Trust Policies with Respect to Certain Activities

     The following is a discussion of the Trust's policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by the Managing Shareholder of the Trust and under the Declaration may be amended or revised from time to time at the discretion of the Board with approval of a majority in interest of the Shareholders entitled to vote on such matters. The Declaration of Trust contains certain additional limitations on the Trust's activities. See "SUMMARY OF THE DECLARATION OF TRUST
- Control of Operations" and Section 1.9 of the Declaration.


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     At all  times,  the Trust  intends  to make  investments  and  conduct  its operations in such a manner as to be  consistent  with the  requirements  of the
Code  for  the  Trust  to  qualify  as  a  REIT  unless,   because  of  changing
circumstances or changes in the Code (or in Treasury Regulations), the Managing Shareholder, with the consent of a majority of the Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, determines that it is no longer in the best interests of the Trust to qualify as a REIT. No assurance can be given that the Trust's objectives will be attained.

     Investment Policies

     The Trust's investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its properties. The Trust intends to pursue these objectives by acquiring equity interests in one or more existing residential apartment properties located in the United States and/or making or investing in Mortgage Loans and other real estate interests related to such types of properties consistent with its qualification as a REIT. The Trust may invest in First Mortgage Loans or Junior Mortgage Loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The Trust may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

     Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Trust also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." The Trust may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies.

     The Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not acquire or provide debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder unless substantial justification exists. Repayment of any Mortgage Loans provided or acquired by the Trust would typically be secured by a Mortgage on the land, apartment units, and other improvements financed by the Trust and be non-recourse to the borrower. It is expected that in certain cases the Trust will provide or acquire a Second Mortgage Loan that is subordinate to a First Mortgage Loan provided by a lending institution. In certain cases, Mortgage Loans provided or acquired by the Trust may be in the form of First Mortgage Loans.

     Junior Mortgages securing Junior Mortgage Loans to be provided or acquired by the Trust may or may not be recorded. If any Junior Mortgage in favor of the Trust is not recorded, the Trust's security interest in the Mortgage would be unperfected and the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with Mortgage Loans to be provided or acquired by the Trust will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with (i.e., equal to) the Mortgage held by the Trust. Non-payment of any Junior Mortgage Loan that may be made or acquired by the Trust may constitute an event of default by the borrower under the underlying Senior Mortgage Loan, and such Senior Mortgage Loan may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment.

     The Trust will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any Mortgage Loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (with a $1,000 deductible per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. There can be no assurance, however, that the Trust's Property would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a


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


result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, the Trust could lose its invested capital in the property. In that case, the Shareholders and Unitholders could suffer a complete loss of their investment in the Trust.

     Real estate investment programs previously sponsored by and which may in the future be sponsored by Affiliates of the Managing Shareholder may seek to acquire interests in properties similar to those which the Trust will seek to acquire. The following method of allocation of the acquisition of such properties between the Trust and such other programs will generally be followed by the Trust in such cases. Except in unusual circumstances, the Trust will not invest its net offering proceeds in property investments until such similar programs sponsored prior to the Cash Offering have specified for investment or committed to invest at least 50% of their investment funds in respect of particular properties, and no such similar program sponsored subsequent to the Cash Offering will invest in respect of a particular property until the Trust has specified for investment or committed to invest at least 50% of its net offering proceeds in respect of particular properties. The Board and the Independent Trustees are responsible for overseeing the allocation of the acquisition of properties under the circumstances described above to insure that the foregoing allocation method is applied fairly to the Trust.

     Pending the commitment of Trust and Operating Partnership funds for the purposes described in this Prospectus, for distributions to Shareholders and Unitholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in:
(i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest.

     The Trust intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     Disposition Policies

     The Managing Shareholder will periodically review the portfolio of assets which the Trust acquires. The Trust has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of the Trust's portfolio; (iv) potential for, or the existence of, any environmental or regulatory problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by the Managing Shareholder.

     Financing Policies

     The Trust will have the right to borrow funds, and use the Trust's available assets as security for any such loan, if the Trust's cash requirements exceed its available cash. Under the Declaration of the Trust, the aggregate borrowings of the Trust in relation to its net assets may not exceed 300%, except where the Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which the Trust invests will secure a First Mortgage Loan. The principal balance of any such First Mortgage Loan typically would represent a substantial percentage of the Trust's basis in any property in which the Trust owns an equity interest.

     To the extent that the Managing Shareholder desires that the Trust obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares and debt securities (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of Shares, or the issuance of Units of limited partnership interest in the


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Operating  Partnership and any other  partnerships the Trust may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in any applicable Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

     Conflict of Interest Policies

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all Shareholders and Unitholders.

     The Managing Shareholder will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. The Declaration of the Trust requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates.

     Actions of the Trust and the Operating Partnership requiring approval of the Board and/or the Independent Trustees include, without limitation, the payment of compensation to the Managing Shareholder, a Trustee, any other member of the Board of the Trust or any of their respective Affiliates in amounts in excess of certain specified limits for services performed for the Trust and the acquisition of properties from or the sale of properties to any such parties. For example, the Trust may not purchase property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the members of the Board and a majority of the Independent Trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as Independent Trustees) review the proposed transaction and determine that it is fair and reasonable to the Trust and that the purchase price to the Trust for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value. As of the date of this Prospectus, the Trust does not contemplate using any substantial portion of the net proceeds of the Cash Offering to acquire property interests from the Managing Shareholder, any Trustee or any other member of the Board of the Trust or any of their respective affiliates.

     For a more detailed description of Trust and Operating Partnership actions requiring approval of the Board and/or the Independent Trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

                    PROPOSED INITIAL REAL ESTATE INVESTMENTS

         In the Exchange Offering, the Operating Partnership will offer to issue Units to sellers of interests in residential apartment properties in exchange for such property interests. As its initial acquisition candidates, the Operating Partnership will offer to acquire property interests indirectly owned by individual limited partners in 10 real estate limited partnerships managed by Affiliates of the Managing Partnership and by individual limited partners in a limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering (such limited partners are collectively referred herein as the "Exchange Limited Partners" and individually as an "Exchange Limited Partner," and such partnerships are collectively referred herein as the "Exchange Partnerships" and individually as an "Exchange Partnership").

     Each Exchange Partnership directly or indirectly owns the entire equity interest in a single residential apartment property. The Operating Partnership would acquire interests in a particular property by acquiring from


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Exchange Limited Partners their limited partnership  interests in the respective partnership (the "Exchange Partnership Units"). In connection with the Exchange Offering, the corporate general partners of each of the Exchange Partnerships have agreed to waive all but a one percent economic interest (retained for federal income tax purposes), including back end interests and administrative fees, attributable to such corporate general partners. In addition, the Trust will replace the current corporate general partners of each Exchange Partnership in their capacity as general partners.

     The 11 properties initially targeted for the Exchange Offering (collectively, the "Exchange Properties" and individually, an "Exchange Property") consist of an aggregate of 638 residential units (comprised of studio and one, two, three and four-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Certain information relating to the 11 properties and mortgage indebtedness secured thereby is summarized in the two tables set forth below. Assuming the Exchange Offering in respect of the 11 properties is accepted by all Exchange Limited Partners, the deemed purchase price is expected to be approximately $26.5 million, comprised of Operating Partnership Units to be issued with a deemed value of approximately $12 million plus first mortgage indebtedness of approximately $14.5 million to which the properties are subject. The Trust and the Operating Partnership will investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and interests in 13 additional residential apartment properties held by certain other limited partnerships managed by Affiliates of the Managing Shareholder and property interests held by a limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER," THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Audited statements of revenues and certain expenses for the 11 Exchange Properties described herein and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 are included in Exhibit D to this Prospectus. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

     In the initial transactions of the Exchange Offering, the Operating Partnership anticipates that it will offer to issue Operating Partnership Units to each individual Exchange Limited Partner in exchange for his respective limited partnership interest in an Exchange Partnership. Each Exchange Limited Partner will have the opportunity to elect on an individual basis either (i) to accept Operating Partnership Units in exchange for his limited partnership interest in his respective Exchange Partnership or (ii) retain his interest in the Exchange Partnership on substantially the same terms and conditions as currently exist. The approval of Exchange Limited Partners holding a specified percentage of the limited partnership interests in a particular Exchange Partnership will not be required for the Operating Partnership to consummate the Exchange Offering in respect thereof. After the completion of the Exchange Offering, each Exchange Partnership will continue to own its interest in its respective Exchange Property, but all of the limited partnership interests therein would then be owned by the Operating Partnership, if all Exchange
Limited Partners in such Exchange Partnership elect to accept the Exchange Offering, or by the Operating Partnership and any Exchange Limited Partners who elect not to accept the Exchange Offering.

     The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have a deemed value in the range of 102% to 110% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each Operating Partnership Unit will be initially valued at $10, the same offering price of each Trust Common Share offered in the Cash Offering. As described above, holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. "See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP."

     The number of Operating Partnership Units to be offered in respect of each Exchange Property will differ based upon a number of factors, including, among others, the operating history of the property, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition and estimated appraised market value. An Affiliate of


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


one of the Original Investors has agreed to supplement the number of Operating Partnership Units offered to Exchange Limited Partners in certain partnerships by contributing to the Operating Partnership at no cost a portion of his appraised interest in an unrelated residential property. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance.

     All expenses incurred in connection with the Exchange Offering to produce, file, print and distribute the prospectus will be paid by the Trust. No special fees or commissions were or will be paid to the Managing Shareholder, any corporate general partner of an Exchange Partnership, or any of their respective Affiliates, in connection with the Exchange Offer. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units issued to offerees as a result of their efforts.


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



                              Property Information
                     Initial Properties - Exchange Offering

     The table set forth below summarizes certain information relating to the initial 11 properties in which the Operating Partnership intends to acquire an interest in connection with the Exchange Offering, including (i) the name and location of the properties, (ii) the year each property was completed, (iii) the number of units, acreage, rentable area, average unit size, average rental rate per unit and per square feet of rentable area as of April 1, 1998, and (iv) the weighted average physical occupancy of each property as of April 1, 1998.


                                                                        Approx.                       4/1/98             Physical
                                                    Number              Rentable    Average    Average Rental Rates/    Occupancy
                                          Year        Of     Approx.      Area     Unit Size           Month              As of
  Property               Location      Completed    Units     Acres    (Sq. Ft.)*  (Sq. Ft.)  (Per Unit)  (Per Sq. Ft.)   4/1/98
  --------               --------      ---------    -----    -------   ---------   ---------  ----------  ------------    ------

Blossom Corners          Orlando,         1980        70      3.67      39,300         561       $431          $.77        100%
Apartments (Phase I)     Florida

Blossom Corners          Orlando,         1981        68      3.51      38,100         560       $431          $.77        100%
Apartments (Phase II)    Florida

Bridgepoint Apartments   Jacksonville     1986        48      3.39      27,360         570       $450          $.79        100%
(Phase II)               Florida

Eagle Lake Apartments    Port             1987        77      4.68      45,504         591       $445          $.75        100%
                         Orange,
                         Florida

Forest Glen Apartments   Daytona          1985        52      6.85      62,692       1,205       $655          $.54         94%
(Phase I)                Beach,
                         Florida

Forest Glen Apartments   Daytona          1985        30      6.85      34,231       1,141       $638          $.56         93%
(Phase II)               Beach,
                         Florida

Forest Glen Apartments   Daytona          1985        26      6.85      29,931       1,151       $641          $.56         92%
(Phase III)              Beach,
                         Florida

Forest Glen Apartments   Daytona          1985         8      6.85       9,166       1,146       $639          $.56         94%
(Phase IV)               Beach,
                         Florida

Glen Lake Apartments     St.              1986       144      7.16      79,200         550       $674         $1.23         94%
                         Petersburg,
                         Florida

Grove Hamlet             Deland,          1986        56      6.21      45,504         813       $467          $.57         96%
Apartments               Florida

Stadium Club Apartments  Statesboro,      1987        59      3.50      50,736         860       $853          $.99         92%
                         Georgia
                                                     -------------------------------------------------------------------------------
TOTAL
PROPERTIES:                                          638     59.52     461,724         724       $570          $.78         96%
                                                     ===============================================================================

----------
*    Includes only residential apartment units and excludes common areas.

                              Mortgage Information
                     Initial Properties - Exchange Offering

     The table below sets forth certain information relating to the indebtedness secured by or associated with the initial 11 properties in which the Operating Partnership intends to acquire an interest in connection with the Exchange Offering, including (i) the name and location of the properties, (ii) the principal balances as of March 1, 1998, (iii) the interest rates, (iv) the annual debt service, (v) the amortization term, (vi) the maturity dates, (vii) the balances due on maturity, (viii) the monthly payments, and (ix) the name of the lending institution.

                                   3/98               Annual                               Balance
                                Principal   Interest   Debt      Amortization  Maturity     Due On     Monthly
 Property         Location       Balance      Rate    Service        Term        Date      Maturity    Payment        Lender
 --------         --------       -------      ----    -------    ------------  --------    --------    -------        ------
Blossom Corners   Orlando,     $1,038,151     9.04%  $105,288      25 years     11/1/06    $882,430    $8,774    Column Financial,
Apartments        Florida                                                                                        Inc.
(Phase I)

Blossom Corners   Orlando,      1,119,428     8.24%   107,793      25 years     3/1/02    1,050,024     8,841    Main America
Apartments        Florida                                                                                        Capital
(Phase II)

Bridgepoint       Jacksonville,   724,971     9.52%    77,096      25 years     7/1/06      625,327     6,381    Huntington
Apartments        Florida                                                                                        Mortgage
(Phase II)                                                                                                       Co.

Eagle Lake        Port          1,463,114     8.56%   144,638      25 years     11/1/05   1,244,562    12,053    Column Financial,
Apartments        Orange,                                                                                        Inc.
                  Florida
Forest Glen       Daytona       1,836,576     7.01%   145,921      30 years      3/05     1,681,926    12,160    Prudential Mortgage
Apartments        Beach,                                                                                         Capital
(Phase I)         Florida

Forest Glen       Daytona       1,072,132     7.01%    85,188      30 years      3/05       981,813     7,099    Prudential Mortgage
Apartments        Beach,                                                                                         Capital
(Phase II)        Florida

Forest Glen       Daytona         854,708     7.01%    67,909      30 years      3/05       782,744     5,659    Prudential Mortgage
Apartments        Beach,                                                                                         Capital
(Phase III)       Florida

Forest Glen       Daytona         236,584     7.01%    18,797      30 years      3/05       216,712     1,566    Prudential Mortgage
Apartments        Beach,                                                                                         Capital
(Phase IV)        Florida

Glen Lake         St.           2,738,157     9.55%   298,709      25 years     5/18/00   2,652,341    24,475    Republic Bank
Apartments        Petersburg,     361,952     8.00%    34,728      25 years     5/1/05      343,772     2,894    Glen Lake Arms
                  Florida                                                                                        Joint Venture

Grove Hamlet      Deland,       1,323,137     9.50%   156,030      25 years     6/27/98   1,314,872    13,002    Midland Loan
Apartments        Florida                                                                                        Services

Stadium Club      Statesboro,   1,750,000     7.87%   151,271      30 years     10/1/05   1,615,458    12,606    GMAC
Apartments        Georgia

                              -----------          ----------                                        --------
TOTAL
PROPERTIES:                   $14,518,910          $1,393,368                                        $115,510
                              ===========          ==========                                        ========


Property Description

     The Exchange Properties are primarily garden style, one and two-story multi-family residential apartment dwellings which range in size from eight units to 144 units. The Trust believes that the Exchange Properties generally occupy strategic locations growing sub-markets. The average unit size for properties is 724 square feet, with ___% of the units having two or more bedrooms. A majority of the units have washer/dryer connections and walk-in closets. The Exchange Partnerships have improved the attractiveness of the Exchange Properties by investing in extensive landscaping and rehabilitating certain units. Other features frequently included in the Exchange Properties are swimming pools, playgrounds, volley ball courts, fitness centers and community rooms.

Lease Agreements

         The Exchange Partnerships use a variety of lease forms to comply with applicable state and local laws and customs. At some properties, the Exchange Partnerships use leases provided or recommended by state or local apartment associations. At other properties, the Exchange Partnerships use a standard company lease modified if necessary to comply with local law or custom. The terms of a lease varies with local market conditions; however, one-year leases are most common. Generally, the leases provide that unless the parties agree in writing to a renewal, the tenancy will convert at the end of a lease term to a month-to-month tenancy, subject to the terms and conditions of the lease, unless either party gives the other party at least 30 days' prior notice of termination. All leases are terminable by the Exchange Partnerships for nonpayment of rent, violation of property rules and regulations, or other specified defaults.

Competition

     In general, there are numerous other multi-family residential apartment properties located in close proximity to each of the Exchange Properties. The number of multi-family units available in any target metropolitan market could have a material effect on a property's capacity to rent space and on the rents charged. In addition, in many of the Trust's proposed sub-markets, institutional investors and owners and developers of multi-family residential apartment properties compete for the acquisition and leasing of multi-family properties. Many of these persons have substantial resources and experience.

Insurance

     The Managing Shareholder believes that all of the Exchange Properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits.

Property Management

     Strategic Management Services Company currently manages all of the Exchange Properties. During 1997, the Exchange Partnerships paid an aggregate of approximately $208,000 in property management fees. After the Exchange Offering, it is expected that some or a substantial portion of the properties to be acquired in the Exchange Offering will ultimately be managed by an Affiliate of the Trust.

                             SELECTED FINANCIAL DATA

     The following table contains selected audited operating data for the Exchange Properties on a consolidated basis for the twelve-month periods ended December 31, 1996 and December 31, 1997, and prospective operating data for the year ending December 31, 1998, based upon the current operations of the Exchange Properties. The data was derived from the statement of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to the Exchange Properties. The audited 1996 and 1997 statements of revenues and certain expenses are included in Exhibit D to this Prospectus, and the data set forth below should be reviewed in conjunction with such statements for the related period, including the notes thereto. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

                                              Actual         Actual        Prospective
                                            Year Ended     Year Ended      Year Ending
                                           December 31,   December, 31,    December 31,
                                               1997           1996            1998*
Revenues:

Rental income                               $3,258,959     $3,217,429     $3,906,995
Other income                                   148,713        206,285        145,000
                                            ----------     ----------     ----------

       Total revenues                       $3,407,672     $3,423,714     $4,051,995

Certain Expenses:

   Personnel                                $  394,090     $  387,334     $  392,100
   Advertising and promotion                    84,291         73,409         91,100
   Utilities                                   310,253        297,326        284,200
   Repairs and maintenance                     303,281        276,343        298,490
   Real estate taxes and insurance             427,435        439,942        430,150
   Mortgage interest expense                 1,327,009      1,268,808      1,535,294
   Management fees                             207,902        219,251        248,499
   Other operating expenses                     64,411         50,561         62,100
                                            ----------     ----------     ----------

       Total certain expenses               $3,118,672     $3,012,974     $3,341,933
                                            ----------     ----------     ----------

Revenues in Excess of Certain Expenses      $  289,000     $  410,740     $  710,062
                                            ==========     ==========     ==========

----------

* Prepared based on annualized unaudited operating results of the Exchange Properties from January 1, 1998 to date without any assumed percentage increase or decrease in operating income or operating expenses for the remainder of 1998. Actual results may vary materially from the prospective financial information shown as a result of any number of factors discussed elsewhere in this Prospectus, including, without limitation, under the "RISK FACTORS," "THE EXCHANGE OFFERING," "THE TRUST AND THE OPERATING PARTNERSHIP," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE EXCHANGE PROPERTIES" and "FEDERAL INCOME TAX CONSIDERATIONS."

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS OF THE EXCHANGE PROPERTIES

Overview

     The operating results of the Exchange Properties depend primarily upon income from residential apartment properties, which is substantially influenced by (i) the demand for and supply of residential apartment units in their primary target market and sub-markets, and (ii) operating expense levels. The operating results of the Trust and the Operating Partnership, subsequent to the effectiveness of the Cash Offering and the closing of any acquisitions in connection with the Exchange Offering, will depend primarily upon these two factors and upon the pace and price at which they can acquire and improve additional properties.

     The target metropolitan markets and sub-markets have benefited in recent periods from demographic trends (including population and job growth) which increase the demand for residential apartment units, while financing constraints (specifically, reduced availability of development capital) have limited new construction to levels significantly below construction activity in prior years. Consequently, rental rates for residential apartment units have increased at or above the inflation rate for the last two years and are expected to continue to experience such increases for the next 18 months based on market statistics made available to management of the Trust in terms of occupancy rates, supply, demographic factors, job growth rates and recent rental trends. Expense levels also influence operating results, and rental expenses (other than real estate taxes) for residential apartment properties have generally increased at approximately the rate of inflation for the past three years and are expected to increase at the rate of inflation for the next 18 months.

Results of Operations

Comparison of Year Ended December 31, 1996 to Year Ended December 31, 1997

     For the year ended December 31, 1997, revenues in excess of certain expenses were $289,000, representing a 29.6% decrease from revenues in excess of certain expenses of $410,740 for the year ended December 31, 1996. The decrease was primarily attributable to three factors. First, two Exchange Properties, comprised of 172 residential units, were substantially removed from the rental market during 1997 to be prepared for sale as individual condominium units. Substantial rehabilitation was completed in the units, including new roofs, exteriors and appliances and interior decorating. The residential units were returned to the rental market in January 1998 and presently have an occupancy rate of 94%. Second, one Exchange Property, comprised of 144 residential units, was substantially removed from the rental market for six months in 1997 for material rehabilitation to change its focus from that of long-term rentals to that of short-term corporate rentals. The process has been substantially completed and the occupancy rate as of the date of this Prospectus is 97%. Third, two Exchange Properties, comprised of 138 residential units, were materially rehabilitated during the first five months of 1997. The rehabilitation included new roofs, exteriors and appliances and interior decorating. Occupancy averaged 80% during the rehabilitation period. However, occupancy has averaged 96% since August 1997, and continues at that rate as of the date of this Prospectus. Despite such factors, rental income from the Exchange Properties increased by $41,530, or 1.3%, from $3,217,429 in 1996 to $3,258,959 in 1997. The increase in rental income in 1997 was attributable to strong rental markets and ongoing capital improvements. Other income (comprised primarily of one-time fees) decreased by $57,572, or 27.9%, from $206,285 in 1996 to $148,713 in 1997. The decrease in other income in 1997 was attributable primarily to a reduction in laundry income.

     Property operating expenses increased by $47,497, or 2.7%, from $1,744,166 in 1996 to $1,791,663 in 1997. The increase in property operating expenses in 1997 was attributable to an expensing of costs involved with the rehabilitation and re-renting of the properties. Personnel expenses increased by $6,756 (1.7%), advertising and promotion expenses increased by $10,882 (14.8%), utility expenses increased by $12,927 (4.3%), repairs and maintenance expenses increased by $26,938 (9.7%), real estate taxes and insurance expenses decreased by $12,507 (2.8%), mortgage interest expense increased by $58,201 (4.6%), management fees decreased by $11,349 (5.2%), and other operating expenses (comprised primarily of administrative costs involved with refinancing) increased by $13,850 (27.4%).

     Each Exchange Property secures the repayment of large-scale first mortgage financing. At December 31, 1997, the aggregate principal balance of such loans was approximately $15,900,000. The Exchange Properties, taken in the aggregate, have significantly reduced interest rate risk through refinancings that have occurred over the past two years. By April 10, 1998, the last of nine out of the 11 Exchange Properties is expected to be refinanced with fixed interest rate mortgage debt. The first mortgage loans have terms in the range of five to 10 years, amortization periods of 25 to 30 years and interest rates ranging from 7.25% to 9.55% per annum. The weighted average interest rate is approximately 8.60%. The two remaining properties are expected to be refinanced over the next six months, which is expected to result in the weighted average interest rate dropping an additional 35 basis points to 8.25%. Other information relating to mortgage financing secured by the Exchange Properties is summarized in the table above at "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

Liquidity and Capital Resources

     The Exchange Properties, taken in the aggregate, had sufficient liquidity and working capital to meet their obligations during 1996 and 1997 and to date in 1998. They are expected to have sufficient liquidity and working capital to meet their obligations during the next twelve-month period. Longer-term capital needs for the properties, taken in the aggregate, include the completion of certain deferred maintenance items (including, but not limited to, the complete renovation of five residential units and the completion of the upgrading of furnishings of 110 residential units. The Trust anticipates that no funds from the Cash Offering will be applied to such items, as reserves are currently in place for such events. The Trust does not anticipate that any funds from the Cash Offering will be applied to other anticipated capital improvements.

     The Trust believes that known trends, events or uncertainties which will or are reasonably likely to affect the Exchange Properties short-term and long-term liquidity and current and future prospects include the performance of the economy and the building of new apartment communities. Although the Trust cannot reliably predict the effects of these trends, events and uncertainties on the Exchange Properties as a whole, some of the reasonably anticipated effects might include downward pressure on rental rates and occupancy levels.

     Generally, there are no seasonal aspects on the operations of any of the Exchange Properties which might have a material effect on the financial condition or results of operation, except that for the last 32 months, one student housing property, comprised of 60 units, has had an average occupancy rate of 93% for nine months of the year and 40% for the remaining three months per year.

     See  also  "THE   EXCHANGE   OFFERING,"   "THE  TRUST  AND  THE   OPERATING
PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

                        FEDERAL INCOME TAX CONSIDERATIONS

     This section is a summary of material tax considerations that may be relevant to prospective holders of Operating Partnership Units, based upon the Code, administrative regulations promulgated or proposed by the Treasury Department (the "Regulations"), judicial decisions and rulings of the Internal Revenue Service (the "IRS" or the "Service"), all of which are subject to change (collectively the "Tax Laws"). Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below.

     Because many of the federal income tax consequences of an investment in the Partnership will vary from one Unitholder to another, this summary does not discuss all of the provisions of the Code that might be applicable to a particular Unitholder. The discussion below focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, non-resident aliens or other Unitholders subject to specialized tax treatment (such as tax-exempt institutions, foreign persons, individual retirement accounts, REITs or mutual funds). Unitholders should also be aware that the IRS may not agree with all of the conclusions stated herein, and that no ruling will be requested from the IRS. Moreover, changes in the Tax Laws after the date of this prospectus may alter the tax consequences to a Unitholder of an investment in the Partnership. Finally, various provisions of the Code contain a number of ambiguities, which will be resolved only by future legislative, administrative or court action.

     This summary is not intended as a substitute for individual tax planning. Neither the Trust as General Partner of the Operating Partnership ("General Partner"), the Operating Partnership nor any of their counsel or consultants assumes any responsibility for the tax consequences of this transaction to any Unitholder. Each prospective Unitholder will be required to represent in a subscription agreement that he or she has consulted his or her own tax advisor with respect to the federal, state, local and foreign tax consequences arising from his or her purchase of the Units.

CLASSIFICATION AS A PARTNERSHIP

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special Tax Counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes.

     In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Partnership and the General Partner:

     o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation or corporation;

     o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
          (iii) the description in this Prospectus;

     o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

     o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the 1940 Act.

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradeable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the General Partner have represented to special Tax Counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the General Partner have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special Tax Counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

     THE DISCUSSION BELOW IS BASED ON THE ASSUMPTION THAT THE OPERATING PARTNERSHIP WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

EXCHANGE OF A PARTNERSHIP INTEREST FOR INTEREST IN THE OPERATING PARTNERSHIP

     Based on certain factual representations made by the Operating Partnership and the General Partner to special Tax Counsel, a contribution by an owner ("Exchange Limited Partner") of a partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Units of the Operating Partnership (the

"Exchange") should not result in the recognition of taxable gain at the time of the Exchange so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his or her partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the partnership in which the Exchange Limited Partner owns an interest (the "Exchange Partnership") at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange.

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." In addition, Section 731 of the Code provides that a distribution of property other than "money," by a partnership to a partner does not result in taxable gain to that partner. The nonrecognition rule of Section 721 ordinarily applies even when the transferred property is subject to liabilities (so long as the assumption of such liabilities does not result in a deemed distribution of "money" to the partner in excess of the partner's basis in the assets contributed to the partnership). Accordingly, Section 721 and Section 731 generally will apply to prevent the recognition of gain by either an Exchange Partnership or an Exchange Limited Partner in connection with the Exchange.
However, there are several exceptions to the availability of nonrecognition treatment under Section 721 and Section 731 of the Code, including the following:

     1. Any decrease in a partner's liabilities, if not offset by a corresponding increase in the partner's share of other partnership liabilities, could cause the partner to recognize taxable gain as a result of the partner being deemed to have received a cash distribution from the partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under
          Section 721 or Section 731 of the Code. A decrease in a partner's share of partnership liabilities (and the resulting deemed cash distribution) also might occur upon a repayment of part or all of such liabilities following the exchange.

     2. A contribution of property that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

     3. A distribution of "marketable securities" under Section 731(c) of the Code.

     4.   Recapture under Section 465(e) of the Code.

     5. A contribution of an appreciated asset to a partnership which would be treated as an investment company (within the meaning of Section 351) if the partnership were incorporated.

     The foregoing exceptions are discussed in greater detail below.




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RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION

     If an Exchange Limited Partner is deemed to receive a cash distribution as a result of such Exchange Limited Partner's relief from its allocable share of liabilities of an Exchange Partnership in connection with the Exchange, then such Exchange Limited Partner will recognize taxable gain, but only to the extent that the deemed cash distribution exceeds such Exchange Limited Partner's adjusted tax basis in his or her Exchange Partnership Units immediately prior to the Exchange. Whether the deemed cash distribution results in a taxable gain depends upon a number of circumstances that can be determined only with full knowledge of the specific details of each particular exchange.

     Under the applicable provisions of the Code, partners in a partnership include their share of the partnership's liabilities, determined in accordance with Regulations under Section 752 of the Code, in determining the basis of their partnership interests. Partners also include in the basis of their partnership interest the adjusted tax basis of any capital contributions that they have actually made to the partnership and their allocable share of all partnership income and gains, and they reduce their basis by the amount of all distributions that they received from the partnership and their allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership's liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction.

     In the case of the Exchange, these rules will be applied by reference to the Exchange Limited Partner's share of the liabilities of the Exchange Partnership immediately before the Exchange and that Exchange Limited Partner's share of liabilities as a Unitholder in the Operating Partnership immediately after the Exchange. Although the Code is not clear on whether netting of debt relief and debt assumption is possible in the case of a contribution of a partnership interest to a partnership, Section 1.752-1(f) of the Regulations implies that netting is permissible. Thus, an Exchange Limited Partner has a reasonable basis for offsetting his or her share of the liabilities of the Operating Partnership against the elimination of such Exchange Limited Partner's share of liabilities of the Exchange Partnership in determining the amount of the deemed cash distribution to such Exchange Limited Partner. If an Exchange Limited Partner, however, is deemed under these rules to receive a cash distribution in an amount in excess of the basis immediately prior to the Exchange of the Exchange Limited Partner's Exchange Partnership Units, the Exchange Limited Partner may recognize taxable gain.

     Under Section 752 of the Code and the Regulations thereunder, a partner's share of partnership liabilities includes the partner's share of recourse liabilities plus the partner's share of partnership nonrecourse liabilities. A partnership liability is a recourse liability to the extent that any partner (or a person related to any partner) bears the "economic risk of loss" for that liability within the meaning of the Regulations, and a partnership liability is nonrecourse to the extent that no partner (or related person) bears the "economic risk of loss." The Operating Partnership and the General Partner have represented to special Tax Counsel that no Unitholder will have any share of any recourse liabilities of the Operating Partnership. Therefore, Exchange Limited Partners who currently include in the basis for their Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" agreements that they have entered into with the Exchange Partnership, will realize a deemed cash distribution in connection with the Exchange because such indemnification and "deficit restoration" agreements will be eliminated in the Exchange.

     Pursuant to the Regulations, a partner's share of partnership nonrecourse liabilities equals the sum of (i) the partner's share of "partnership minimum gain," determined in accordance with the rules of Section 704(b) of the Code and the Regulations thereunder ("Section 704(b) Gain"); (ii) the amount of any taxable gain that would be allocated to the partner under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of partnership property) if the partnership disposed of (in a taxable transaction) all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of the liabilities and for no other consideration ("Section 704(c) Gain"); and (iii) the partner's share of "excess nonrecourse



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liabilities" (i.e. those not allocated under (i) and (ii) above) which are to be allocated in accordance with the partners' respective "shares of partnership profits."

     To the extent an Exchange Limited Partner had a share of the "partnership minimum gain" from the Exchange Partnership immediately prior to the Exchange, on contribution of the Exchange Limited Partner's Exchange Partnership Units to the Operating Partnership such share of "partnership minimum gain" will be converted into an equivalent amount of Section 704(c) Gain. Thus, there will not be any Section 704(b) Gain for purposes of determining the Exchange Limited Partner's share of partnership nonrecourse liabilities upon the Exchange. The nonrecourse liabilities, if any, allocable for a particular former Exchange Limited Partner of an Exchange Partnership by reason of Section 704(c) Gain will depend on a number of factors, including, for example (i) the former Exchange Limited Partner's share of existing Section 704(c) Gain of the Exchange Partnership immediately prior to the Exchange (although the matter is not free from doubt, the amount of such share appears to depend on, among other things, the assets that such Exchange Limited Partner contributed (or was deemed to contribute) to the Exchange Partnership in exchange for Exchange Partnership Units of the Exchange Partnership, the tax basis of those assets at the time of contribution relative to the fair market value at such time, and the amount of nonrecourse liabilities of the Exchange Partnership currently secured by such assets, relative to the current tax basis and "tax book value" of those assets),
(ii) the extent, if any, to which the Section 704(c) Gain attributable to the assets of the Exchange Partnership increases by reason of the Exchange (because the nonrecourse liabilities currently secured by particular assets exceed the tax basis of such assets by more than the existing Section 704(c) Gain attributable to such assets), and (iii) the extent to which the Operating Partnership causes nonrecourse liabilities as to which there exists Section 704(c) Gain immediately prior to the Exchange to be repaid or refinanced in connection with the Exchange in a manner that reduces or eliminates that Section 704(c) Gain.

     The   Operating   Partnership   will   allocate  any  "excess   nonrecourse
liabilities"   among  the  Unitholders  in  accordance  with  their   respective
Percentage Interests.

     The Agreement of Limited Partnership of the Operating Partnership provides that nonrecourse deductions for any taxable period are to be allocated to the Unitholders in accordance with the respective Partnership Interests. Additionally, the General Partner has been given the discretion to allocate the Operating Partnership's nonrecourse deductions in a different manner to satisfy the Safe Harbor requirements of the Regulations. There can be no assurance that each Unitholder will be allocated nonrecourse deductions in a manner prescribed by the Regulations.

     IT IS ESSENTIAL IN ASSESSING THE POTENTIAL IMPACT RESULTING FROM A DEEMED RELIEF FROM LIABILITIES THAT EACH EXCHANGE LIMITED PARTNER IN AN EXCHANGE PARTNERSHIP CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER PARTICULAR CIRCUMSTANCES.

DISGUISED SALE REGULATIONS

     The Exchange will be taxable to an Exchange Limited Partner to the extent that it is treated as a "disguised sale" of all or a portion of the Exchange Limited Partner's Exchange Partnership Units under the Code or the Regulations.
Section 707 of the Code and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of certain prescribed exceptions is applicable, a partner's contribution of property to a partnership in a contemporaneous transfer of money or other consideration from the partnership (other than an interest in the partnership, such as the Operating Partnership) to the partner will be treated as a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations further provide that transfers of monies or other consideration between a partnership and a partner that are made within two years of each other are presumed to be a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or an exception to disguised sale treatment applies.




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



     1. Effect of Assumption of Liabilities Under the Disguised Sale Regulations. For purposes of these rules, certain reductions in a partner's share of liabilities are treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. Furthermore, the method of computing the existence and amount of any reduction in a partner's share of liabilities under the Disguised Sale Regulations is different from, and generally more onerous than, the method applied under the rules discussed above under the heading "Relief From Liabilities/Deemed Cash Distribution." However, if a transfer of property by a partner to a partnership is not otherwise treated to any extent as part of a disguised sale, any reduction in the partner's share of "qualified liabilities" (discussed below) is not treated as part of a disguised sale. Moreover, even if the transfer otherwise constitutes a disguised sale to some extent, the amount of the reduction in the partner's share of liabilities treated as part of the sale proceeds may in some cases be computed under a more favorable method in the case of "qualified liabilities" than in the case of other liabilities.

     For purposes of the Disguised Sale Regulations, a "qualified liability" in connection with a transfer of property to a partnership includes (i) any liability incurred more than two years prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property, so long as the liability has encumbered the transferred property throughout the two-year period; (ii) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred; (iii) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to property contributed to the partnership; and (iv) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are transferred to the partnership, other than assets that are not material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and encumber such property or any allocable liabilities described in (iii) or (iv), above) at the time of transfer. A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, when contributed property is borrowed against, pledged as collateral for a loan, or otherwise refinanced, and the proceeds of the loan are distributed to the contributing partner, there is no disguised sale to the extent that the proceeds are attributable to indebtedness properly allocable to the contributing partner under the rules of Section 752 of the Code and the partner retains substantive liability for the repayment of the loan. Finally, if a partner treats a liability described in (i) or (ii) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

     Special Tax Counsel does not have adequate information, and is therefore unable to determine, whether or not any liabilities of a particular Exchange Partnership assumed by the Operating Partnership in the Exchange fall into one of the four categories of "qualified liabilities" described above. Thus, special Tax Counsel is unable to render an opinion with regard to that matter. In any event, certain liabilities of each Exchange Partnership may be qualified liabilities solely by reason of exception (i) or (ii) in the preceding paragraph, and thus, the Exchange Partnership and former Exchange Limited Partner may be required to make disclosure with respect to those liabilities in their tax returns for the year in which the Exchange occurs.

     2. Effect of Cash Distributions Under the Disguised Sale Regulations. Cash distributions from a partnership to a partner may be treated as a transfer of property for purposes of the "disguised sale" rules. An exception applies, however, to distributions of "operating cash flow," as such term is defined in the Disguised Sale Regulations. Operating cash flow distributions are presumed not to be a part of a sale of property to a partnership unless the facts and circumstances clearly establish that the distribution of operating cash flow is part of a sale. The



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General Partner and the Operating  Partnership  have  represented to special Tax
Counsel that no distribution of cash will be made by the Operating Partnership to the Exchange Limited Partners of the Exchange Partnership Units upon exchange of such interests to the Operating Partnership. The Operating Partnership believes that its periodic distributions of cash to Exchange Limited Partners will qualify as distributions of "operating cash flow" under the Disguised Sale Regulations.

     3. Effect of Right to Convert to a Share of the Trust. The Regulations provide that the Section 731 nonrecognition provision regarding distribution of property by a partnership does not apply where property is contributed to a partnership and, within a short period, other property is distributed to the contributing partner. The existence of the right by each Unitholder to exchange his or her Units of the Operating Partnership for Shares of Beneficial Interest of the Trust (the "Conversion Right") may be considered to be "other property" received by the Exchange Limited Partners in connection with the Exchange that will cause some portion of the Exchange to be considered to be a disguised sale. The Service has previously ruled in Revenue Ruling 69-265, in a case involving a reorganization of a corporation under Section 368(a)(1)(C) of the Code, that a conversion right is considered "other property" under certain circumstances. Special Tax Counsel is not able to issue an opinion as to whether the conversion right received by the Exchange Limited Partners will be treated as "other property." Additionally, otherwise "qualified liabilities" could also be taxable if the Conversion Right is treated as other property (see "Effect of Disguised Sale Characterization" immediately below).

     4. Effect of Disguised Sale Characterization. In any case in which a transfer of Exchange Partnership Units to the Operating Partnership is found to be a "disguised sale," all or a substantial portion of the gain represented by the excess of the fair market value of the Units received by each Exchange Limited Partner over the tax basis of the Exchange Limited Partner's Exchange Partnership Units would be recognized by the Exchange Limited Partner. If a transfer of property to a partnership and one or more transfers of money or other consideration (including the assumption or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution under Section 721 of the Code and a partnership distribution. A transfer that is treated as a sale is treated as a sale for all purposes of the Code and the sale is considered to take place on the date that, under general principles of federal tax law, the partnership is considered to become the owner of the property.

     If a transfer of property by a partner to a partnership is treated as part of a sale without regard to the partnership's assumption of or taking subject to a qualified liability in connection with the transfer of property, the partnership's assumption of or taking subject to that liability is treated as a transfer of consideration made pursuant to a sale of such property to the partnership only to the extent of the lesser of: (1) the amount of consideration that the partnership would be treated as transferring to the partner if the liability were not a qualified liability, or (2) the amount obtained by multiplying the amount of the qualified liability by the partner's net equity percentage with respect to that property. A partner's net equity percentage with respect to an item of property is generally the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations.

SECTION 465(E) RECAPTURE

     In general, the "at-risk" rules of Section 465 of the Code limit the use of losses, (see "Tax Treatment of Partners Who Hold Operating Partnership Units After the Exchange below and Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below). Under Section 465(e) of the Code, a taxpayer may be required to include in gross income (i.e., to "recapture") losses previously allowed to the taxpayer with respect to an "activity," if the amount for which the taxpayer is "at risk" in the activity is less than zero at the close of the taxable year.




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     The  identification of a taxpayer's  activities for purposes of the at-risk rules and the determination of a taxpayer's amount at risk in an activity are complex and uncertain. However, as a general matter a taxpayer's amount at risk in an activity is increased by the taxpayer's income, and reduced by the taxpayer's losses, from the activity. Therefore, any income taken into account by an Exchange Limited Partner as a result of a deemed cash distribution or disguised sale treatment is likely to reduce the extent to which Section 465(e) of the Code would apply to that Exchange Limited Partner.

     Nevertheless, it is possible that the consummation of the Exchange or the repayment of certain "qualified nonrecourse financing" (as defined in Section 465(b)(6) of the Code) of the Operating Partnership or an Exchange Partnership at the time of or following the Exchange, singularly or in combination, could cause a former Exchange Limited Partner 's amount at risk in an activity to be reduced below zero and could, therefore, cause an income inclusion to the former Holder under Section 465(e) of the Code. In this regard, the definition of "qualified nonrecourse financing" is different from, and in certain material respects more restrictive than, the definition of "nonrecourse liabilities" that are taken into account under Section 752 of the Code. Hence, it is possible that a partner can incur a reduction in his or her share of "qualified nonrecourse financing" that causes the partner to recognize income under Section 465(e) of the Code even though the partner has a sufficient share of "nonrecourse liabilities" under Section 752 of the Code so that the partner would not be deemed to have received a deemed cash distribution in excess of his or her basis in his or her partnership interest (and thus recognized gain as a result thereof).

TRANSFER TO AN INVESTMENT COMPANY

     Tax Counsel has relied on factual representations made by the Operating Partnership and the General Partner that, throughout the term of the Operating Partnership, at least 22% of the total value of all assets of the Operating Partnership will consist of assets other than those described in Section 351(e)(1) of the Code and the Regulations thereunder ("Liquid Assets").

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." Section 721(b) of the Code, however, provides that gain (but not loss) must be recognized in the case of a "transfer of property to a partnership which would be treated as an investment company (within the meaning of Section
351) if the partnership were incorporated."

     Pursuant to Section 1.351-1(c)(1) of the Regulations, as extended to partnerships, a transfer of property to a partnership will be considered to be a transfer to an investment company if (a) the transfer results, directly or indirectly, in diversification of the transferors' interests, and (b) either (i) more than 80% of the value of the partnership's assets are held for investment and are readily marketable stocks or securities or interests in regulated investment companies or real estate investment trusts (the "not-more-than-80%-of-assets" test), or (ii) the partnership would be a regulated investment company or a real estate investment trust if it were incorporated.

     Section 351(e)(1) of the Code provides that the determination of whether a company is an investment company is made: (a) by taking into account all stocks and securities held by the company; and (b) by treating as stock and securities
- (i) money, (ii) stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or future contracts, notional principal contracts and derivatives, (iii) any foreign currency, (iv) any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in Section 7704(b) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in clauses (i) through (iv) or clause (v) or clause (vii), (v) except to the extent provided in the Regulations, any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or business after the contribution, (vi) except as otherwise provided in the Regulations, interests in any entity if substantially all of the assets of such



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entity consist  (directly or  indirectly) of any assets  described in any of the preceding clauses or clause (viii), (vii) to the extent provided in the Regulations, any interest in any entity not described in clause (vi), but only to the extent of the value of such interest that is attributable to assets listed in clauses (i) through (v) or clause (viii), or (viii) any other assets specified in the Regulations. Assets not covered by Section 351(e)(1) are hereinafter referred to as "Liquid Assets."

     Although "money" is treated as a stock or security (see clause (i) above), Regulation Section 1.351-1(c)(2) provides that "[T]he determination of whether a corporation is an investment company shall ordinarily be made by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination shall be made by reference to the later circumstances." The 1997 Act Senate Committee Report states that although cash is counted as a tainted asset for purposes of the not-more-than-80%-of-assets test, the preceding Regulation should be applied so that if, as a part of a plan, cash is used to purchase assets that are not treated as stock or securities, then the investment company determination is made after the asset purchase.

     Based on the preceding, cash owned by the Operating Partnership will be considered "stock and securities" (and therefore not an Liquid Asset) unless the Operating Partnership has a written plan in existence at the time that the cash is obtained to use the cash to purchase assets other than those listed in Code
Section 351(e)(1) and the Operating Partnership does in fact use the cash for such purpose.

     Additionally, the Exchange Partnership Units that are contributed to the Operating Partnership will be considered "stock and securities" since they are exchangeable for shares of the Trust, which is a real estate investment trust (see clause (iv) above).

     Although  the  Exchange  of  Exchange  Partnership  Units to the  Operating
Partnership will result in a diversification of an Exchange Limited Partner's interests, the Operating Partnership will not meet the other test that, if otherwise satisfied, would result in the Operating Partnership being classified as an "investment company." Based on representations made by the Operating Partnership and the General Partner, upon the transfer of a partnership interest to the Operating Partnership, at least 22% of the value of the Operating Partnership's assets will consist of Liquid Assets. Consequently, at the time of contribution of a partnership interest to the Operating Partnership, not more than 80% of the Operating Partnership's assets will consist of assets that are not Liquid Assets.

     If the Operating Partnership is considered an investment company, the Exchange of existing partnership interests in exchange for Units of the Operating Partnership will be currently taxable.

WITHHOLDING

     If any gain is recognized in connection with the Exchange by an Exchange Limited Partner who is not considered a U.S. resident for tax purposes, withholding (in an amount equal to 10% of the "amount realized" by such Exchange Limited Partner, which would include both the value of the Operating Partnership Units received and such Exchange Limited Partner's share of the liabilities of the Exchange Partnership, as determined for federal income tax purposes) may be required. Alternatively, if gain were recognized by the Exchange Partnership, the non-U.S. Unitholder could be subject to withholding at the current rate of 35% on his share of the gain. As a condition to the receipt of Operating Partnership Units in the Exchange, each Exchange Limited Partner who does not want to be subject to such withholding will have to provide to the Operating Partnership either a certification, made under penalties of perjury, that he or she is a United States citizen or resident (or if an entity, an entity organized under the laws of the United States) or, alternatively, a notice of nonrecognition treatment with respect to the Exchange in a form reasonably acceptable to the Operating Partnership.





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




TAX TREATMENT OF UNITHOLDERS WHO HOLD OPERATING PARTNERSHIP UNITS AFTER THE EXCHANGE

     INCOME AND DEDUCTIONS IN GENERAL. Each Unitholder will be required to report on his or her income tax return his or her allocable share of income, gains, losses, deductions and credits of the Operating Partnership. Such items must be included on the Unitholder's federal income tax return without regard to whether the Operating Partnership makes a distribution of cash to such Unitholder. No federal income tax will be payable by the Operating Partnership so long as it qualifies as a partnership for federal income tax purposes (see "Classification as a Partnership").

     TREATMENT OF PARTNERSHIP DISTRIBUTIONS. Distributions of money by the Operating Partnership to a Unitholder (including for these purposes decreases in a Unitholder's share of Partnership liabilities) generally will not be taxable to such Unitholder for federal income tax purposes to the extent of such Unitholder's aggregate basis in his or her Operating Partnership Units immediately prior to the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. As discussed above, any reduction in a Unitholder's share of the Operating Partnership's non-recourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with non-recourse liabilities secured by the other assets, or otherwise, may be treated as a distribution of money to such Unitholder. An issuance of additional Operating Partnership Units by the Operating Partnership without a corresponding increase in debt may decrease each existing Unitholder's share of non-recourse liabilities of the Operating Partnership and, thus, will result in a corresponding deemed distribution of money.

     INITIAL BASIS OF OPERATING PARTNERSHIP UNITS. In general, an Exchange Limited Partner who acquires Operating Partnership Units in the exchange will have an initial tax basis in such Operating Partnership Units ("Initial Basis") equal to the aggregate basis in his or her interest in his or her Exchange Partnership, adjusted to reflect the effects of the Exchange (that is, reduced to reflect any deemed distributions resulting from a reduction in the former holder's share of liabilities and increased to reflect any gain required to be recognized in connection with the Exchange).

     As a result of the decreases in each Unitholder's share of Partnership non-recourse liabilities that may result from the consummation of the Exchange (see "Tax Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), each Exchange Limited Partner who receives Operating Partnership Units may have an Initial Basis in his or her Operating Partnership Units that is significantly lower than the basis in his or her interest in his or her Exchange Partnership immediately prior to the Exchange. Because of this reduction in basis, distributions of cash and deemed distributions resulting from a reduction of a Unitholder's share of Partnership non-recourse liabilities will be taxable to an Exchange Limited Partner sooner than it would have if such basis reduction had not occurred. Such basis reduction also would affect the Unitholder's ability to deduct its share of any Partnership tax losses. For the effects on an Exchange Limited Partner of a reduction in basis that may result from the Exchange, see "See Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution" and "Treatment of Partnership Distributions," above and "Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below.

     Each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will generally be increased by (a) his or her share of Operating Partnership taxable income and Operating Partnership exempt income and, (b) his or her share of increases in non-recourse liabilities incurred by the Operating Partnership, if any. Generally, each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will be decreased (but not below zero) by (i) his or her share of Partnership distributions, (ii) his or her share of decreases in liabilities of the Operating Partnership, including any decrease in the Exchange Limited Partner's share of non-recourse liabilities of the Operating Partnership (see "Tax
Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), (iii) his or her share of any losses of the Operating Partnership,


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and  (iv) his or her  share  of  non-deductible  expenditures  of the  Operating
Partnership that are not chargeable to capital account.

     ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS. The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") provides that, if the Operating Partnership operates at a net loss, net losses shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Loss") will be reallocated to the General Partner. The Partnership Agreement also provides that, if the Operating Partnership operates at a net profit, net income will first be allocated to the General Partner to the extent of Excess Losses with respect to which the General Partner has not previously been allocated net income, and any remaining net income shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership. Notwithstanding the preceding, the Partnership Agreement permits the General Partner to issue additional Units to the General Partner and to third parties whereby such Units may have special rights, preferences and designations, including with regard to allocations of net income and net losses, that are senior to the rights of the other Unitholders ("Preferred Units"). Net income and net loss of the Operating Partnership for the taxable year of liquidation of the Operating Partnership is to be allocated first to eliminate negative balances in each Unitholder's capital account and then, to the extent possible, in a manner such that the capital accounts of the Unitholders immediately prior to final liquidating distributions are equal to the amount which would have been distributable to Unitholders as set forth in the Partnership Agreement.

     EFFECT OF THE EXCHANGE ON DEPRECIATION. The Exchange may adversely affect the computation of depreciation deductions with respect to assets of each Exchange Partnership. Pursuant to Code Section 708(b)(1)(B), a partnership will be considered to have been terminated if within a twelve month period, there is a sale or exchange of 50% or more of the interests in partnership capital and profits. As a result of the exchange of one or more interests of an Exchange Partnership, an Exchange Partnership may "terminate" under Section 708(b)(1)(B) of the Code. Section 168(i)(7) of the Code provides, in effect, that when a partnership terminates under Section 708(b)(1)(B) of the Code, the partnership must begin new depreciation periods for its property. As a result, if there is a tax termination of an Exchange Partnership, the remaining basis of the assets of the Exchange Partnership will be depreciated over the period that would apply if those assets were newly acquired by the such terminated Exchange Partnership in a purchase transaction.

     TAX  ALLOCATIONS  WITH  RESPECT  TO  BOOK-TAX   DIFFERENCE  ON  CONTRIBUTED
PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). These rules will apply with respect to the contribution of Exchange Partnership Units to the Operating Partnership in the Exchange.

     The Partnership Agreement requires allocations of income, gain, losses and deductions attributable to the properties as to which there Book-Tax Difference be made in a manner that is consistent with Section 704(c) of the Code. The Partnership Agreement authorizes the General Partner to elect any method prescribed by the Regulations to be used by the Operating Partnership for allocation  of items  affected  by  Section  704(c) of the Code.  As a result of
Section 704(c), in general, a contributor of Exchange Partnership Units will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain until such time that the Book-Tax Difference is reduced to zero. In addition, depending on the method of allocation that is selected, the contributor could be allocated items of income for tax purposes to
offset   depreciation  which  is  allocated  to  other  partners  in


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excess of depreciation  otherwise permitted to be allocated to other partners by the ceiling rule of the Regulations. This would tend to eliminate the Book-Tax Difference.

     DISSOLUTION OF PARTNERSHIP. In the event of the dissolution of the Operating Partnership, a distribution of Partnership property (other than money) will not result in taxable gain to a Unitholder (except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Code). A Unitholder will hold such distributed property with a basis equal to the adjusted basis of such Operating Partnership Units, reduced by any money distributed in liquidation. Further, the liquidation of the Operating Partnership will be taxable to a holder of Operating Partnership Units to the extent that any money distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such holder's tax basis in his or her Operating Partnership Units.

     LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES AND PORTFOLIO INCOME. The passive loss limitations generally provide that individuals, estates, trusts and closely held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate), only to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. If the partnership were to be classified as a publicly traded partnership under the Code (see "Classification of the Partnership" above), any losses or deductions allocable to a holder of Operating Partnership Units could be used only against gains or income of the Operating Partnership and could not be used to offset passive income from other passive activities. Similarly, any Partnership income or gain allocable to a holder of Operating Partnership Units could not be offset with losses from other passive activities of such holder.

     In addition to the foregoing limitations, a holder of Operating Partnership Units may not deduct from taxable income its share of Partnership losses, if any, to the extent that such losses exceed the lesser of (i) the adjusted tax basis of his or her Operating Partnership Units at the end of the Operating Partnership's taxable year in which the loss occurs, and (ii) the amount for which such holder is considered "at risk" at the end of that year. In general, a holder of Operating Partnership Units will initially be "at risk" to the extent of his or her basis in his or her Units (unless the Unitholder borrowed amounts on a non-recourse basis to acquire such interest), including for such purposes only such Unitholder's share of the Operating Partnership's liabilities, as determined under Section 752 of the Code, that are considered "qualified non-recourse financing" for purposes of the "at risk" rules. After consummation of the Exchange, in general, a Unitholder's at-risk amount will increase or decrease as the adjusted basis in his or her Operating Partnership Units increases or decreases. Losses disallowed to a Unitholder as a result of these rules can be carried forward and may be allowable to such holder to the extent that his or her adjusted basis or at-risk amount (whichever was the limiting factor) is increased in a subsequent year. The at-risk rules apply to an individual partner, an individual shareholder of a corporate partner that is an S corporation and a corporate partner if 50% or more of the value of stock of such corporate partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year.

     SECTION 754 ELECTION. The General Partner has the authority, in its sole and absolute discretion, to determine whether to make any available election pursuant to the Code including, without limitation, an election under Section 754 of the Code. Once made, a Section 754 Election is irrevocable without the consent of the IRS. If made, the 754 Election would generally permit a purchaser of Operating Partnership Units to adjust his or her share of the basis in the Operating Partnership's properties ("Inside Basis") pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the Operating Partnership Units), as if such purchaser had acquired a direct interest in the Operating Partnership's Assets. The Section 743(b) adjustment is attributed solely to a purchaser of Operating Partnership Units and is not added to the basis of Partnership's assets associated with all of the Operating Partnership's Unitholders.





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




     A Section 754 Election is advantageous if the transferee's tax basis in his or her interests is higher than such interest's share of the aggregate tax basis to the partnership of the partnership's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his or her share of the partnership's assets for purposes of calculating, among other items, his or her depreciation and depletion deductions and his or her share of any gain or loss on a sale of the partnership's assets. Conversely, a Section 754 Election is disadvantageous if the transferee's tax basis in such interests is lower than such interest's share of the aggregate tax basis of the partnership's assets immediately prior to the transfer. Thus, the fair market value of the interests may be affected either favorably or adversely by the election.

     DISPOSITION OF OPERATING PARTNERSHIP UNITS BY UNITHOLDERS. If a Partnership Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such Partnership Unit. Upon the sale of a Partnership Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received for the Operating Partnership Unit plus the portion of the Operating Partnership's liabilities considered allocable to the Operating Partnership Unit sold. Similarly, upon a gift of a Partnership Unit, a Unitholder will be deemed to have realized an amount with respect to the portion of the Operating Partnership's nonrecourse liabilities considered allocable to such Partnership Unit. To the extent that the sum of the amount of cash or property received and the allocable share of the Operating Partnership's liabilities exceeds the holder's basis for the Operating Partnership Unit disposed of, such Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received from such disposition.

     To the extent that the amount realized upon the sale of the Operating Partnership Unit attributable to a Unitholder's share of "unrealized receivables" of the Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously includable in Partnership Income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Partnership Unit, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     TAX TREATMENT OF CONVERSION RIGHT. If a Unitholder exercises his or her right to exchange his or her Operating Partnership Units for Common Shares of the Trust, or if upon a Unitholder's election to convert, the Trust satisfies the Unitholder's conversion right by paying cash for the Unitholder's Operating Partnership Units, such transaction will be a fully taxable sale to the Unitholder. As a result, the Unitholder will be treated as realizing an amount equal to the amount of the cash or the value of the Common Shares received upon the conversion plus the amount of liabilities of the Operating Partnership considered allocable to the redeemed Operating Partnership Units at the time of the redemption.

     CONSTRUCTIVE TERMINATION. A partnership, will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in partnership capital and profits within a twelve-month period. Under existing Regulations, a termination of a partnership will result in a deemed transfer by a partnership, of its assets to a new partnership in exchange for an interest in a new partnership followed by a deemed distribution of interests in the new partnership to the partners of the terminated partnership in liquidation of the partnership. Under the 1997 Act, if a partnership is permitted to elect and does elect to be treated as a large partnership it will not terminate by reason of the sale or exchange of interests in the partnership. A termination of the partnership will result in the closing of the partnership's taxable year for all partners. In the case of a partner reporting on a taxable year other than a fiscal year ending December 31, the closing of the partnership's taxable year may result in more than twelve months' taxable income or loss of the partnership being includable in the partners taxable income for year of termination. New tax elections required to be made by the partnership, including a new election under Section 754 of the Code, would be required to be made subsequent to a termination if such an election continues to be desired, and a termination could result in a deferral of partnership deductions for

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

depreciation. A termination could also result in penalties if the partnership were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of or subject the partnership to, any tax legislation enacted prior to the termination.

TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS

     Ownership of Units by employee benefit plans, other tax exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies raise issues unique to such persons and, as described below, may have substantially adverse tax consequences.

     Employee benefit plans and most other organizations exempt from federal income tax (including IRAs and other retirement plans) are subject to federal income tax on unrelated business taxable income. Much of the taxable income derived by such an organization from the ownership of a Unit will be unrelated business taxable income and thus will be taxable to such a Unitholder.

     Non-resident aliens and foreign corporations, trusts or estates which hold Units will be considered to be engaged in business in the United States on account of ownership of Units. As a consequence, they will be required to file federal tax returns in respect of their share of Partnership income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership's income which is effectively connected with the conduct of a United States trade or business and which is allocable to the foreign partners, regardless of whether any actual distributions have been made to such partners. However, under rules applicable to publicly-traded partnerships, a partnership must withhold on actual cash distributions made quarterly to foreign Unitholders. Each foreign Unitholder must obtain a taxpayer identification number from the IRS and submit that number to the transfer agent of the Operating Partnership in order obtain credit for the taxes withheld. A change in applicable law may require the Operating Partnership to change these procedures.

     Because a foreign corporation which owns Units will be treated as engaged in a United States trade or business, such a corporation may be subject to United States branch profits tax at a rate of 30% in addition to regular federal income tax on its allocable share of the Operating Partnership's income and gain (as adjusted for changes in the foreign corporation's "United States net equity") which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which a foreign corporate Unitholder is a qualified resident. In addition, such a Unitholder is subject to special information reporting requirements under Section 6038C of the Code.

     Under a ruling of the IRS, a foreign Unitholder who sells or otherwise disposes of a Unit will be subject to federal income tax on gain realized on the disposition of the such Unit to the extent that such gain is effectively connected with the United States trade or business of the foreign Unitholder.

PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES

     The  General  Partner  on  behalf  of the  Operating  Partnership  will use reasonable efforts to furnish the Unitholders with the tax information reasonably required by Unitholders for federal and state income tax reporting purposes within 90 days after the close of each Partnership taxable year.

     The federal income tax information returns filed by the Operating Partnership may be audited by the Service. The Code contains partnership audit procedures governing the manner in which the Service audit adjustments of partnership items are resolved. For taxable years beginning after December 31, 1997 (the first available year), the Operating Partnership may be able to elect the simplified pass-through system for audits that



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was enacted as part of the 1997 Act. Such election is available to  partnerships that have 100 or more partners and meet certain other requirements set forth in the Act.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner for the Operating Partnership.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the Operating Partnership and the Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Unitholders with respect to Partnership items. The Tax Matters Partner will make a reasonable effort to keep each Unitholder informed of administrative and judicial tax proceedings with respect to Partnership's items to the extent required pursuant to Regulations issued under Section 6223 of the Code. The Tax Matters Partner is authorized to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Unitholder for income tax purposes, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Unitholders, provided, however, that such settlement agreement shall not bind any Unitholder (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or
(b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code).

     The Unitholders will generally be required to treat Operating Partnership items on their federal income returns in a manner consistent with the treatment of the items on the Operating Partnership information return. In general, that consistency requirement is waived if the Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the Unitholder to the treatment on the Operating Partnership return. Even if the consistency requirement is waived, adjustments to the Unitholder's tax liability with respect to the Operating Partnership items may result from an audit of the Operating Partnership's or the Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a Unitholder to substantial penalties. In addition, an audit of the Operating Partnership return may also lead to an audit of an individual Unitholder's tax return and such audit could result in adjustment of non-partnership items.

     A partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership return. An inconsistency cannot be excused by notifying the IRS of the differing treatment. Unitholders who fail to report partnership items consistently with their treatment on the partnership return are subject to accuracy-related and fraud penalties.

REGISTRATION AS A TAX SHELTER

     The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Temporary Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. It is arguable that the Operating Partnership is not subject to the registration requirement on the basis that it will not constitute a tax shelter.

     Under Section 183 of the Code, certain expenses (other than for real estate taxes and interests) from activities not engaged in for profit are allowed as deductions only to the extent of income from the activity and then only to the extent such expenses, together with other itemized deductions exceed two percent (2%) of the taxpayer's



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adjusted gross income.  Section 183 generally applies to activities that are not conducted as a business or in a business-like manner, activities that have significant recreational aspects with little or no profits, or activities where the primary source of investment return is through tax deductions and credits.

     The limitation of Section of 183 may not be applicable if, based on the facts and circumstances of the particular situation, it is determined that a member's investment in the Operating Partnership and the Operating Partnership's business constitutes transactions and activities "entered into for profit." The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under
Section 183. The General Partner and the Operating Partnership have represented that the Operating Partnership's principal objective is to earn a profit. Based on such representation and on the nature and extent of the activities to be undertaken by the Operating Partnership, it is not likely that Section 183 could be successfully applied to limit deductions claimed by the Operating Partnership. However, because of the inherently factual nature of the inquiry, special Tax Counsel cannot give unqualified assurance that the IRS will not attempt to challenge a Unitholder's deductions under Section 183 or that any such challenge would not be successful.

     With respect to Partnership activities, the profit objective test is to be applied at the Operating Partnership level. However, the test may be applied at the partner level to determine whether the partner acquired his or her interest in an anticipation of profit. Accordingly, no assurance can be given that the profit objective principals may not be applied in the future to disallow deductions taken by one or more of the partners with respect to their interest in the Operating Partnership. No investor should become a partner unless his objective is to secure an economic profit from his investment in the Operating Partnership, determined without regard to tax benefits, which may be received.

ORGANIZATIONAL AND SYNDICATION FEES

     Section 709 of the Code provides that organizational fees are not deducted currently but may be amortized over a period of not less than 60 months after a partnership begins doing business. If a partnership is liquidated before the end of the 60-month period, the remaining organizational expenditures are deductible as losses at that time. Organizational fees and expenses are those expenditures that are (i) incidental to the creation of a partnership, (ii) chargeable to the capital account, (iii) of a character that, if expended incidentally to the creation of a partnership having an ascertainable life, would be amortized over such life.

     Section 709 also disallows a current deduction for syndication fees. Further, such fees are not eligible for the 60-month amortization period for organizational expenses noted above. Syndication fees are expenses connected with the promotion of the sale of units or interests in a partnership and may include such items as some professional fees, selling expenses, and printing costs.

     There can be no assurance that the IRS will not attempt to reclassify certain expenditures that are deducted or amortized by the Operating Partnership as syndication costs.

ANTI-ABUSE REGULATIONS

     Pursuant to Section 1.701-2 of the Regulations regarding certain "abusive" transactions involving partnerships, if a partnership is formed or availed of in connection with a transaction "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent" of the partnership provisions of the Code, the Service has the authority to recast the transaction so as to achieve tax results consistent with the intent of the partnership provisions, taking into account all of the facts and circumstances. Special Tax Counsel is not able to render an opinion regarding whether or not the Service will apply the anti-abuse Regulations to recast the transactions of the Operating Partnership.




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ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE.

     The Code contains different sets of minimum tax rules applicable to corporate and non-corporate taxpayers. The Operating Partnership will not be subject to the alternative minimum tax, but the Unitholders are required to take into account on their own tax returns their respective shares of the Operating Partnership's tax preference items and adjustments in order to compute alternative minimum taxable income. SINCE THE IMPACT OF THE ALTERNATIVE MINIMUM TAX DEPENDS ON EACH UNITHOLDER'S PARTICULAR SITUATION, THE FORMER HOLDERS OF EXCHANGE PARTNERSHIP UNITS, AND CURRENT UNITHOLDERS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX

STATE AND LOCAL TAXES

     In addition to the federal income aspects described above, a Unitholder should consider the potential state and local tax consequences of owning Operating Partnership Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a Unitholder resides and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. Thus, persons holding Operating Partnership Units either directly or through one or more Partnerships or limited liability companies, may be subject to state and local taxation in a number of jurisdictions in which the Operating Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. The Operating Partnership anticipates providing the Unitholders with information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a Unitholder pays income tax with respect to the Operating Partnership to a state where he or she is not a resident (or the Operating Partnership is required to pay such tax on behalf of the Unitholder), the Unitholder may be entitled, in whole or in part, to a deduction or credit against income tax that otherwise would be owed to his or her state of residence with respect to the same income. A Unitholder should consult with his or her personal tax advisor with respect to the state and local income tax implications for such Unitholder of owning Operating Partnership Units.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN THE OPERATING PARTNERSHIP, INCLUDING TAX CONSEQUENCES TO THE INVESTOR UPON THE EXCHANGE OF HIS OR HER EXCHANGE PARTNERSHIP UNITS FOR UNITS OF THE OPERATING PARTNERSHIP.

INCOME TAX CONSIDERATIONS WITH RESPECT TO THE TRUST

     The General Partner (sometimes hereinafter referred to as the "Trust") intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the Federal income tax considerations for the Trust and its Shareholders with respect to the treatment of the Trust as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Trust's Common Shares is urged to consult his own tax advisor with respect to the Federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and Shareholder levels) that generally results from the use of corporations.



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     If the Trust  fails to qualify as a REIT in any year,  however,  it will be subject to Federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.

     The Managing Shareholder of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it will elect, REIT status for the taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Trust's operating results.

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of Federal income taxation that may be relevant to a prospective
Shareholder in light of his particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under Federal income tax laws.

TAXATION OF THE TRUST

     General. In any year in which the Trust qualifies as a REIT, in general it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualifications as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% of the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii)
Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gain. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report to the taxable year. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations, not presently contemplated. The Trust will use the calendar year both for Federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.




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     In order to qualify  as a REIT,  the Trust must  meet,  among  others,  the following requirements:

     Stock Ownership Tests. The Trust's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the Shares of the Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

     In order to ensure compliance with the foregoing stock ownership tests, the Trust has placed certain restrictions on the transfer of its Shares to prevent additional concentration of the share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Trust must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury regulations). Under the 1997 Act, for taxable years beginning after August 5, 1997, if the Trust complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercise reasonable diligence would not have reason to know, that more than 50% in value of its outstanding Shares were held, actually or constructively, by five or fewer individuals, then the Trust will be treated as meeting such requirements. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Trust's records. A Shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares and certain other information. In addition, the Declaration of Trust for the Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Trust in continuing to satisfy the stock ownership requirements.

     Asset Tests. At the close of each quarter of the Trust's taxable year, the Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest; (ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date the Trust received such proceeds), cash, cash items and government securities and (iii) stock in other real estate investment trusts. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. The Trust's investment in any properties through its interest in one or more partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% assets test.

     Gross Income Tests. There are currently three separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, if the Trust invests in one or more partnerships, the Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of the Trust as it has in the hands of the respective partnerships. The three tests are as follows:

          1. The 75% Test. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or



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     business  ("dealer  property");  (iv) dividends or other  distributions  on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a
     foreclosure  of  the  mortgage  secured  by  such  property   ("foreclosure
     property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income.

          Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real estate.

          The amount received or accrued by the Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the Trust in furnishing or rendering the service (or providing the management or operation).

          Brentwood Management, LLC ("Brentwood"), an Affiliate of the Managing Shareholder which is wholly owned by the sole stockholder of the Managing Shareholder (which is expected to satisfy the independent contractor standard), may perform property management services in respect of one or more of the properties in which the Trust acquires an interest. The Trust believes that the services that may be provided by Brentwood on such properties would be of the type usually or customarily rendered in connection with the rental of space for occupancy only, and therefore, that the provision of such services would not cause the rents received with respect to such properties to fail to qualify as rents from real property for purposes of the 75% and the 95% gross income tests. The Trust intends to monitor any services that may be provided by managers on other properties in which it owns an interest.

          2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interests, or gains from the sale or other disposition of Shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

          For purposes of determining whether the Trust complies with the 75% and 95% gross income test, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. The Trust and the Managing Shareholder have represented to Special Tax Counsel that neither the Trust nor the Operating Partnership will enter into transactions for the sale of dealer property. Special Tax Counsel, is, however, unable to issue an opinion regarding whether or not the Trust will recognize income from one or more prohibited transactions.

          The Trust believes that, for purposes of both the 75% and 95% gross income test, its investment in properties directly or through one or more partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of the Trust's interest in a partnership, generally will also constitute qualifying income. The Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in the Trust failing either the 75% or 95% gross income test.

          Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply was due to reasonable cause and not to willful neglect;
     (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

          3. The 30% Test. For taxable years beginning on or before August 5, 1997, a REIT was required to derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year, and (iii) property in a prohibited transaction. The Trust does not anticipate that it will have difficulty in complying with this test. The 30% test has been repealed for taxable years beginning after August 5, 1997.

     Annual Distribution Requirements. In order to qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its Shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. For taxable years beginning after August 5, 1997 the Act (i) expands the class of non-cash income that is excluded from the distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount ("OID") (over cash and the fair market value of property received on the instrument) as such non-cash income to OID instruments generally and for REITs that use an accrual method of accounting. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year,
(ii) Shareholders,  while required to include their  proportionate  share



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of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Declaration authorizes the Managing Shareholder of the Trust to take such steps as may be necessary to cause any partnership in which the Trust may own an interest to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Trust's REIT taxable income, on the other hand; due to a partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control; or for other reasons. To avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause any applicable partnership or other affiliate to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Internal Revenue Service (the "Service"), the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distribution to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP

     An increase in the Trust's REIT taxable income from its interest in a partnership (whether or not a corresponding cash distribution is also received from the partnership) will increase its distribution requirements, but will not be subject to Federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its Shareholders. Moreover, for purposes of the REIT asset tests, the Trust will include its proportionate share of assets held by a partnership.

     Entity Classification. The Trust's investment in one or more partnerships raises special tax considerations, including the possibility of a challenge by the Service of the status of such entities as a partnership (as opposed to an association taxable as a corporation for Federal income tax purposes) (see "Classification as a Partnership" above). If a partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Trust's assets and items of gross income would change, which would preclude the Trust from satisfying the REIT asset tests and the REIT gross income tests, which in turn would prevent the Trust from qualifying as a REIT.



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     Tax  Allocations  with  Respect to Trust  Properties.  Pursuant  to Section
704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of
the  contribution.   See  "Tax  Treatment  of  Unitholders  Who  Hold  Operating
Partnership Units After the Exchange -- Tax Allocations With Respect to Book-Tax Difference on Contributed Properties."

     Sale of Trust Properties. The Trust's share of any gain realized by a partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Any partnership utilized by the Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owing, operating and developing the properties, and to make such occasional sales of the properties as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, properties acquired by it or a partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

TAXATION OF SHAREHOLDERS

     Taxation of Taxable Domestic Shareholders. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period from which the Shareholder has held its Common Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholders, reducing the tax basis of a Shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital gains (if the Common Shares is held as a capital asset). In addition, any dividend declared by the Trust in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Shareholders.

     In general, any loss upon a sale or exchange of Common Shares by a Shareholders who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains.

     The 1997 Act made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the asset was held more than 18 months at the time of disposition. Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. Also, so called, "unrecaptured Section 1250 gain" is subject to a maximum federal income tax rate of 25%. "Unrecaptured Section 1250 gain" generally includes the long-term capital gain



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realized on (i) the sale after May 6, 1997 of a real property asset described in
Section 1250 of the Code, or (ii) the sale after July 28, 1997 of a real property asset described in Section 1250 of the Code which the taxpayer has held for more than 18 months, but in each case not in excess of the amount of depreciation (less the gain, if any, treated as ordinary income under Code
Section 1250) taken on such asset. The rate of 18% instead of 20% will apply after December 31, 2000 for assets held more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10%, and the 10% rate for assets held more than five years is reduced to 8%.

     On November 12, 1997, the IRS issued Notice 97-64 which describes temporary Treasury regulations that will be issued under Section 1(h) of the Code and provides guidance regarding the application of the 1997 Act's new capital gain rates to the sale of assets by REIT's and other pass-through entities.

     Shareholders  of the Trust should  consult their tax advisor with regard to
(i) the application of the changes made by the 1997 Act with respect to taxation of capital gains and capital gain dividends, and (ii) to state, local and foreign taxes on capital gains.

     Backup Withholding. The Trust will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. U.S. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The Trust may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status on the Trust. See "Taxation of Foreign Shareholders" below.

     Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code, and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

     However,  if any pension or other  retirement  trust that  qualifies  under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT") at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of Foreign Shareholders. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign
partnerships   and   other   foreign   Shareholders



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(collectively,  "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and
estates).   The  Trust  currently   anticipates   that  it  will  qualify  as  a
domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically controlled REIT, because the Common Shares will be freely tradable by Shareholders, no assurance can be given that the Trust will continue to so qualify.

     Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign Shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

     Distributions of proceeds attributable to the sale or exchange of United States real property interests of the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a Shareholder which is a foreign corporation if it is not entitled to treaty relief for exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend; this amount is creditable against the foreign Shareholder's FIRPTA tax liability.

     The Federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Trust.

OTHER TAX CONSIDERATIONS

     Possible Legislative or Other Actions Affecting Tax Consequences. Prospective Shareholders should recognize that the present Federal income tax treatment of investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust.

     State and Local Taxes. The Trust and its Shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A



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REAL ESTATE INVESTMENT TRUST,  INCLUDING THE FEDERAL,  STATE, LOCAL, FOREIGN AND
OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.



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                 SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

     Unitholders of the Operating Partnership, including without limitation, Offerees who accept the Exchange Offering will have the rights and obligations under the Operating Partnership Agreement. The material provisions of the Operating Partnership Agreement are described above at "THE TRUST AND THE
OPERATING PARTNERSHIP - The Operating Partnership" and below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."


                         SUMMARY OF DECLARATION OF TRUST

     Shareholders of the Trust will have the rights and obligations under the Declaration of Trust for the Trust (the "Declaration"). The following briefly summarizes material provisions of the Declaration not described elsewhere in this Prospectus and is qualified in its entirety by express reference to the provisions of the agreement. The Trust will deliver a copy of the Declaration to each requesting Offeree without charge.

Term

     The term of the Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. Upon dissolution, the Managing Shareholder or a liquidity receiver or trustee selected by the Managing Shareholder or the Investors will liquidate the Trust's assets. (See Recitals and Article 9 of the Declaration.)

Control of Operations

     The Managing Shareholder will manage and control the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and/or the Independent Trustees in respect of certain actions. The Declaration requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates. The Managing Shareholder will be obligated to devote to the Trust such time as may be reasonably necessary to conduct the Trust's business. The Investors will have no participation in or control over the management of the Trust or the Operating Partnership. The Managing Shareholder is obligated to manage the Trust in the best interest of its Partners. (See "FIDUCIARY RESPONSIBILITY" and Article 7 of the Declaration.)

     The following discussion describes certain actions of the Trust and the Operating Partnership, as applicable, which require approval and/or supervision of the Board and/or the Independent Trustees and certain other provisions, restrictions and limitations affecting the operations of the Trust and the Operating Partnership. (See Section 1.9 of the Declaration.)

o At, or prior to, the initial meeting of the Board of the Trust, the Declaration and the Operating Partnership Agreement must be reviewed and ratified by a majority vote of the Board and of the Independent Trustees. (See Section 1.9(b) of the Declaration.)

o The Board must establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the Trust, the Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out. (See Section 1.9(c) of the Declaration.)

o The Board must evaluate the performance of the Managing Shareholder (and any successor advisor of the Trust) prior to entering into or renewing a management agreement relating to the administration and




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     management  of the  Trust  (other  than  the  initial  term  of  the  Trust
     Management Agreement which is described in this Prospectus (see "MANAGEMENT
     - Trust Management Agreement"), which is deemed to have been approved by Investors who acquire Common Shares in the Offering, by a majority of the Board and a majority of the Independent Trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to the Managing Shareholder (or any successor advisor) possesses sufficient qualifications to perform the advisory function for the Trust and justify the compensation provided for in the applicable management agreement. (See Section 1.9(d) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Declaration.)

o The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
     Section 1.9(g) of the Declaration.)

o The Independent Trustees must determine that the total amount of any acquisition fee and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration.)

o The Independent Trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or
     (ii)  25%  of  their  respective  net  income  for  such  year  unless  the
     Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust or the Operating Partnership, as the case may be, must send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder must reimburse the Trust or the Operating Partnership, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by the Trust or the Operating Partnership exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded:
     (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares and the Operating Partnership's Units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (e) acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Declaration.)

o A majority of the Independent Trustees must determine that any real estate commission paid to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates in connection with the resale of any Trust or Operating Partnership asset is reasonable, customary and competitive in light of the


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     size,type  and location of such  property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth item above in this section. The Independent Trustees must also supervise the performance of the Managing Shareholder (and any successor advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Declaration.)

o Neither the Trust nor the Operating Partnership may purchase property or any equity interest in any entity owning one or more properties from the Managing Shareholder, a Trustee, any other member of the Board, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating Partnership and that the purchase price to the Trust or the Operating Partnership, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Declaration.)

o Neither the Managing Shareholder, any Trustee, any other member of the Board nor any of their respective Affiliates may acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(m) of the Declaration.)

o No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates except as provided below or to any wholly owned subsidiary of the Trust or the Operating Partnership. (See Section 1.9(n) of the Declaration.)

o Neither the Trust nor the Operating Partnership may borrow money from or invest in joint ventures with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Declaration.)

o The Independent Trustees must review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders and the Unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" and Section 1.9(r) of the Declaration.)

o In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder seek to acquire similar types of properties, the Board (including the Independent Trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" for allocating the acquisition of properties among the Trust or the Operating Partnership,



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     as  applicable,  and such other  programs in order to  determine  that such method is applied fairly to the Trust and the Operating  Partnership.  (See
     Section 1.9(s) of the Declaration.)

o Any other transaction not described in this section between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties. (See Section 1.9(t) of the Declaration.)

o The purchase price payable for property to be acquired by the Trust and the Operating Partnership must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, such fair market value must be determined by a qualified independent appraiser selected by the Independent Trustees. (See
     Section 1.9(u) of the Declaration.)

o In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the Shareholders and Unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to Shareholders and Unitholders who vote against the proposal the choice of:
     (i) accepting the securities of the Roll-up entity (i.e., the entity surviving the Roll-up) or (ii) either (x) remaining as Shareholders in the Trust or Unitholders in the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of the Trust or the Operating Partnership, as applicable. The Trust is prohibited from participating in certain types of Roll-ups specified in the Declaration. Generally, a "Roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up entity. (See Section 1.9(v) of the Declaration.)

o The aggregate borrowings of each of the Trust and the Operating Partnership, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the Independent Trustees and must be disclosed to Shareholders and the Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's or the Operating Partnership's ordinary business of investing in real estate assets and mortgages. (See Section 1.9(y) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in or make o mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost is obtained concerning the underlying property. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in the Trust's records for at least five years, and must be available for inspection and duplication by any Shareholder or Unitholder at the

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     Shareholder's  or Unitholder's  own expense.  In addition to the appraisal, the Trust or the Operating Partnership, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. The Trust and the Operating Partnership are prohibited from (i) investing in real estate contracts of sale (i.e., land sale contracts), unless such contracts are in recordable form and appropriately recorded in the chain of title; (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the replacement cost of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees, any other members of the Board or any of their respective Affiliates. (See Section 1.9(z) of the Declaration.)

o The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates must not exceed an amount equal to 10% of the outstanding Common Shares or other securities of the Trust or of the Units or other securities of the Operating Partnership on the date of grant of any options or warrants. (See Section 1.9(cc) of the Declaration.)

o The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

Liability and Indemnification

     Neither the Managing Shareholder, the Trustees, any other members of the Board nor any of their respective Affiliates are liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust=s best interest and such course of conduct was within the scope of the Declaration and did not constitute negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct, in the case of any such person who is an Independent Trustee. (See Section 3.5 of the Declaration.)

     The Trust will indemnify the Managing Shareholder, the Independent Trustees, any other member of the Board and each of its Affiliates and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons act within the scope of the Declaration) against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for



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liabilities  arising  from or out of  intentional  or criminal  wrongdoing.  See
Section 3.7(b) of the Declaration of Trust. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a Managing Shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Declaration.)

     Assuming compliance with the Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which the Trust conducts its business, a Shareholder will not be personally liable under Delaware law for any obligations of the Trust, except for indemnification liabilities arising from any misrepresentation made by him in the Investor Subscription Documents submitted to the Trust. The Trust will, to the extent practicable, endeavor to limit the liability of the Shareholders in each jurisdiction in which the Trust operates. (See Section 3.4 of the Declaration.)

     The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Shareholders is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. The Trust will make all equity investments in properties through the Operating Partnership, a Delaware limited partnership, which provides the Trust limited liability. Therefore, regardless of the local treatment of business trusts, the Trust believes that the Shareholders will not be subject to personal liability for property liabilities and that with regard to the operation of the Trust itself the limitation of Shareholders' liability under Delaware law will govern.

     Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. The Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "THE TRUST AND THE OPERATING PARTNERSHIP - Regulations."

The Delaware Act does not contain any provision imposing liability on a Shareholder for participation in the control of the Trust, although no Shareholder has any rights to do so except through the rights to propose and vote on matters described above. The Delaware Act does not require a Shareholder who receives distributions that are made when the Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to beneficiaries of a business trust is uncertain. The Declaration has been signed by the Corporate Trustee and the Managing Shareholder is the initial beneficiary.

Distributions

     The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders. In order to maintain its qualification as a REIT under the Code, the Trust must make annual distributions to Shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. Under certain circumstances, the Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Declaration.)

     The Trust is expected to adopt a distribution reinvestment program at the initial meeting of the Board of the Trust scheduled for the second quarter of 1998. Upon the adoption of the plan, the Trust will provide material information to Shareholders regarding the plan and the effect of reinvesting distributions from the Trust, including



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the tax  consequences  thereof.  The Trust  will  provide  Shareholders  updated information at least annually. (See Section 2.8 of the Declaration.)

Quarterly and Annual Reports

     The Trust will provide each Shareholder with quarterly and annual reports as described below at "REPORTS TO SHAREHOLDERS." (See also Section 5.3 of the Declaration.)

Accounting

     The accounting period of the Trust will end on December 31 of each year. The Trust will utilize the accrual method of accounting for the Trust=s operations on the basis used in preparing the Trust=s federal income tax returns with such adjustments as may be in the Trust=s best interest. (See Section 5.1 of the Declaration.)

Books and Records; Tax Information

     The Trust will keep appropriate records relating to its activities. All books, records and files of the Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare the Trust=s federal income tax returns as soon as practicable after the conclusion of each year. The Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. (See Sections 5.2, 5.3(c), and 6.4 of the Declaration.)

Governing Law

     All provisions of the Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Declaration.)

Amendments and Voting Rights

     The Managing Shareholder may amend the Declaration without notice to or approval of the Shareholders for the following purposes: to cure ambiguities or errors; to conform the Declaration to the description in this Prospectus; to equitably resolve issues arising under the Declaration so long as similarly situated Shareholders are not treated materially differently; to make other changes that will not materially and adversely affect any Shareholder=s interest; to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See
Section 9.6(a) of the Declaration.)

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Declaration. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents. (See Section 9.6(b) of the Declaration.) Other voting rights of Shareholders are described below at " - Meeting and Voting Rights."

Dissolution of Trust

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the Shareholders, (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, (e) any other event requiring dissolution by law. The Trust will wind up its business after dissolution unless (i) any remaining Managing

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Shareholder and a majority in interest of the Shareholders  (calculated  without regard to Common Shares held by the Managing Shareholder) or (ii) if there is no remaining Managing Shareholder or its Affiliates, a majority in interest of the Shareholders, elects to continue the Trust. The Managing Shareholder (or in the absence thereof, a liquidating trustee chosen by the Shareholders) will liquidate the Trust's assets if it is not continued. (See Article 8 of the Declaration.)

Removal and Resignation of the Managing Shareholder

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. (See Section 7.11 of the Declaration.)

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, the Managing Shareholder must cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Declaration and Article VI of the Trust Management Agreement.)

Transferability of Shareholders' Interests

     The Common Shares are freely transferable by the Shareholders, subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST Restrictions on Ownership and Transfer."

Independent Activities

     Provided that they comply with any fiduciary obligation to the Trust, the Managing Shareholder and each Shareholder may engage in whatever activities they choose, whether or not such activities are competitive with the Trust, without any obligation to offer any interest in such activities to the Trust or to any other Shareholders. (See Sections 6.2 and 7.9 of the Declaration.)

Power of Attorney

     In the Declaration, the Shareholders acknowledge that the Managing Shareholder has been granted an irrevocable power of attorney to execute and file (i) all amendments, alterations or changes in the Declaration of the Trust which comply with the terms of the Declaration; (ii) all other instruments which the Managing Shareholder believes to be in the best interest of the Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain the Trust as a REIT or as a business trust in which the Shareholders have limited liability in the jurisdictions where the Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation or continuation of the Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Declaration. (See Section 9.3 of the Declaration.)

Meetings and Voting Rights

     The Trust will conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and a Majority of the Shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each Common Share entitles the holder to one


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vote on all matters requiring a vote of Shareholders,  including the election of members of the Board. The Shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of the Trust's annual report to Shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders who hold 10% or more of the Common Shares then outstanding, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of the holders of at least a majority of the Shares entitled to vote:

     (1)  Sell,   exchange,   lease,   mortgage,   pledge  or  transfer  all  or
substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

     (2) Merge or otherwise reorganize the Trust.

     (3) Dissolve or liquidate the Trust, other than before its initial investment in property.

     (4) Amend the Declaration; provided, however, the Declaration may be amended by the Managing Shareholder without notice or approval of the Shareholders for the following purposes: (i) to cure ambiguities or errors; (ii) to conform the Declaration to the description in this Prospectus; (iii) to equitably resolve issues arising under the Declaration so long as similarly situated Shareholders are not treated differently; (iv) to make other changes that will not materially and adversely affect any Shareholder's interest; (v) to maintain the federal income tax status of the Trust (unless the Managing Shareholder determines (with the concurrence of a Majority of the Shareholders entitled to vote on such matter) that it is in the best interest of Shareholders to change the Trust's tax status); and (vi) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Declaration.)

     In addition to any other actions of the Trust requiring the approval of Shareholders under the Declaration, a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration, terminate the Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Declaration.)

Additional Offerings of  Shares

     There will be no mandatory assessments of Shareholders in respect of the Common Shares or any additional Shares the Trust may issue in the future. To the extent that the Board desires to obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares, debt securities, or Units of limited partnership interest in the Operating Partnership (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or through the issuance of Shares or debt securities or the issuance of Units of limited partnership interest in the Operating Partnership in which it will conduct all of its real estate operations. (See Article 2 of the Declaration.)

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties. (See Section 1.8(a) of the Declaration.)

Temporary Investments

     Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments

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would be expected to earn rates of return  which are lower than those  earned in respect of properties in which the Trust may invest. (See Sections 1.2(a) and 5.5 of the Declaration.)


         COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
               OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES

     The rights of the Exchange Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership pertaining to their respective investments ("Exchange Partnership Agreements"). The rights of Exchange Limited Partners under the various agreements are identical except as described below. Exchange Limited Partners are urged to review the Exchange Partnership Agreement pertaining to their investment which was attached as Exhibit A to the Private Placement Memorandum they received in connection with their original purchase of Exchange Partnership Units in such partnership's private offering.

     Upon their acceptance of the Exchange Offering, Exchange Limited Partners will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as described below. Exchange Limited Partners who accept the Exchange Offer and thereby receive Operating Partnership Units will entitled to convert such units into Common Shares of the Trust at any time, subject to certain restrictions described at "THE EXCHANGE OFFERING." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust.

     The rights of limited partners in the Exchange Partnerships differ in many respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon conversion of Operating Partnership Units into Trust Common Shares. A summary of these differences is set forth below. The following summary sets forth the material differences in such rights but does not purport to be a complete statement of such rights under Florida and Delaware limited partnership law, as applicable, Delaware business trust law, the Exchange Partnership Agreements, the Operating Partnership Agreement and the Declaration of Trust of the Trust or a comprehensive comparison of the rights of holders of Exchange Partnership Units, the holders of Operating Partnership Units and holders of Trust Common Shares under such agreements or laws. This summary is qualified in its entirety by reference to such agreements and laws.

Issuance of Additional Securities

     Exchange Partnerships. Under the Exchange Partnership Agreements, the interests of the partners are comprised of general partner interests and limited partner interests only. Additional partnership interests may be sold by an Exchange Partnership in the future if the general partner thereof determines it to be in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness.

     Operating Partnership. Under the Operating Partnership Agreement, the initial interests of the partners are comprised of the General Partner interest held by the Trust and Operating Partnership Limited Partner interests to be held by the Trust and by property interest owners who sell such interests to the Operating Partnership in connection with the Exchange Offering. The Trust, as General Partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to the partners in the Operating Partnership or to other persons for such consideration and on such terms and conditions as may be established by the Trust in its sole and absolute discretion. The Trust may cause the Operating Partnership to issue additional interests in the Operating Partnership in one or more classes, or one or more series of any such classes, with such designations, preferences and relative rights, powers and duties senior to interests Operating Partnership Limited Partners, subject to Delaware business trust law.

     The Trust. Under the Declaration of Trust, the Trust, in its sole discretion, may issue (i) Trust Common Shares in addition to Trust Common Shares to be offered in the Cash Offering and in addition to Trust Common Shares into which Operating Partnership Units are exchangeable by Operating Partnership Limited Partners, (ii)


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

Trust Preferred Shares, or (iii) rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Trust Common Shares or Trust Preferred Shares. If the Trust issues additional securities in the future, (x) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and (y) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

     In addition, upon the exercise of an option granted by the Trust for Trust Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Operating Partnership Unit for each Trust Common Share acquired upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Operating Partnership Units to employees of the Operating Partnership or any subsidiary of the Operating Partnership upon the exercise by any such employees of an option to acquire Operating Partnership Units granted by the Operating Partnership pursuant to an employee stock option plan.

     The Trust will also issue Trust Common Shares on a one-for-one basis to holders of Operating Partnership Units who exercise their rights to convert their Operating Partnership Units into an identical number of Trust Common Shares, subject to certain exceptions described at "THE EXCHANGE OFFERING."

Term of Existence

     Exchange Partnerships. The term of each Exchange Partnership terminates on December 31 of the year of the fortieth anniversary of its formation, unless terminated earlier by law or under the provisions of the respective Exchange Partnership Agreement, including (i) the determination of a majority in interest of limited partners to dissolve the partnership, (ii) actions affecting the activities of the general partner (including, among other things, resignation or dissolution) unless a majority in interest of the limited partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

     Operating Partnership. The term of the Operating Partnership terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including (i) the withdrawal of the Trust as General Partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the General Partner's election to dissolve the Operating Partnership with the approval of Limited Partners holding a majority in interest of the Operating Partnership Units, (ii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

     The Trust. The term of the Trust terminates on December 31, 2098 unless terminated earlier (i) by law, (ii) the determination of the holders of at least a majority of the Trust Shares then outstanding to dissolve the Trust, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to the termination date of the Cash Offering.

Management

     Exchange Partnerships. Subject to the rights of limited partners in the Exchange Partnerships set forth in the Exchange Partnership Agreements which are described in this Prospectus, the general partner of each partnership has full exclusive and complete discretion in management and control of the partnership.

     Operating Partnership. Subject to the rights of Operating Partnership Limited Partners set forth in the Operating Partnership Agreement, the Trust, as General Partner of the Operating Partnership, has all management



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powers over the business and affairs of the Operating Partnership.  As described immediately below, the Managing Shareholder of the Trust has management control over the Operating Partnership and the Trust.

     The Trust. Subject to the rights of Shareholders set forth in the Declaration of Trust, the Managing Shareholder of the Trust has full exclusive and complete discretion in the management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder of the Trust acting together as the Board of the Trust and subject to the prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

Economic Interest

     Exchange Partnerships. In private offerings commenced between 1994 and 1997, Exchange Limited Partners acquired Exchange Units in one or more Exchange Partnerships in return for capital contributions. Each Exchange Partnership maintains a capital account for each partner to which it allocates the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. Each limited partnership in an Exchange Partnership owns an interest in the entire limited partnership interests in the partnership in proportion to his respective ownership of shares.

     Each Exchange Limited Partnership is required to distribute at least quarterly distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves). Each Exchange Limited Partner has a preferential interest over the general partner in respect of his partnership's distributable cash flow and net proceeds from the sale or refinancing of property owned by the partnership. Schedule B to this Prospectus summarizes on a partnership by partnership basis the interests of the limited partners and the general partner in each Exchange Limited Partner in such distributable cash flow and net sale or refinancing proceeds.

     The general partner of each Exchange Limited Partner has agreed to waive all of its ongoing economic interest in the partnership (including back-end or carried interests and administrative fees) attributable to such general partner.

     Upon the liquidation and dissolution of an Exchange Partnership, and after payment of or the creation of reserves for the payment of partnership liabilities, the proceeds of the sale or other disposition of the partnership's remaining property will be distributed to the limited partners and the general partner in proportion to their respective capital accounts in the partnership.

     Operating Partnership. Each property interest owner that sells a property interest to the Operating Partnership, including each Exchange Limited Partnership who accepts the Exchange Offering, will exchange such property interest for a number of Operating Partnership Units based on the seller's proportionate share of the appraised market value of the underlying property.

     The Operating Partnership will maintain for each partner in the Operating Partnership a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

     The Operating Partnership is required to distribute at least quarterly all available cash flow of the Operating Partnership (defined as (i) all cash revenues received by the Operating Partnership from any source, other than capital contributions to the Operating Partnership, and cash flow treated as net capital gains under the Code, pus (ii) the amount of any reduction in reserves of the Operating Partnership). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Operating



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



Partnership Units (no such preferred class exists as of the date of this Prospectus or is currently anticipated to be issued by the management of the Operating Partnership) and (ii) thereafter, to holders of Operating Partnership Units. Each holder of Operating Partnership Units, including the Trust and each property interest seller that participates in the Exchange Offering, will receive a share of such distributions in proportion to his respective ownership of Operating Partnership Units.

     The Trust. Holders of Trust Common Shares will acquire such shares (i) in connection with the Cash Offering or any subsequent public or private offering of Trust Common Shares that may be made by the Trust, (ii) upon their conversion of Operating Partnership Units into Trust Common Shares, or (iii) upon their exercise of options or their receipt of Trust Common Shares under any stock option plan or employee bonus plan that may be adopted by the Board of the Trust.

     As discussed above under "--Additional Issuances of Securities," the Trust is authorized to issue Shares in addition to the Trust Common Shares offered in the Cash Offering and Trust Common Shares to be issued in connection with the conversion of Operating Partnership Units.

     The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, the Managing Shareholder is required to endeavor to declare and make distributions as required for the Trust to quality as a REIT under the Code so long as the Managing Shareholder believes it is in the best interest of the Trust to continue to so qualify. As of the date of this Prospectus, the Trust intends to make quarterly distributions of available funds, if any to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions.

Property Investments

     Exchange Partnerships. Each of the Exchange Partnerships was formed to acquire and now owns an interest in one residential apartment property as described at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" and in Exhibits A and B to this Prospectus.

     Operating Partnership and the Trust. The Operating Partnership and the Trust have been formed to acquire a diversified portfolio of interests in residential apartment properties, including without limitation property interests owned by the Exchange Partnerships and other real estate limited partnerships which are managed by affiliates of the Managing Shareholder of the Trust. The Operating Partnership will use net cash proceeds from the Trust's Cash Offering and from any future public or private offering of securities that may be made by the Trust or the Operating Partnership, together with unissued securities of the Trust or the Operating Partnership, to acquire property interests. The Operating Partnership intends to issue up to $25 million of registered Operating Partnership Units in connection with the Exchange Offering. The first candidates targeted for acquisition in the Exchange Offering are property interests in 11 Exchange Properties described in this Prospectus at "PROPOSED INITIAL REAL ESTATE INVESTMENTS" and at Exhibit B.

Restrictions on Transfers

     Exchange Partnerships. Under each Exchange Partnership Agreement, no limited partner of the partnership may sell or transfer his interest in a partnership unless the general partner of the partnership consents to such sale or transfer and certain other conditions are fulfilled.

     Operating Partnership. Each Operating Partnership Limited Partner may sell or transfer his Operating Partnership Units without the prior written consent of the Trust (acting as General Partner of the Operating Partnership) except where, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Act or would otherwise violate applicable federal or state securities laws.




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     The Trust. The Trust Common Shares are freely  transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. Such restrictions are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfers." The restrictions may have the effect of making an attempted takeover
of  the  entities  more   difficult  for  an  acquiror.   See  "RISK  FACTORS  -
Anti-Takeover Provisions."

Tax Status

     Exchange Partnerships. The Exchange Partnerships were designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, the Exchange Partnerships would not be subject to federal income tax. Instead, each limited partner is required to report annually on his personal income tax return his allocable share of his partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made to by the partnership to limited partners during any given year. A distribution from an Exchange Partnership, including a distribution in final liquidation, results in the recognition of income by each limited partner to the extent that any cash distributed exceeds his adjusted tax basis in his Existing Partnership Units at that time.

     Each Offeree should review the "TAX ASPECTS" section of the original private placement memorandum pertaining to his investment in his Exchange Partnership. A limited partner who sells or transfers his Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of. See Exhibit B.

     Operating Partnership. The Operating Partnership has been designed to be classified and treated as a partnership for federal income tax purposes. The tax consequences of an investment in the Operating Partnership are identical to those described immediately above under " - Exchange Partnerships."

     The Trust. In any year in which the Trust qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year.

     As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Trust Common Shares.

     In general, any loss upon a sale or exchange of Trust Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth at "FEDERAL INCOME TAX CONSIDERATIONS." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each Offeree's tax advisor.

Pre-emptive Rights

     Exchange Partnerships, Operating Partnership and the Trust. Holders of Exchange Partnership Units, holders of Operating Partnership Units and holders of Trust Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the general partner of an Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional

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indebtedness,  the general  partner  intends  whenever  possible to give limited partners the first opportunity for a limited time to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described at "THE EXCHANGE OFFERING."

Removal Rights

     Exchange Partnerships. Limited partners holding at least a majority of the outstanding Exchange Units of any Exchange Partnership have the right to remove the general partner of the partnership if they determine that the general partner is not performing its powers, duties and obligations in the best interests of the partnership.

     Operating Partnership. The Trust may not be removed as General Partner of the Operating Partnership by the Limited Partners with or without cause.

     The Trust. The holders of at least 10% of the outstanding Trust Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Trust Common Shares (excluding Trust Common Shares held by the Managing Shareholder which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the Independent Trustees.

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. The holders of at least a majority of the outstanding Trust Common Shares, at a meeting called for such purpose in accordance with the terms and conditions of the Declaration may also terminate the Trust Management Agreement.

Reports

     Exchange Partnerships. Each Exchange Partnership Limited Partner is entitled to receive annual financial statements, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of limited partners holding at least 20% of the outstanding limited partnership interests in an Exchange Partnership, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Exchange Partnership Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, each Exchange Partnership is required to provide each limited partner with data necessary to report his distributive share of partnership income, deductions and credits for federal income tax purposes.

     Operating Partnership. Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements of the Operating Partnership presented in accordance with GAAP and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

     Each Operating Partnership Limited Partner is entitled, upon written request and at his expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the 1934 Act,
(ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each United Holder,
(iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of

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cash and other  consideration  contributed by each limited  partner and the date each limited partner became a partner of the Operating Partnership.

     The Trust. The Trust is required to keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report is required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

     In addition, the Trust will also be required to deliver to its Shareholders periodic reports required to be delivered under the 1934 Act (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Securities Act registration statement becomes effective and thereafter if (i) the Trust registers the Trust Common Shares under the 1934 Act and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) otherwise required by the applicable exchange or applicable law.

     The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "SUMMARY OF DECLARATION OF TRUST - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

     Exchange Partnerships, Operating Partnership and the Trust. No future assessments may be required of holders of limited partnership interests in an Exchange Partnership, holders of Operating Partnership Units or holders of Trust Common Shares.

Amendments of Governing Agreements

     Exchange Partnerships. The amendment of the partnership agreement pertaining to each Exchange Partnership requires the consent of the holders of at least a majority of the outstanding limited partnership interests in the partnership except that (i) the general partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a limited partner's consent increase his liability, change the capital contribution required from him, change his economic interest or change his rights on dissolution or any voting rights.

     Operating Partnership. Amendments to the Operating Partnership Agreement may be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Operating Partnership Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the Operating Partnership Agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as General Partner of the Trust or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements

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

contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

     The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his partnership interest into a general partner's interest; modify his limited liability; alter his rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership prior to the time provided for in the Operating Partnership Agreement; amend the amendment provision of the Operating Partnership Agreement described in this paragraph; or amend Article VI of the Operating Partnership Agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

     The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Operating Partnership Units is required to amend any of the following sections of the Operating Partnership:
(i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as General Partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as General Partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Operating Partnership Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

     The Trust. The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and holders of at least a majority of the Trust Common Shares approve such determination); to comply with law and to make changes of an inconsequential nature which will not materially adversely affect the Shareholders.

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Trust Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents.

Liability and Indemnification

     Exchange Partnerships. The general partner of each Exchange Partnership is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each limited partner of an Exchange Partnership is generally not liable for the liabilities and obligations of the partnership.

     Each Exchange Partnership is required to indemnify its general partner, each of the general partner's affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the applicable partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liability to his Exchange

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

Partnership or to any partner thereof for any loss suffered by the Exchange Partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the Exchange Partnership and within the scope of the applicable partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

     Operating Partnership. The Trust, as General Partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The Operating Partnership Limited Partners (other than the Trust in its capacity as General Partner thereof) have no responsibility for the liabilities or obligations of the Operating Partnership.

     The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

     The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

     The Trust. Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities and obligations of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

     The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

     Exchange Partnerships. The allocation between the limited partners and general partner of each Exchange Partnership of distributable cash flow and net proceeds from the sale or refinancing of property is described in Exhibit B to this Prospectus. The allocation of net liquidation proceeds among the partners is described below at " - Liquidation Rights." In addition, an affiliate of the general partner of each Exchange Partnership is entitled to earn a property management fee in an amount equal to 5% of collected rental income from the partnership's property plus a monthly bookkeeping fee in the range of $250 to $325 and a performance fee of $2 for each apartment unit per month if greater than 96% of gross rents are collected. The general partner or an affiliate is also entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds.

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

     Operating Partnership. The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders of Operating Partnership Units. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described below at " - Liquidation Rights."

     The Trust. The table included in this Prospectus at "COMPENSATION OF MANAGING PERSONS AND AFFILIATES - "The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property.

Meetings and Voting Rights

     Exchange Partnerships. Meetings of the partners of each Exchange Partnership may be called at any time, either by the general partner or by limited partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which limited partners may vote. The following actions require the affirmative vote of limited partners holding at least a majority of the outstanding Exchange Partnership Units in respect of each Exchange
Partnership: (a) reforming the partnership to replace the general partner; (b) acceptance of the resignation of the general partner; (c) revising any contract between the Exchange Partnership and any affiliate of the general partner; (d) removal of the general partner; (e) dissolution of the Exchange Partnership prior to the expiration of its term except as otherwise provided in the applicable partnership agreement or as required by law; (f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement as described above at " - Amendments of Governing Agreements."

     The consent of all limited partners is required for the following actions by each Exchange Partnership: (a) contravening the applicable partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; and (d) allowing the general partner to possess partnership assets for other than a partnership purpose.

     Operating Partnership. Meetings of the partners of the Operating Partnership may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Operating Partnership Units is required for action by the Operating Partnership, except where otherwise provided in the Operating Partnership Agreement as described below. Voting by the limited partners may be conducted at a meeting of the partners or without a meeting by written consent. Limited partners of the Operating
Partnership  are  entitled  to  vote on  proposed  amendments  to the  Operating
Partnership Agreement as described above at " - Amendments of Governing Agreements."

     The following actions of the Operating Partnership require the consent of all limited partners of the Operating Partnership: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement;
(c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act [define in "Definitions" section].

     In addition, the consent of the limited partners holding at least a majority of the outstanding Operating Partnership Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority

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

of the outstanding Operating Partnership Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to take responsibility for overseeing the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

     The Trust. The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and Shareholders holding at least a majority of the outstanding Trust Shares entitled to vote on such matter approve staggered elections for such positions, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Trust Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and (c) the dissolution or liquidation of the Trust following its initial property investment.

     In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Liquidation Rights

     Exchange Partnerships. The limited partners and general partner of each Exchange Partnership are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in an amount based on their respective capital account balance in relation to capital account balance of all partners.

     Operating Partnership. The limited partners and the General Partner of the Operating Partnership are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in an amount based on their respective capital account balance in relation to capital account balance of all partners.

     The Trust. The Shareholders of the Trust are entitled to receive the net liquidation proceeds of the Trust (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Accounting Method

     Exchange Partnerships, Operating Partnership and the Trust. The accounting period of the Exchange Partnerships, the Operating Partnership and the Trust will end on December 31 of each year. Each of them will utilize the accrual method of accounting for their operations.

                           CAPITAL STOCK OF THE TRUST

General

     The Declaration authorizes the Trust to issue up to 25,000,000 Shares of beneficial interest, no par value per Share, consisting of Common Shares and of Preferred Shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the Cash Offering, there were no Shares outstanding. The Trust is offering for sale up to 2,500,000 Common Shares in the Cash Offering. If the Exchange Offering is completed as contemplated, sellers of property interests would receive up to 2,500,000 Units in the Operating Partnership which would be exchangeable into 2,500,000 additional Common Shares.

     The following description summarizes all material terms and provisions of the Common Shares. The Common Shares when paid for and issued will be fully paid and non-assessable. Each Common Share is equal in all respects to every other Common Share and entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Holders of Common Shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding Common Shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by the Managing Shareholder out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by the Managing Shareholder on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Trust in the future. In the event of a liquidation, dissolution or winding up of the affairs of the Trust, the Shareholders are entitled to share ratably in the assets of the Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of Preferred Shares that may have been issued.

Transfer Agent

     The escrow agent for the Cash Offering, and the transfer agent and registrar for the Common Shares and the Units, will be American Stock Transfer & Trust Company, New York, New York. The company will also hold in an escrow account the Units acquired by the Original Investors in connection with the formation of the Trust and the Operating Partnership as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

Restrictions on Ownership and Transfer

     The Trust's Declaration contains certain restrictions on the number of Shares of the Trust that individual Shareholders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of its Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration of the Trust contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

     Subject to certain exceptions specified in the Declaration, no Shareholder (other than the Original Investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the Trust's Shares. The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. As a condition of such exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Managing Shareholder of the Trust may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of the Shares that would (i) create a direct or indirect ownership of the Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of
Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the Shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

     From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price of the Shares on the retransfer of Shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that such Shares have been transferred in violation of the provisions of the Trust's Declaration shall be repaid to the Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares of the Trust must give a written notice to the Trust by January 31 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Operating Partnership on a pro forma basis, assuming the completion of the sale of a minimum number of 50,000 Common Shares and a maximum number of 2,500,000 Common Shares being offered. As described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership," the Trust will contribute the net proceeds from its Cash Offering in exchange for a number of Units equivalent to the number of Common Shares sold by the Trust in the Cash Offering. The subscription price for each Common Share being offered in the Cash Offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions, fees, expenses and other costs of the Cash Offering, estimated to be approximately $1.00 per Common Share to be paid out of the proceeds of the Cash Offering. The capitalization of the Operating Partnership set forth below does not take into account any proposed acquisitions of property interests by the Operating Partnership in exchange for Units to be registered by the Trust in connection with the Exchange Offering and the subsequent exchange by Unitholders of such Units for Common Shares. The Operating Partnership will not receive any cash proceeds from the Exchange Offering. The Original Investors provided initial capitalization of the Operating Partnership in the amount of $50,000 cash and other consideration. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."


                                           Minimum Common Shares               Maximum Common Shares
                                       Sold in Cash Offering (50,000)    Sold in Cash Offering (2,500,000)
                                       ------------------------------    ---------------------------------
Capital Contribution by the Trust:
    Units                                        $450,000                            $22,500,000

Total Capitalization                             $450,000                            $22,500,000


                           TERMS OF THE CASH OFFERING

     The Trust is offering in the Cash Offering a maximum of 2,500,000 Common Shares of beneficial interest in the Trust at $10.00 per Common Share
($25,000,000 in the aggregate). See "CAPITAL STOCK OF THE TRUST" and "CAPITALIZATION." All of the Common Shares to be issued or sold by the Trust in the Cash Offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its REIT status under the Code for federal income tax purposes. See above at "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership" for a description of the ownership of the Common Shares being offered hereby and the Units of limited partnership interest in the Operating Partnership on a pro forma basis, assuming that all or a portion of the Common Shares being offered Cash Offering are sold and the Exchange Offering is completed in whole or in part.

     After payment of commissions and fees related to the Cash Offering, the remaining funds will be contributed to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Cash Offering, as determined by the Trust in its discretion. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership."

     The Common Shares will be offered and sold in the Cash Offering on a non-exclusive best efforts basis through Sigma Financial Corporation (the "Dealer Manager"), a Michigan corporation which is a member of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Securities and Exchange Commission and with the appropriate authority of each state where offers of the Common Shares will be made. Sigma Financial Corporation, which is not affiliated with the Managing Shareholder or any of its Affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by Affiliates of the Managing Shareholder and is expected to act as dealer manager in certain future programs sponsored by Affiliates of the Managing Shareholder. The Dealer Manager may select other NASD member firms as co-manager or selected broker-dealers to participate in the Offering.

     The Dealer Manager and participating broker-dealers have entered into an Underwriting Agreement with the Trust pursuant to Appendix F of the Rules of Fair Practice of the NASD. The Dealer Manager and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all Common Shares sold by them. The Dealer Manager may reallocate a portion or all of its commission. In addition, the Dealer Manager and the participating broker-dealers will be entitled to receive a warrant ("Warrant") to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Cash Offering by the Dealer Manager or participating broker-dealers selected by it, at a purchase price equal to $13.00 per Common Share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or Common Shares issued upon exercise of the Warrant may request that the Trust include such securities as well as any Common Shares underlying any unexercised portion of the Warrant in any registration statement that the Trust determines to file under the Securities Act. Such registration would be at the Trust's expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.

     Pursuant to the Underwriting Agreement, the Dealer Manager and participating broker-dealers will not be obligated to purchase any Common Shares, but will only be required to use their best efforts to sell Common Shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. The Trust and the Dealer Manager have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Security Act. The Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

     The Trust will pay to the Managing Shareholder a non-accountable fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Cash Offering to cover distribution, due diligence and organizational  expenses  associated  with the  formation  of the  Trust and the
Operating Partnership and with the Cash Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Cash Offering, those expenses will not be reimbursed. The Trust will pay the Managing Shareholder a non-accountable fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Cash Offering to cover legal, accounting and consulting fees, printing, filing, recording, postage and other miscellaneous expenses associated with the Cash Offering. Any such expenses of the Managing Shareholder in excess of the fee will be paid by the Managing Shareholder.

     The Trust will also pay the Managing Shareholder a non-accountable investment fee in an amount (up to $1,000,000) equal to 4% of the aggregate subscription price paid for Common Shares in the Cash Offering for its services and expenses in investigating and evaluating investment opportunities for the Trust and assisting the Trust in effecting its investments. Half of the investment fee will be payable at the same time that selling commissions are payable and the balance will be payable proportionately upon the consummation of each of the Trust's investments based on the amount invested.

     The termination date of the Offering (the "Termination Date") is scheduled to be December 31, 1998 or an earlier or later date (no later than November 30, 1999) determined by the Managing Shareholder as specified below. The Managing Shareholder may in its sole discretion terminate the Cash Offering at any time before the scheduled Termination Date or extend the scheduled Termination Date to any date or from date to date which is no later than the earlier to occur of the date by which all 2,500,000 Common Shares being offered have been sold and November 30, 1999.

     The Managing Shareholder will have the right to withdraw the Offering of Common Shares at any time prior to the Termination Date, in which case the Trust will be immediately dissolved at the expense of the Managing Shareholder and all subscription funds will be returned promptly to the subscribers. If the Managing Shareholder withdraws the Offering, any person that has received fees or other payments from the proceeds of the Cash Offering will be required to return such fees or payments to the Trust upon the demand of the Managing Shareholder.

     The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust does not intend to register the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or list them on any securities exchange immediately after the commencement of the Cash Offering. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in the Cash Offering and of the Common Shares into which Units to be offered in the Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Securities Exchange Act of 1934, as amended, as early as the third or fourth quarter of 1998. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     The eligibility for listing or quotation privileges in respect of a particular national securities exchange or over-the-counter market is based on several factors, including without limitation the number of shareholders and market makers, the bid price of the issuer's security, the number and market value of outstanding securities owned by non-Affiliates of the issuer, total assets of the issuer, and the amount of shareholders' equity in the issuer. Although the Common Shares acquired by purchasers in the Cash Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act for the fiscal year in which its Securities Act registration statement becomes effective and for any subsequent fiscal year in which it has more than 300 Shareholders in any such year or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.

                                OTHER INFORMATION

General

     The Operating Partnership and the Trust undertake to make available to each Offeree or his representative, or both, during the course of the Exchange Offering and prior to the Offeree's acceptance of the Exchange Offering, the opportunity to ask questions of and receive answers from the Operating Partnership, the Trust or any person acting on their respective behalf relating to the terms and conditions of the Exchange Offering and the Cash Offering and to obtain any additional information necessary to verify the accuracy of information made available to such Offeree.

     Prior to making an investment decision respecting the Exchange Offering, an Offeree should carefully review and consider this entire Prospectus and any Exhibits hereto. Offerees are urged to make arrangements with the Trust to inspect any books, records, contracts, or instruments referred to in this Prospectus and other data relating thereto. The Trust is available to discuss with Offerees any matter set forth in this Prospectus or any other matter relating to the Units and the Common Shares into which they are exchangeable, subject to certain conditions, so that Offerees and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

     Sales material may be used in connection with this Exchange Offering of the Operating Partnership Units only when accompanied or preceded by the delivery of this Prospectus. Only sales material that indicates that it is distributed by the Trust, the Operating Partnership or the Managing Shareholder may be distributed to Offerees. Currently, the Operating Partnership intends to distribute to Offerees (i) a letter transmitting this Prospectus and any amendments or supplements thereto which summarizes this Exchange Offering and instructs the Offeree how to proceed if he wishes to accept the offering and
(ii) possibly a sales brochure or other written or graphic communications depicting certain information regarding the Operating Partnership, the Trust, the Managing Shareholder and the residential real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by the Trust, the Operating Partnership or the Managing Shareholder. Any other sales material or information has not been authorized for use by the Trust, the Operating Partnership or the Managing Shareholder and must be disregarded by Offerees.

     In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, this Exchange Offering is made only by this Prospectus and accompanying materials.

     All authorized sales material will be consistent with this Prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of this Exchange Offering and Offerees must review this Prospectus and supplements carefully for a comple te description of the Exchange Offering. Authorized sales material should not be considered to be the basis for the Exchange Offering of Units or an Offeree's decision to accept the Exchange Offering. Sales material is not a part of this Prospectus and is not incorporated by reference into this Prospectus unless expressly stated in this Prospectus or supplements hereto.

Financial Statements

     The Trust, the Operating Partnership and the Managing Shareholder are newly formed and as of the date of this Prospectus have not acquired any significant assets or incurred any significant liabilities. The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 are set forth in Exhibit C hereto. As of the date of this Prospectus, the Trust, the Operating Partnership and the Managing Shareholder have not conducted material business operations.

     The statements of revenues and certain expenses for the 11 Exchange Properties described in this Prospectus which the Operating Partnership will offer to acquire in the initial transactions of the Exchange Offering and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 are set forth in Exhibit D hereto.


                                   LITIGATION

     There are no pending legal proceedings to which the Trust, the Operating Partnership or the Managing Shareholder is a party which are material to the operations of the Trust and the Operating Partnership, and the Trust and the Managing Shareholder have no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                     EXPERTS

     The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 have been included herein and in the Registration Statement in reliance upon the report of Rachlin Cohen & Holtz, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The statements of revenues and certain expenses for the 11 residential apartment properties described in this Prospectus which the Operating Partnership anticipates it will offer to acquire in the initial transactions of the Exchange Offering and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 have been included herein and in the Registration Statement in reliance upon the reports of Elroy D. Miedema, an independent certified public accountant, appearing herein, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.


                                  LEGAL MATTERS

     The authority of the Operating Partnership to issue Units offered hereby is being passed upon for the Trust by Schoeman, Marsh & Updike, LLP, New York, New York, counsel to the Trust. Copies of the draft opinion letter of counsel as to the Operating Partnership's authority to issue the Units may be obtained by writing to the Trust. Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." Counsel to the Trust and the Managing Shareholder will not represent or advise any Offeree in connection with the Exchange Offering.
THEREFORE, EACH OFFEREE SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

     The representation of counsel to the Trust has been limited to matters specifically addressed to it. No Offeree should assume that counsel to the Trust has in any manner investigated the merits of an investment in the Units or the Common Shares into which the Units are exchangeable, subject to certain conditions, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this Prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this Prospectus, counsel to the Trust has relied upon the representations and statements of the Trust and the Managing Shareholder as to facts regarding the Operating Partnership, the Trust and the Managing Shareholder and their respective affiliates and the proposed activities and has not independently verified such representations and statements.


                        EXPENSES OF THE EXCHANGE OFFERING

     The Trust will pay the expenses in connection with the filing, printing and distribution of this Prospectus. The costs of making and consummating the Exchange Offering in respect of individual Offerees will be borne by the Trust. Such costs are estimated to be approximately $________. The Trust may elect to reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this

Prospectus and other materials to, and obtaining instructions relating to such materials from, Offerees. Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the deemed value of Operating Partnership Units exchanged in the particular transactions.

                             ADDITIONAL INFORMATION

     Prior to the commencement of the Cash Offering and the Exchange Offering, neither the Trust nor the Operating Partnership is a reporting company under the Securities Exchange Act of 1934, as amended. The Operating Partnership has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-4 under the Securities Act with respect to the Operating Partnership Units being offered in this Exchange Offering. The Trust has filed with the Commission a Registration Statement (of which a separate Prospectus is a part) on Form SB-2 under the Securities Act with respect to the Common Shares offered in the Cash Offering. The prospectuses do not contain all the information set forth in the respective Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in the prospectuses as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the respective Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto and to the prospectus being used in the Cash Offering. For further information regarding the Operating Partnership and the Units being offered hereby and the Trust and the Common Shares being offered in the Cash Offering, reference is hereby made to the respective Registration Statement and such exhibits and schedules.

     The Registration Statements and exhibits and schedules forming a part thereof filed by the Operating Partnership and the Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Trust and the Operating Partnership will furnish their Shareholders and Unitholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

     Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.


     "Affiliate" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

     (a)  Any  person  that  directly,   or  indirectly   through  one  or  more
intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

     (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

     (d) Any executive officer, director, trustee or general partner of such other person.

     (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "AMEX" refers to the American Stock Exchange or any successor exchange.

     "Baron Advisors" means Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

     "Baron Properties" means Baron Capital Properties, Inc., a Delaware corporation which is the initial Corporate Trustee of the Trust, with its principal place of business located at 1105 North Market Street, Wilmington, Delaware 19899.

     "Board" refers to the Managing Shareholder and the Independent Trustees, acting together as the Board of the Trust in accordance with the terms of the Declaration, and their successors.

     "Cash Offering" refers to the public offering by the Trust of 2,500,000 Common Shares in the Trust for a purchase price of $10 per share pursuant to the Trust's Prospectus dated May 15, 1998, as it may be amended or supplemented from time to time.

     "Certificate"   means  the  Certificate  of  Limited   Partnership  of  the
Partnership, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Share" means a beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Sections 1.6 and 2.1 of the Declaration.

     "Corporate Trustee" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of the Trust under the Declaration, and its successors. The Corporate Trustee acts as legal holder of the Trust Property, subject to the terms of the Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

     "Dealer  Manager"  refers  to  Sigma  Financial  Corporation,   a  Michigan
corporation which is the broker-dealer selected by the Managing Shareholder to be the dealer manager of the Cash Offering.

     "Declaration" means the Amended and Restated Declaration of Trust for the Trust made as of May 15, 1998 by the Corporate Trustee that establishes the Trust and the rights and obligations of the Managing Shareholder, the Trustees, other members of the Board of the Trust and the Shareholders.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

     "Exchange Limited Partners" refers to the individual limited partners to which the Operating Partnership will make the Exchange Offering in connection with the initial transactions thereunder, including the limited partners in 10 real estate limited partnerships managed by Affiliates of the Managing Partnership and the limited partners in a real estate limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering. See "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

     "Exchange Offering" refers to the exchange offering, pursuant to this Prospectus, of registered Units by the Operating Partnership in exchange for property interests. See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP."

     "Exchange Partnerships" refers to the 10 real estate limited partnerships managed by Affiliates of the Managing Partnership and a real estate limited partnership managed by an Affiliate of the Dealer Manager of the Cash Offering all of whose existing property interests the Operating Partnership anticipates it will indirectly acquire by acquiring the limited partnership interests of their individual limited partners in the initial transactions of the Exchange Offering. See "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

     "Exchange Properties" refers to the 11 residential apartment properties initially targeted for acquisition by the Operating Partnership in connection with the Exchange Offering. See "PROPOSED INITIAL REAL ESTATE INVESTMENTS."

     "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

     "Fiscal Period" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

     "Fiscal Year" means a year ending on December 31. The first Fiscal Year of the Trust and the Operating Partnership may begin after January 1 and consequently have a duration of less than 12 months. The last Fiscal Year of the Trust and the Operating Partnership may end before December 31 and consequently have a duration of less than 12 months.

     "Independent Trustee" means a Trustee of the Trust who meets certain qualifications described herein at "MANAGEMENT - The Board of the Trust and Trustees - Independent Trustees" who becomes an Independent Trustee of the Trust under the terms of the Declaration. See Section 7.5 of Declaration of Trust.

     "IRAs" means individual retirement accounts.

     "IRS" or "Service" means the Internal Revenue Service.

     "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

     "Limited Partner" or "Unitholder" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees who accept the Exchange Offering).

     "Managing Shareholder" refers to Baron Advisors, Inc. or such substitute or different Managing Shareholder as may subsequently be admitted to the Trust pursuant to the terms of the Declaration, which will have all of the powers and obligations of the Managing Shareholder to operate the Trust as described in this Prospectus.

     "Managing Person" means any of the following: (a) Trust or Operating Partnership officers, agents, or Affiliates; the Managing Shareholder; a Trustee; any other member of the Board; Affiliates of the Managing Shareholder, a Trustee and any other member of the Board and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates on behalf of the Trust or the Operating Partnership.

     "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

     "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

     "NASD" refers to the National Association of Securities Dealers, Inc.

     "1997 Act" refers to the Taxpayer Relief Bill of 1997.

     "Operating Partnership" means Baron Capital Properties, L.P., a Delaware limited partnership of which the Trust is the general partner and through which the Trust's interests in residential apartment properties to be acquired will be held and real estate operations will be conducted.

     "Operating   Partnership   Agreement"   means  the   Agreement  of  Limited
Partnership of Baron Capital Properties, L.P.

     "Operating Partnership Units" refer to units of limited partnership interest in the Operating Partnership.

     "Original Investors" refers to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

     "Person"   refers  to  any  natural   person,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

     "Plans" means employee benefit plans and IRAs.

     "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of the Declaration for sale or issuance subsequent to completion of the Cash Offering.

     "Property" means all real or personal property owned or acquired by the Trust, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more existing residential apartment properties in which the Trust may make an equity investment, and (ii) its rights in connection with Mortgage Loans it may make or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties. See "INVESTMENT OBJECTIVES AND POLICIES."

     "Prospectus" means this Prospectus of the Operating Partnership dated June __, 1998, as the same may be amended or supplemented from time to time.

     "Regulations" means the applicable Treasury Regulations promulgated or proposed under the Code.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

     "Second Mortgage" means a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of a First Mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the First Mortgage) are entitled to participate in the proceeds of any sale.

     "Second Mortgage Loan" means a Mortgage Loan secured or collateralized by a Second Mortgage.

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Senior Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "Senior Mortgage Loan" means a Mortgage Loan secured or collateralized by a Senior Mortgage.

     "Service" or "IRS" means the Internal Revenue Service.

     "Share" means a beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with the Declaration.

     "Shareholder" means an owner of Shares in the Trust.

     "Trust" means Baron Capital Trust, a Delaware business trust created by the Corporate Trustee and having a principal office at 7826 Cooper Road, Cincinnati, Ohio 45242 which is the General Partner of the Operating Partnership and the issuer of the Common Shares being offered in the Cash Offering..

     "Trustee" and "Trustees" "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust; the term "Trustees" refers to the Corporate Trustee and the Independent Trustees collectively.

     "Trust Management Agreement" means the Trust Management Agreement dated as of May 15, 1998 between the Trust and the Managing Shareholder, under which the Managing Shareholder will perform certain management, administrative services and investment advisory services for the Trust.

     "Trust Property" means all property owned or acquired by the Trust or on its behalf as part of the trust estate established under the Declaration.

     "Unitholder" or "Limited Partner" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees who accept the Exchange Offering).

     "Units" refer to units of limited partnership interest in the Operating Partnership.

                                    EXHIBIT A

                         PRIOR PERFORMANCE OF AFFILIATES
                                       OF
                              MANAGING SHAREHOLDER

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS



The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 37 investment programs whose offerings closed in the most recent three years. The 37 programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).




                                         Florida Income                 Realty Opportunity             Florida Income
                                         Advantage Fund                 Income Fund VIII,              Appreciation Fund
                                         I, Ltd. (Baron                 Ltd. (Baron Capital            I, Ltd. (Baron Capital
                                         Capital IV, Inc.,              IV, Inc., general              IV, Inc., general
                                         general partner)               partner)                       partner)
                                         ------------------             -------------------            -------------------

Dollar amount offered:                            $940,000                      $1,020,000                      $ 840,000
Dollar amount raised:
(percent relative to                               940,000                       1,020,000                        205,000
amount offered):                                      (100%)                          (100%)                          (24%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                       94,000                          94,400                         20,500
                                                       (10%)                            (9%)                          (10%)
Cash reserve accounts:                                   0                               0                              0
Amount raised available for
investment (percentage):                           846,000                         925,600                        184,500
                                                       (90%)                           (91%)                          (90%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                846,000                         925,600                        184,500
   of existing limited partners:                       (90%)                           (91%)                          (90%)

   Investment fee:                                       0                               0                              0
Percent leverage (mortgage financing
     divided by total acquisition cost):                42%                             46%                            48%
Date offering began:                                  2/94                            3/94                           4/94
Length of offering (in months):                          3                               3                              2

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         3                               3                              2

* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

IT SHOULD NOT BE ASSUMED THAT OFFEREES WHO ACCEPT THE EXCHANGE OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. OFFEREES SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THE OPERATING PARTNERSHIP AND THAT OFFEREES WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISITION OF UNITS IN THE OPERATING PARTNERSHIP OR COMMON SHARES IN THE TRUST, EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron First Time               Baron First Time               Clearwater First
                                         Home Buyer Fund                Home Buyer                     Time Homebuyer
                                         V, Ltd. (Baron                 Mortgage Fund IV,              Program, Ltd.
                                         Capital XXIX, Inc.,            Ltd. (Baron Capital            (Baron Capital XVI,
                                         general partner)               XXVIII, Inc., general          Inc., general
                                                                        partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $500,000                        $500,000                      $ 750,000
Dollar amount raised:
(percent relative to                               500,000                         500,000                        750,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                       50,000                          45,000                         77,500
                                                       (10%)                            (9%)                          (10%)
Cash reserve accounts:                              25,000                               0                              0
                                                        (5%)
Amount raised available for
investment (percentage):                           425,000                         455,000                        672,500
                                                       (85%)                           (91%)                          (90%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                425,000                         430,000                        672,500
   of existing limited partners:                       (85%)                           (86%)                          (90%)

   Investment fee:                                       0                          25,000                              0
                                                                                        (5%)
Percent leverage (mortgage financing
     divided by total acquisition cost):               N/A                             N/A                             N/A

Date offering began:                                  1/96                            6/96                           3/96
Length of offering (in months):                          4                               5                              7

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         3                               4                              6



* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Florida Income                 Lamplight Court                Baron Strategic
                                         Growth Fund V,                 of Bellefontaine               Vulture Fund I,
                                         Ltd. (Baron Capital            Apartments, Ltd.               Ltd. (Baron Capital
                                         XI, Inc., general              (Baron Capital IX,             XXVI, Inc., general
                                         partner)                       Inc., general                  partner)
                                                                        partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                          $1,150,000                        $700,000                      $ 900,000
Dollar amount raised:
(percent relative to                             1,150,000                         700,000                        900,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      125,000                          80,000                        119,000
                                                       (11%)                           (11%)                          (13%)
Cash reserve accounts:                             142,000                               0                         90,000
                                                       (12%)                                                          (10%)
Amount raised available for
investment (percentage):                           883,000                         620,000                        691,000
                                                       (77%)                           (89%)                          (77%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                825,500                         580,000                        601,000
   of existing limited partners:                       (72%)                           (83%)                          (67%)

   Investment fee:                                  57,500                          40,000                         90,000
                                                        (5%)                            (6%)                          (10%)
Percent leverage (mortgage financing
     divided by total acquisition cost):                56%                             71%                            67%

Date offering began:                                 10/95                            4/96                           5/96
Length of offering (in months):                         16                               6                              5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         6                               4                              4



* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron Strategic                Baron Strategic                Baron Strategic
                                         Investment Fund,               Investment Fund                Investment Fund
                                         Ltd.  (Baron                   II, Ltd.                       VI, Ltd. (Baron
                                         Capital XXXIII,                (Baron Capital XXXI,           Capital XXXI,
                                         Inc., general                  Inc., general                  Inc., general
                                         partner)                       partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                          $1,200,000                        $800,000                    $ 1,200,000
Dollar amount raised:
(percent relative to                             1,200,000                         800,000                      1,200,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      140,000                         100,000                        130,000
                                                       (12%)                           (13%)                          (11%)
Cash reserve accounts:                             120,000                          80,000                        120,000
                                                       (10%)                           (10%)                          (10%)
Amount raised available for
investment (percentage):                           940,000                         620,000                        950,000
                                                       (78%)                           (77%)                          (79%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                796,000                         524,000                        806,000
   of existing limited partners:                       (66%)                           (66%)                          (67%)

   Investment fee:                                 144,000                          96,000                        144,000
                                                       (12%)                           (12%)                          (12%)

Percent leverage (mortgage financing
     divided by total acquisition cost):                56%                             71%                            67%
Date offering began:                                  6/96                            7/96                          11/96
Length of offering (in months):                          6                               3                              5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         5                               2                              4


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Florida Capital                Tampa Capital                  Florida Capital
                                         Income Fund, Ltd.              Income Fund, Ltd.              Income Fund II,
                                         (Baron Capital II,             (Baron Capital I,              Ltd. (Baron Capital
                                         Inc., general                  Inc., general                  IV, Inc., general
                                         partner)                       partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $807,000                      $1,050,000                       $920,000
Dollar amount raised:
(percent relative to                               807,000                       1,050,000                        920,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                       90,700                         115,000                        102,000
                                                       (11%)                           (11%)                          (11%)
Cash reserve accounts:                                   0                         165,500                        199,000
                                                         0                             (16%)                          (22%)
Amount raised available for
investment (percentage):                           716,300                         769,500                        619,000
                                                       (89%)                           (73%)                          (67%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                656,300                         589,500                        548,000
   of existing limited partners:                       (81%)                           (56%)                          (60%)

   Investment fee:                                  60,000                         180,000                         71,000
                                                        (7%)                           (17%)                           (8%)

Percent leverage (mortgage financing
     divided by total acquisition cost):                69%                             72%                            71%
Date offering began:                                 11/94                           12/94                           1/95
Length of offering (in months):                          6                               8                              6

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         3                               7                              4


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Florida Opportunity            Florida Capital                Florida Tax Credit
                                         Income Partners,               Income Fund III,               Fund, Ltd.
                                         Ltd. (Baron Capital            Ltd. (Baron Capital            (Baron Capital
                                         III, Inc., general             VII, Inc., general             VI, Inc., general
                                         partner)                       partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $800,000                        $800,000                      $ 626,000
Dollar amount raised:
(percent relative to                               800,000                         800,000                        626,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                       90,000                          90,000                         80,000
                                                       (11%)                           (11%)                          (13%)
Cash reserve accounts:                             143,000                         121,000                              0
                                                       (18%)                           (15%)                            0
Amount raised available for
investment (percentage):                           567,000                         589,000                        546,000
                                                       (71%)                           (74%)                          (87%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                543,000                         549,000                        546,000
   of existing limited partners:                       (68%)                           (69%)                          (87%)

   Investment fee:                                  24,000                          40,000                              0
                                                        (3%)                            (5%)                            0

Percent leverage (mortgage financing
     divided by total acquisition cost):                62%                             56%                            51%
Date offering began:                                  8/95                            6/95                           6/95
Length of offering (in months):                          3                               5                             11

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         3                               4                              9


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         GSU Stadium                    Florida Capital                Brevard Mortgage
                                         Student Apartment              Income Fund IV,                Program, Ltd.
                                         Ltd. (Baron Capital            Ltd. (Baron Capital            (Baron Capital
                                         X, Inc., general               V, Inc., general               XII, Inc., general
                                         partner)                       partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                          $1,000,000                      $1,820,000                      $ 575,000
Dollar amount raised:
(percent relative to                             1,000,000                       1,820,000                        575,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      110,000                         202,000                         67,500
                                                       (11%)                           (11%)                          (12%)
Cash reserve accounts:                             100,000                         305,200                         57,500
                                                       (10%)                           (17%)                          (10%)
Amount raised available for
investment (percentage):                           790,000                       1,312,800                        450,000
                                                       (79%)                           (72%)                          (78%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                690,000                       1,212,800                        450,000
   of existing limited partners:                       (69%)                          (67%)                           (78%)

   Investment fee:                                 100,000                         100,000                              0
                                                       (10%)                            (5%)                            0

Percent leverage (mortgage financing
     divided by total acquisition cost):                67%                             70%                           N/A
Date offering began:                                 11/95                            1/95                           1/96
Length of offering (in months):                          4                              16                              4

Months required to invest
   90% of the amount
   available for investment
  (measured from beginning
   of offering):                                         3                              10                              3


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron First Time               Baron First Time               Baron First Time
                                         Home Buyer                     Homebuyer                      Home Buyer
                                         Mortgage Fund II,              Mortgage Fund III,             Mortgage Fund, Ltd.
                                         Ltd. (Baron Capital            Ltd. (Baron Capital            (Baron Capital VIII,
                                         XV, Inc., general              XXVII, Inc., general           Inc., general
                                         partner)                       partner)                       partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $500,000                        $500,000                        500,000
Dollar amount raised:
(percent relative to                               500,000                         500,000                        500,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                       45,000                          50,000                         50,000
                                                        (9%)                           (10%)                          (10%)
Cash reserve accounts:                                   0                               0                              0

Amount raised available for
investment (percentage):                           455,000                         450,000                        450,000
                                                       (91%)                           (90%)                          (90%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                455,000                         450,000                        450,000
   of existing limited partners:                       (91%)                           (90%)                          (90%)

   Investment fee:                                       0                               0                              0

Percent leverage (mortgage financing
     divided by total acquisition cost):               N/A                             N/A                            N/A
Date offering began:                                  2/96                            5/96                           1/96
Length of offering (in months):                          6                               4                              4

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         4                               3                              3


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron Mortgage                 Baron Income                   Baron Mortgage
                                         Development Fund,              Property Mortgage              Development Fund
                                         IX, Ltd. (Baron                Fund VI, Ltd. (Baron Capital   VII, Ltd (Baron
                                         Capital XLII, Inc.,            XXIX, Inc., general             Capital XXXVII, Inc.,
                                         general partner)                 partner)                      general partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $800,000                        $750,000                       $700,000
Dollar amount raised:
(percent relative to                               800,000                         750,000                        700,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      122,000                         105,000                        115,000
                                                       (15%)                           (14%)                          (16%)
Cash reserve accounts:                                   0                               0                              0

Amount raised available for
investment (percentage):                           678,000                         645,000                        585,000
                                                       (85%)                           (86%)                          (84%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                678,000                         645,000                        585,000
   of existing limited partners:                       (85%)                           (86%)                         (84%)

   Investment fee:                                       0                               0                              0


Percent leverage (mortgage financing
     divided by total acquisition cost):               N/A                             N/A                            N/A
Date offering began:                                  1/97                            8/96                          11/96
Length of offering (in months):                          8                              16                              8

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         4                               9                              6


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron Mortgage                 Baron Mortgage                 Baron Mortgage
                                         Development Fund,              Development Fund,              Development Fund
                                         X, Ltd. (Baron                 XI, Ltd. (Baron Capital        XVIII, LP (Baron
                                         Capital XLIII, Inc.,           XXXIII, Inc., general           Capital LXV, Inc.,
                                         general partner)                 partner)                      general partner)
                                         ------------------             -------------------            -------------------
Dollar amount offered:                            $800,000                        $800,000                       $800,000
Dollar amount raised:
(percent relative to                               800,000                         800,000                        800,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      122,000                         122,000                        132,000
                                                       (15%)                           (15%)                          (17%)
Cash reserve accounts:                                   0                               0                              0

Amount raised available for
investment (percentage):                           678,000                         678,000                        668,000
                                                       (85%)                           (85%)                          (84%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                678,000                         678,000                        668,000
   of existing limited partners:                       (85%)                          (85%)                          (84%)

   Investment fee:                                       0                               0                              0

Percent leverage (mortgage financing
     divided by total acquisition cost):               N/A                             N/A                            N/A
Date offering began:                                 11/96                            3/97                           7/97
Length of offering (in months):                         16                               5                              4

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         8                               2                              2

* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron Strategic                Baron Strategic            Baron Mortgage
                                         Investment Fund V,             Investment Fund VII,       Development Fund
                                         Ltd. (Baron Capital            Ltd. (Baron Capital        XV, Ltd.(Baron Capital
                                         XL, Inc., general              XLI, Inc., general         XLVIII, Inc., general
                                         partner)                       partner)                   partner)
                                         ------------------             -------------------        --------------------
Dollar amount offered:                          $1,200,000                      $1,900,000                 $700,000
Dollar amount raised:
(percent relative to                             1,200,000                       1,900,000                 $700,000
amount offered):                                      (100%)                          (100%)                   (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      142,000                         229,000                  125,000
                                                       (12%)                           (12%)                    (18%)
Cash reserve accounts:                             120,000                         190,000                        0
                                                       (10%)                           (10%)                     (0%)
Amount raised available for
investment (percentage):                           938,000                       1,481,000                  575,000
                                                       (78%)                           (78%)                    (82%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                818,000                       1,253,000                  575,000
   of existing limited partners:                       (68%)                           (66%)                    (82%)

   Investment fee:                                 120,000                         228,000                        0
                                                       (10%)                           (12%)                     (0%)

Percent leverage (mortgage financing
     divided by total acquisition cost):                69%                             60%                     N/A
Date offering began:                                 11/96                            1/97                     6/97
Length of offering (in months):                          7                              11                        8

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         6                               6                        7


* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)



                                         Baron Strategic                Baron Strategic                Baron Mortgage
                                         Investment Fund X,             Investment Fund VIII,          Development Fund
                                         Ltd. (Baron Capital            Ltd. (Baron Capital            XIV, Ltd.(Baron Capital
                                         LXIV, Inc., general            XLIV, Inc., general            XLVII, Inc., general
                                         partner)                       partner)                       partner)
                                         -------------------            ---------------------          ------------------------
Dollar amount offered:                          $1,200,000                      $1,200,000                     $1,000,000
Dollar amount raised:
(percent relative to                             1,200,000                       1,200,000                     $1,000,000
amount offered):                                      (100%)                          (100%)                         (100%)

Less offering expenses
(percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      140,000                         152,000                        160,000
                                                       (12%)                           (13%)                          (16%)
Cash reserve accounts:                                   0                         120,000                              0
                                                        (0%)                           (10%)                           (0%)
Amount raised available for
investment (percentage):                         1,060,000                         928,000                        840,000
                                                       (88%)                           (77%)                          (84%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                916,000                         784,000                        840,000
   of existing limited partners:                       (76%)                           (65%)                          (84%)

   Investment fee:                                 144,000                         144,000                              0
                                                       (12%)                           (12%)

Percent leverage (mortgage financing
     divided by total acquisition cost):               N/A                              79%                           N/A
Date offering began:                                  7/97                            5/97                           5/97
Length of offering (in months):                          8                               9                             10

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                         5                               3                              4

* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)


                                         Baron Strategic
                                         Investment Fund IV,
                                         Ltd. (Baron Capital
                                         XVII, Inc., general
                                         partner)
                                         ---------------------
Dollar amount offered:                          $1,000,000
Dollar amount raised:
(percent relative to                             1,000,000
amount offered):                                      (100%)

Less offering expenses
(percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                      210,000
                                                       (21%)
Cash reserve accounts:                             100,000
                                                       (10%)
Amount raised available for
investment (percentage):                           690,000
                                                       (69%)
Acquisition costs (percent):*
   Cash payments to acquire interest
   in investment property or to
   redeem limited partner interests                690,000
   of existing limited partners:                       (69%)

   Investment fee:                                       0
                                                        (0%)

Percent leverage (mortgage financing
     divided by total acquisition cost):                70%
Date offering began:                                 11/96
Length of offering (in months):                         16

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                        14

* Net proceeds from the private offering of the partnership were paid to acquire property interests either in the form of record title or a debt interest in respect of a particular property or all of the limited partnership interest in a subtier partnership which owns such an interest.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS



The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 37 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through December 31, 1997. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).



                                      Florida Income             Realty Opportunity         Florida Income
                                      Advantage Fund             Income Fund                Appreciation
                                      I, Ltd.                    VIII, Ltd.                 Fund I, Ltd.
                                      --------------             ------------------         --------------
Date offering began:                            2/94                      3/94                       4/94

Dollar amount raised:                       $940,000                  $944,000                   $205,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                $ 94,000                  $ 94,400                   $ 20,500

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $ (76,860)               $ (103,015)                  $ (8,891)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                  $28,085                   $34,209                    $12,223

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)




                                      Florida Capital            Tampa Capital              Florida Capital
                                      Income Fund,               Income Fund,               Income
                                      Ltd.                       Ltd.                       Fund II, Ltd.
                                      ---------------            -------------              ---------------
Date offering began:                           11/94                      9/94                       1/95

Dollar amount raised:                       $807,000                $1,050,000                   $920,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                 $90,700                  $115,000                  $ 102,000
     Acquisition fees:                       $60,000                  $180,000                    $71,000

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $ (206,594)                $ (15,632)                 $ (75,620)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                  $44,773                   $47,729                    $36,059

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                      Florida Opportunity        Florida Capital            Florida Tax
                                      Income Partners,           Income Fund III,           Credit Fund,
                                      Ltd.                       Ltd.                        Ltd.
                                      -------------------        ----------------           ------------
Date offering began:                            8/95                      6/95                       6/95

Dollar amount raised:                       $800,000                  $800,000                   $626,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                 $90,000                   $90,000                   $ 80,000
     Acquisition fees:                       $24,000                         0                          0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $ (83,231)                $ (85,491)                 $ (58,193)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                  $27,010                   $19,276                    $30,107

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                      Baron First Time           Florida Captial            GSU Student
                                      Homebuyer Mortgage         Income Fund IV,            Stadium Apartments
                                      Fund, Ltd.                 Ltd.                       Ltd.
                                      ------------------         ---------------            ------------------------
Date offering began:                            1/96                      1/95                      11/95

Dollar amount raised:                       $500,000                $1,820,000                 $1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                 $50,000                  $202,000                  $ 110,000
     Acquisition fees:                             0                         0                   $100,000

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:                $ 10,327                $ (508,617)                $ (242,440)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                        0                   $63,115                    $35,980

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Brevard Mortgage           Baron First Time           Clearwater First
                                      Program, Ltd.              Homebuyer                  Time Home Buyer
                                                                 Mortgage Fund II,          Program, Ltd.
                                                                 Ltd.
                                      ----------------           -----------------          ----------------
Date offering began:                            1/96                      2/96                       3/96

Dollar amount raised:                       $575,000                  $500,000                   $750,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                 $67,500                   $45,000                   $ 77,500
     Acquisition fees:                              0                         0                          0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:                $ (4,789)                  $ 6,331                    $ 1,546

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Baron First Time           Baron First Time           Baron First Time
                                      Homebuyer                  Homebuyer                  Homebuyer Mortgage
                                      Mortgage Fund III,         Mortgage Fund V,           Fund IV, Ltd.
                                      Ltd.                       Ltd.
                                      ------------------         ----------------           ------------------
Date offering began:                            5/96                      1/96                       6/96

Dollar amount raised:                       $500,000                  $500,000                   $500,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                 $50,500                   $50,000                   $ 45,000
     Acquisition fees:                             0                         0                          0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:                 $10,862                   $15,500                    $14,108

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)




                                      Florida Income             Lamplight Court            Baron Strategic
                                      Growth Fund V,             of Bellefontaine           Vulture
                                      Ltd.                       Apartments, Ltd.           Fund I, Ltd.
                                      --------------             ----------------           ---------------
Date offering began:                           10/95                      4/96                       5/96

Dollar amount raised:                     $1,150,000                  $700,000                   $900,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                $125,500                   $80,000                  $ 119,000
     Acquisition fees:                       $57,500                   $40,000                    $90,000

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $ (213,239)                $  86,101                  $ (88,795)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                  $24,687                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Baron Strategic            Baron Strategic            Baron Strategic
                                      Investment Fund,           Investment Fund            Investment
                                      Ltd.                       II, Ltd.                   Fund VI, Ltd.
                                      ----------------           ---------------            ---------------
Date offering began:                            6/96                      7/96                      11/96

Dollar amount raised:                     $1,200,000                  $800,000                 $1,200,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                $140,000                  $100,000                  $ 130,000
     Acquisition fees:                      $144,000                   $96,000                   $144,000

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $ (84,157)                $ (31,200)                 $ (78,733)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0                         0                          0

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0




Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Baron Development          Baron Income               Baron Mortgage
                                      Fund IX, Ltd.              Property Mortgage          Development
                                                                 Fund VI, Ltd.              Fund VII, Ltd.
                                      -----------------          -----------------          --------------
Date offering began:                            1/97                      8/96                      11/96

Dollar amount raised:                       $800,000                  $750,000                   $700,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                 $80,000                   $75,000                    $70,000
     Acquisition fees:                            $0                        $0                         $0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $     173                  $   (776)                 $    (180)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0                         0                          0

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Baron Mortgage             Baron Mortgage             Baron Mortgage
                                      Development Fund X,        Development Fund           Development
                                      Ltd.                       XI, Ltd.                   Fund XVIII, LP
                                      -------------------        ----------------           --------------
Date offering began:                           11/96                      3/97                       7/97

Dollar amount raised:                       $800,000                  $800,000                   $800,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                 $80,000                   $80,000                    $80,000
     Acquisition fees:                            $0                        $0                         $0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $    (171)                $      91                      $  59

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0                         0                          0

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Baron Strategic            Baron Strategic    Baron Mortgage
                                      Investment Fund,           Investment Fund    Development
                                      V, Ltd.                    VII, Ltd.          Fund XV, Ltd.
                                      ----------------           ---------------    ----------------
Date offering began:                           11/96                      1/97                 6/97

Dollar amount raised:                     $1,200,000                $1,900,000             $700,000

Amount paid to Baron Advisors
  Affiliates from proceeds
  of offering:
     Selling commissions and
     due diligence expenses:                $120,000                  $190,000              $70,000
     Acquisition fees:                            $0                        $0                   $0

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $   1,458                 $ (87,764)            $      7

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0                         0                    0

   Property Management
   and Administrative Fees:                        0                         0                    0

   Partnership Management
   Fees:                                           0                         0                    0

   Reimbursements:                                 0                         0                    0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                      Baron Strategic            Baron Strategic            Baron Mortgage
                                      Investment Fund            Investment Fund            Development
                                      X, Ltd.                    VIII, Ltd.                 Fund XIV, L.P.
                                      ---------------            ---------------            --------------
Date offering began:                            7/97                      5/97                       5/97

Dollar amount raised:                     $1,200,000                $1,200,000                 $1,000,000

Amount paid to Baron Advisors
     Affiliates from proceeds of
     offering:
        Selling commissions and
        due diligence expenses:             $120,000                  $108,000                    $90,000
        Acquisition fees:                          $0                        $0                         $0

Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  December 31, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $ (13,665)                $ (30,813)                 $      75

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0                         0                          0

   Property Management
   and Administrative Fees:                        0                         0                          0

   Partnership Management
   Fees:                                           0                         0                          0

   Reimbursements:                                 0                         0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                      Baron Strategic
                                      Investment Fund
                                      IV, Ltd.
                                      ---------------
Date offering began:                           11/96

Dollar amount raised:                     $1,000,000

Amount paid to Baron Advisors
   Affiliates from proceeds of
   offering:
      Selling commissions and
      due diligence expenses:                $90,000
      Acquisition fees:                           $0

Dollar amount of cash
   generated  (deficiency)
   by program from operations
   from its inception  through
   December 31, 1997 before
   deducting payments to
   Baron Advisors Affiliates:              $ (29,297)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                      0

   Property Management
   and Administrative Fees:                        0

   Partnership Management
   Fees:                                           0

   Reimbursements:                                 0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

Table III: OPERATING RESULTS OF PRIOR PROGRAMS


The following table includes operating results for the periods indicated of 37 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc. which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).



                        Florida Capital Income Fund, Ltd.
                        ---------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $346,154                 $348,348                 $377,296
  Other:                                                       21,065                   32,140                    3,670

Less:
  Operating Expenses:                                        (182,429)                (169,938)                (201,404)
  Interest Expenses:                                         (158,727)                (159,163)                (128,897)
  Depreciation and Amortization:                              (64,402)                 (63,327)                 (69,441)
  Other:  Major Maintenance:                                  (19,712)                       0                  (40,663)

Net Income (Loss) - Tax Basis:                                (58,051)                 (11,940)                 (59,439)

Cash generated from operations:                               (14,714)                  19,247                    6,332

Less:  Cash distributions:                                     80,700                   80,700                   56,059

Cash generated after cash distributions:                      (95,414)                 (61,453)                 (49,727)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (72)                     (15)                     (73)
    Cash distributions to investors:                              100                      100                       69
     Annualized cash on cash yield
     to investors:                                                 10%                      10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-1

                       Florida Income Advantage Fund, Ltd.
                       -----------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $170,175                 $180,549                 $165,493
  Other:                                                        7,031                    5,721                   47,756

Less:
  Operating Expenses:                                         (79,292)                 (73,049)                 (89,479)
  Interest Expenses:                                          (49,070)                 (49,964)                 (29,185)
  Depreciation and Amortization:                              (70,922)                 (50,446)                 (49,641)
  Major Maintenance Expense                                   (18,353)                       0                  (28,185)

Net Income (Loss) - Tax Basis:                                (40,431)                  12,811                   16,759

Cash generated from operations:                                23,460                   57,536                   18,644

Less:  Cash distributions:                                          0                   82,500                   94,000

Cash generated after cash distributions:                       23,460                  (24,964)                 (75,356)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (43)                      14                       18
    Cash distributions to investors:                                0                       88                      100
     Annualized cash on cash yield
     to investors:                                                  0%                       9%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds and advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.




                                     III-2

                    Realty Opportunity Income Fund VIII, Ltd.
                    -----------------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $159,093                 $181,587                 $216,535
  Other:                                                        6,252                    3,616                   37,068

Less:
  Operating Expenses:                                         (93,216)                 (89,343)                 (98,705)
  Interest Expenses:                                          (60,222)                 (59,048)                 (38,897)
  Depreciation and Amortization:                              (56,180)                 (55,941)                 (55,265)
  Other:  Major Maintenance:                                  (21,967)                       0                  (23,632)

Net Income (Loss) - Tax Basis:                                (66,240)                 (19,129)                  37,104

Cash generated from operations:                               (16,312)                  33,196                   55,301

Less:  Cash distributions:                                          0                   80,800                   94,400

Cash generated after cash distributions:                      (16,312)                 (47,604)                 (39,099)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (65)                     (19)                      37
    Cash distributions to investors:                                0                       86                      100
     Annualized cash on cash yield
     to investors:                                                  0%                       8%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds and advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.




                                     III-3

                    Florida Income Appreciation Fund I, Ltd.
                    ----------------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                               $56,139                  $57,348                  $69,986
  Other:                                                        2,437                    2,565                    8,944

Less:
  Operating Expenses:                                         (26,488)                 (26,417)                 (36,080)
  Interest Expenses:                                          (17,843)                 (15,898)                 (13,692)
  Depreciation and Amortization:                              (16,264)                 (16,172)                 (10,878)
  Other:  Major Maintenance:                                   (6,317)                       0                   (9,754)

Net Income (Loss) - Tax Basis:                                 (8,336)                   1,426                    8,526

Cash generated from operations:                                 5,491                   15,033                   10,460

Less:  Cash distributions:                                          0                   19,375                   20,500

Cash generated after cash distributions:                        5,491                   (4,342)                 (10,040)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (41)                       7                       41
    Cash distributions to investors:                                0                       95                      100
     Annualized cash on cash yield
     to investors:                                                  0                        9%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds and advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.



                                     III-4

                         Tampa Capital Income Fund, Ltd.
                         -------------------------------


                                                                                       1996                     1995
                                                                                      ------                    ----
Gross Revenues:                                                                       $409,146                 $404,384
  Other:                                                                                     0                        0

Less:
  Operating Expenses:                                                                 (207,313)                (213,327)
  Interest Expenses:                                                                  (131,405)                 (88,632)
  Depreciation and Amortization:                                                       (77,185)                 (69,040)
  Other:  Major Maintenance:                                                                 0                  (25,157)

Net Income (Loss) - Tax Basis:                                                          (6,757)                   8,228

Cash generated from operations:                                                         70,428                   77,268

Less:  Cash distributions:                                                             105,000                   58,328

Cash generated after cash distributions:                                               (34,572)                  18,940

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                                          (6)                       8
    Cash distributions to investors:                                                       100                       56
     Annualized cash on cash yield
     to investors:                                                                          10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                                          100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.

In January 1997, the partnership sold the asset acquired with the net proceeds of its offering. See Tables IV and V below.




                                     III-5

                      Florida Capital Income Fund II, Ltd.
                      ------------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $379,763                 $319,640                 $355,612
  Other:                                                        7,968                   16,405                    3,084

Less:
  Operating Expenses:                                        (158,953)                (154,720)                (195,088)
  Interest Expenses:                                         (149,908)                (130,820)                 (66,611)
  Depreciation and Amortization:                              (79,077)                 (78,505)                 (76,341)
  Other:  Major Maintenance:                                  (86,899)                       0                  (43,168)

Net Income (Loss) - Tax Basis:                                (87,106)                 (28,000)                 (22,512)

Cash generated from operations:                               (15,997)                  34,100                   50,745

Less:  Cash distributions:                                          0                   92,000                   52,468

Cash generated after cash distributions:                      (15,997)                 (57,900)                  (1,723)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (95)                     (30)                     (24)
    Cash distributions to investors:                                0                      100                       57
     Annualized cash on cash yield
     to investors:                                                  0                       10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-6

                    Florida Opportunity Income Partners, Ltd.
                    -----------------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $218,018                 $311,719                 $207,207
  Other:                                                            0                        0                    9,634

Less:
  Operating Expenses:                                        (153,765)                (149,572)                (100,163)
  Interest Expenses:                                          (98,851)                 (78,273)                 (47,679)
  Depreciation and Amortization:                              (44,069)                 (47,371)                 (24,532)
  Other:  Major Maintenance:                                  (22,392)                       0                   (8,649)

Net Income (Loss) - Tax Basis:                               (101,059)                  36,503                   35,818

Cash generated from operations:                               (56,990)                  83,874                   50,716

Less:  Cash distributions:                                     80,000                   77,441                    3,390

Cash generated after cash distributions:                     (136,990)                   6,433                   47,326

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                               (126)                      46                       45
    Cash distributions to investors:                              100                       97                        4
     Annualized cash on cash yield
     to investors:                                                 10%                      10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-7

                      Florida Capital Income Fund III, Ltd.
                      --------------------------------------



                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
ross Revenues:                                              $212,608                 $228,451                 $106,625
  Other:                                                        6,605                    7,884                        0

Less:
  Operating Expenses:                                        (116,044)                (112,640)                 (54,323)
  Interest Expenses:                                          (69,345)                 (68,759)                 (12,597)
  Depreciation and Amortization:                              (36,890)                 (37,979)                 (18,548)
  Other:  Major Maintenance:                                  (13,630)                       0                   (3,488)

Net Income (Loss) - Tax Basis:                                (16,696)                  16,957                   17,669

Cash generated from operations:                                13,589                   47,052                   36,217

Less:  Cash distributions:                                     80,000                   79,867                   22,482

Cash generated after cash distributions:                      (66,411)                 (32,815)                  13,735

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (21)                      21                       22
    Cash distributions to investors:                              100                      100                       28
     Annualized cash on cash yield
     to investors:                                                 10%                      10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-8

                          Florida Tax Credit Fund, Ltd.
                          -----------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $282,587                 $266,240                 $274,862
  Other:                                                            0                        0                        0

Less:
  Operating Expenses:                                        (191,445)                (172,489)                (194,953)
  Interest Expenses                                           (67,422)                 (69,122)                 (99,684)
  Depreciation and Amortization:                              (51,408)                 (47,236)                 (25,740)
  Major Maintenance Expense                                   (28,357)                 (20,067)                 (13,149)

Net Income (Loss) - Tax Basis:                                (56,045)                 (42,674)                 (58,664)

Cash generated from operations:                                (4,637)                   4,562                  (32,924)

Less:  Cash distributions:                                          0                   25,194                        0

Cash generated after cash distributions:                       (4,637)                 (20,632)                 (32,924)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (90)                     (68)                     (94)
    Cash distributions to investors:                                0                       40                        0
     Annualized cash on cash yield
     to investors:                                                  1%                       4%                       2%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-9

                 Baron First Time Homebuyer Mortgage Fund, Ltd.
                 ----------------------------------------------

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $70,341                  $46,970
  Other:                                                                                     0

Less:
  Operating Expenses:                                            (774)                    (674)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 69,567                   46,296

Cash generated from operations:                                69,567                   46,296

Less:  Cash distributions:                                     60,000                   45,536

Cash generated after cash distributions:                        9,567                      760

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                139                       93
    Cash distributions to investors:                              120                       91
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-10

                      Florida Capital Income Fund IV, Ltd.
                      ------------------------------------

                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $745,649                 $695,308                 $422,209
  Other:                                                       22,536                   60,265                    9,640

Less:
  Operating Expenses:                                        (469,088)                (435,005)                (301,870)
  Interest Expenses:                                         (310,603)                (312,704)                (173,711)
  Depreciation and Amortization:                             (132,061)                (137,316)                (120,000)
  Other:  Major Maintenance:                                  (36,903)                       0                   (1,750)

Net Income (Loss) - Tax Basis:                               (180,470)                (129,452)                (165,482)

Cash generated from operations:                               (70,945)                 (52,401)                 (55,122)

Less:  Cash distributions:                                    180,233                  149,240                      676

Cash generated after cash distributions:                     (251,178)                (201,641)                 (55,798)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (99)                     (71)                     (91)
    Cash distributions to investors:                               99                       82                        0
     Annualized cash on cash yield
     to investors:                                                 10%                      10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds and advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.





                                     III-11

                      GSU Stadium Student Apartments, Ltd.
                      ------------------------------------


                                                             1997                     1996                     1995
                                                             ----                     ----                     ----
Gross Revenues:                                              $458,687                 $427,919                 $200,668
  Other:                                                       27,710                   21,809                        0

Less:
  Operating Expenses:                                        (242,603)                (212,984)                (106,361)
  Interest Expenses:                                         (146,120)                (122,433)                 (50,645)
  Depreciation and Amortization:                              (65,135)                 (66,830)                 (66,999)
  Other:  Major Maintenance:                                  (35,113)                 (54,112)                 (46,277)

Net Income (Loss) - Tax Basis:                                 (2,574)                  (6,631)                 (69,614)

Cash generated from operations:                                34,851                   38,390                   (2,615)

Less:  Cash distributions:                                    203,105                   84,961                   25,000

Cash generated after cash distributions:                     (168,254)                 (46,571)                 (27,615)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 (3)                      (7)                     (70)
    Cash distributions to investors:                              203                       85                       25
     Annualized cash on cash yield
     to investors:                                                 10%                      10%                       0

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-12

                         Brevard Mortgage Program, Ltd.
                         ------------------------------

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $17,009                  $73,267
  Other:                                                            0                        0

Less:
  Operating Expenses:                                          (2,119)                    (874)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 14,890                   72,393

Cash generated from operations:                                14,890                   72,393

Less:  Cash distributions:                                     57,500                   34,572

Cash generated after cash distributions:                      (42,610)                  37,821

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 26                      126
    Cash distributions to investors:                              100                       60
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-13

                Baron First Time Homebuyer Mortgage Fund II, Ltd.

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $69,051                  $41,748
  Other:                                                           45                        0

Less:
  Operating Expenses:                                            (938)                    (611)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 68,158                   41,137

Cash generated from operations:                                68,113                   41,137

Less:  Cash distributions:                                     60,300                   42,619

Cash generated after cash distributions:                        7,813                   (1,482)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                136                       82
    Cash distributions to investors:                              121                       85
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-14

                  Clearwater First Time Homebuyer Program, Ltd.
                  ---------------------------------------------

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $88,149                  $46,999
  Other:                                                            0                        0

Less:
  Operating Expenses:                                            (132)                     (93)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 88,017                   46,906

Cash generated from operations:                                88,017                   46,906

Less:  Cash distributions:                                     90,000                   43,377

Cash generated after cash distributions:                       (1,983)                   3,529

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                117                       62
    Cash distributions to investors:                              120                       58
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-15

               Baron First Time Homebuyer Mortgage Fund III, Ltd.
               --------------------------------------------------

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $70,425                  $29,006
  Other:                                                            0                        0

Less:
  Operating Expenses:                                            (315)                    (408)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 70,110                   28,598

Cash generated from operations:                                70,110                   28,598

Less:  Cash distributions:                                     60,000                   27,846

Cash generated after cash distributions:                       10,110                      752

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                140                       57
    Cash distributions to investors:                              120                       56
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-16

                Baron First Time Homebuyer Mortgage Fund V, Ltd.
                ------------------------------------------------

                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $75,400                  $26,198
  Other:                                                            0                        0

Less:
  Operating Expenses:                                            (713)                    (245)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 74,687                   25,953

Cash generated from operations:                                74,687                   25,953

Less:  Cash distributions:                                     60,000                   25,140

Cash generated after cash distributions:                       14,687                      813

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                149                       52
    Cash distributions to investors:                              120                       50
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-17

                Baron First Time Homebuyer Mortgage Fund IV, Ltd.
                -------------------------------------------------


                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                               $74,020                  $14,529
  Other:                                                            0                        0

Less:
  Operating Expenses:                                            (164)                    (377)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 73,856                   14,152

Cash generated from operations:                                73,856                   14,152

Less:  Cash distributions:                                     60,000                   13,900

Cash generated after cash distributions:                       13,856                      252

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                147                       28
    Cash distributions to investors:                              120                       28
     Annualized cash on cash yield
     to investors:                                                 12%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-18

                       Florida Income Growth Fund V, Ltd.
                       ----------------------------------


                                                            1997                     1996
                                                            ----                     ----
Gross Revenues:                                             $ 273,596                $ 278,590
  Other:                                                       20,987                   26,698

Less:
  Operating Expenses:                                        (163,172)                (172,943)
  Interest Expenses:                                          (94,358)                 (98,805)
  Depreciation and Amortization:                              (52,504)                 (56,381)
  Major Maintenance Expense                                   (16,416)                 (27,704)

Net Income (Loss) - Tax Basis:                                (31,867)                 (45,963)

Cash generated from operations:                                  (350)                 (20,862)

Less:  Cash distributions:                                    114,988                   77,039

Cash generated after cash distributions:                     (115,338)                 (97,901)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                (28)                     (40)
    Cash distributions to investors:                              100                       67
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-19

                Lamplight Court of Bellefontaine Apartments, Ltd.
                -------------------------------------------------


                                                              1997                     1996
                                                              ----                     ----
Gross Revenues:                                              $ 70,793                 $ 16,800
  Other:                                                            0                        0

Less:
  Operating Expenses:                                          (1,262)                    (230)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 69,531                   16,570

Cash generated from operations:                                69,531                   16,570

Less:  Cash distributions:                                     69,525                   16,593

Cash generated after cash distributions:                            6                      (23)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 99                       24
    Cash distributions to investors:                               99                       23
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-20

                      Baron Strategic Vulture Fund I, Ltd.
                      ------------------------------------

                                                             1997                     1996
                                                             ----                     ----
Gross Revenues:                                              $ 28,581                  $ 3,731
  Other:                                                            0                        0

Less:
  Operating Expenses:                                         (16,705)                    (464)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 11,876                    3,267

Cash generated from operations:                                11,876                    3,267

Less:  Cash distributions:                                     89,894                   14,044

Cash generated after cash distributions:                      (78,018)                 (10,777)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 13                        4
    Cash distributions to investors:                              100                       16
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-21

                      Baron Strategic Investment Fund, Ltd.
                      -------------------------------------

                                                             1997                     1996
                                                             ----                     ----
Gross Revenues:                                              $ 61,000                  $ 2,479
  Other:                                                        1,906                        0

Less:
  Operating Expenses:                                         (25,685)                    (403)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 37,221                    2,076

Cash generated from operations:                                35,315                    2,076

Less:  Cash distributions:                                    112,664                    8,884

Cash generated after cash distributions:                      (77,349)                  (6,808)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 31                        2
    Cash distributions to investors:                               94                        7
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-22

                    Baron Strategic Investment Fund II, Ltd.
                    ----------------------------------------

                                                             1997                      1996
                                                             ----                      ----
Gross Revenues:                                              $ 50,185                  $ 1,666
  Other:                                                        3,349                        0

Less:
  Operating Expenses:                                            (144)                    (364)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 53,390                    1,302

Cash generated from operations:                                50,041                    1,302

Less:  Cash distributions:                                     79,601                    2,942

Cash generated after cash distributions:                      (29,560)                  (1,640)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 67                        2
    Cash distributions to investors:                              100                        4
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-23

                    Baron Strategic Investment Fund VI, Ltd.
                    ----------------------------------------

                                                              1997                       1996
                                                              ----                       ----
Gross Revenues:                                               $ 8,050                    $ 400
  Other:                                                        4,500                        0

Less:
  Operating Expenses:                                          (1,962)                    (218)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 10,588                      182

Cash generated from operations:                                 6,088                      182

Less:  Cash distributions:                                     85,003                        0

Cash generated after cash distributions:                      (78,915)                     182

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                  9                        0
    Cash distributions to investors:                               71                        0
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-24

                         Baron Development Fund IX, Ltd.
                         -------------------------------

                                                              1997
                                                              -----
Gross Revenues:                                              $ 69,804
  Other:                                                          749

Less:
  Operating Expenses:                                         (11,234)
  Interest Expenses:                                                0
  Depreciation and Amortization:                                    0
  Other:  Major Maintenance:                                        0

Net Income (Loss) - Tax Basis:                                 59,319

Cash generated from operations:                                58,570

Less:  Cash distributions:                                     58,397

Cash generated after cash distributions:                          173

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 74
    Cash distributions to investors:                               73
     Annualized cash on cash yield
     to investors:                                                 12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-25

                  Baron Income Property Mortgage Fund VI, Ltd.
                  --------------------------------------------


                                                             1997                      1996
                                                             ----                      ----
Gross Revenues:                                              $ 66,807                  $ 5,740
  Other:                                                          389                       85

Less:
  Operating Expenses:                                          (1,479)                    (260)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 65,717                    5,565

Cash generated from operations:                                65,328                    5,480

Less:  Cash distributions:                                     65,250                    6,334

Cash generated after cash distributions:                           78                     (854)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 88                        7
    Cash distributions to investors:                               87                        8
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-26

                    Baron Mortgage Development Fund VII, Ltd.
                    -----------------------------------------


                                                             1997                     1996
                                                             ----                     ----
Gross Revenues:                                              $ 66,692                 $ 10,012
  Other:                                                          542                        2

Less:
  Operating Expenses:                                          (1,703)                 (10,079)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 65,531                      (65)

Cash generated from operations:                                64,989                      (67)

Less:  Cash distributions:                                     65,075                       27

Cash generated after cash distributions:                          (86)                     (94)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 94                        0
    Cash distributions to investors:                               93                        0
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-27

                     Baron Mortgage Development Fund X, Ltd.
                     ---------------------------------------


                                                             1997                      1996
                                                             -----                     ----
Gross Revenues:                                              $ 77,526                  $ 9,998
  Other:                                                     $  1,789                       23

Less:
  Operating Expenses:                                            (584)                 (10,033)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 78,731                      (12)

Cash generated from operations:                                76,942                      (35)

Less:  Cash distributions:                                     76,878                      200

Cash generated after cash distributions:                           64                     (235)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 98                        0
    Cash distributions to investors:                               96                        0
     Annualized cash on cash yield
     to investors:                                                 12%                      12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-28

                    Baron Mortgage Development Fund XI, Ltd.
                    ----------------------------------------


                                                                      1997
                                                                      ----
Gross Revenues:                                                       $ 61,200
  Other:                                                                     0

Less:
  Operating Expenses:                                                        0
  Interest Expenses:                                                         0
  Depreciation and Amortization:                                             0
  Other:  Major Maintenance:                                                 0

Net Income (Loss) - Tax Basis:                                          61,200

Cash generated from operations:                                         61,200

Less:  Cash distributions:                                              61,109

Cash generated after cash distributions:                                    91

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                          77
    Cash distributions to investors:                                        76
     Annualized cash on cash yield
     to investors:                                                          12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                          100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-29

                   Baron Mortgage Development Fund XVIII, L.P.
                   -------------------------------------------



                                                                      1997
                                                                      ----
Gross Revenues:                                                       $ 46,473
  Other:                                                                   759

Less:
  Operating Expenses:                                                  (20,279)
  Interest Expenses:                                                         0
  Depreciation and Amortization:                                             0
  Other:  Major Maintenance:                                                 0

Net Income (Loss) - Tax Basis:                                          26,953

Cash generated from operations:                                         26,194

Less:  Cash distributions:                                              26,135

Cash generated after cash distributions:                                    59

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                          34
    Cash distributions to investors:                                        33
     Annualized cash on cash yield
     to investors:                                                          12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                          100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-30

                     Baron Strategic Investment Fund V, Ltd.
                     ---------------------------------------


                                                              1997                     1996
                                                              -----                    ----
Gross Revenues:                                              $ 69,423                 $ 10,145
  Other:                                                            0                      109

Less:
  Operating Expenses:                                          (5,117)                 (10,125)
  Interest Expenses:                                                0                        0
  Depreciation and Amortization:                                    0                        0
  Other:  Major Maintenance:                                        0                        0

Net Income (Loss) - Tax Basis:                                 64,306                      129

Cash generated from operations:                                64,306                       20

Less:  Cash distributions:                                     62,868                        0

Cash generated after cash distributions:                        1,438                       20

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 54                        0
    Cash distributions to investors:                               52                        0
     Annualized cash on cash yield
     to investors:                                                 10%                      10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%                     100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-31

                    Baron Strategic Investment Fund VII, Ltd.
                    -----------------------------------------

                                                              1997
                                                              ----
Gross Revenues:                                               $ 3,050
  Other:                                                            0

Less:
  Operating Expenses:                                         (13,606)
  Interest Expenses:                                                0
  Depreciation and Amortization:                                    0
  Other:  Major Maintenance:                                        0

Net Income (Loss) - Tax Basis:                                (10,556)

Cash generated from operations:                               (10,556)

Less:  Cash distributions:                                     77,208

Cash generated after cash distributions:                      (87,764)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                                 (6)
    Cash distributions to investors:                               41
     Annualized cash on cash yield
     to investors:                                                 10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                                 100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.





                                     III-32

                    Baron Strategic Investment Fund IV, Ltd.

                                                           1997
                                                           ----

Gross Revenues:                                            $  0
  Other:                                                    883

Less:
  Operating Expenses:                                    (2,167)
  Interest Expenses:                                          0
  Depreciation and Amortization:                              0
  Other:  Major Maintenance:                                  0

Net Income (Loss) - Tax Basis:                           (1,284)

Cash generated from operations:                          (2,167)

Less:  Cash distributions:                               27,130

Cash generated after cash distributions:                (29,297)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           (1)
    Cash distributions to investors:                         27
     Annualized cash on cash yield
     to investors:                                           10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                           100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-33

                    Baron Mortgage Development Fund XIV, Ltd.

                                                         1997
                                                         ----

Gross Revenues:                                        $ 44,419
  Other:                                                    631

Less:
  Operating Expenses:                                      (274)
  Interest Expenses:                                          0
  Depreciation and Amortization:                              0
  Other:  Major Maintenance:                                  0

Net Income (Loss) - Tax Basis:                           44,776

Cash generated from operations:                          44,145

Less:  Cash distributions:                               44,070

Cash generated after cash distributions:                     75

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           45
    Cash distributions to investors:                         44
     Annualized cash on cash yield
     to investors:                                           10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                           100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-34

                     Baron Strategic Investment Fund X, Ltd.

                                                           1997
                                                           ----

Gross Revenues:                                         $     0
  Other:                                                  1,756

Less:
  Operating Expenses:                                      (237)
  Interest Expenses:                                          0
  Depreciation and Amortization:                              0
  Other:  Major Maintenance:                                  0

Net Income (Loss) - Tax Basis:                            1,519

Cash generated from operations:                            (237)

Less:  Cash distributions:                               13,428

Cash generated after cash distributions:                (13,665)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            1
    Cash distributions to investors:                         11
     Annualized cash on cash yield
     to investors:                                           10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                           100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.




                                     III-35

                    Baron Mortgage Development Fund XV, Ltd.

                                                          1997
                                                          ----

Gross Revenues:                                        $ 12,669
  Other:                                                    190

Less:
  Operating Expenses:                                      (300)
  Interest Expenses:                                          0
  Depreciation and Amortization:                              0
  Other:  Major Maintenance:                                  0

Net Income (Loss) - Tax Basis:                           12,559

Cash generated from operations:                          12,369

Less:  Cash distributions:                               12,362

Cash generated after cash distributions:                      7

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           18
    Cash distributions to investors:                         18
     Annualized cash on cash yield
     to investors:                                           10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                           100%

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.



                                     III-36

                   Baron Strategic Investment Fund VIII, Ltd.

                                                          1997
                                                          ----

Gross Revenues:                                         $     0
  Other:                                                  1,708

Less:
  Operating Expenses:                                      (363)
  Interest Expenses:                                          0
  Depreciation and Amortization:                              0
  Other:  Major Maintenance:                                  0

Net Income (Loss) - Tax Basis:                            1,345

Cash generated from operations:                            (363)

Less:  Cash distributions:                               30,450

Cash generated after cash distributions:                (30,813)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            1
    Cash distributions to investors:                         25
     Annualized cash on cash yield
     to investors:                                           10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                           100%


In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees and interest income.


                                     III-37

                    Table IV - RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust and the Operating Partnership in that the program provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).

                         Tampa Capital Income Fund, Ltd.
                         -------------------------------

Dollar Amount Raised:                                            $    1,050,000

Number of Properties Purchased:                                             one

Date of Closing of Offering:                                               7/95

Date of Acquisition of Property:                                          12/94

Date of  Sale of Property:                                                 2/97


Tax and Distribution Data Per $1,000
Investment Through 1996:

       Federal Income Tax Results:

       Ordinary Income (loss):

             from operations:                                          171 est.

             from recapture:                                     Not applicable

       Capital Gain (loss):                                                 138

       Deferred Gain(1):

             Capital:                                                       138

             Ordinary:                                           Not applicable

Cash Distribution to Investors:                                              10%

      Source (on GAAP basis):

             Investment Income:                                  $      180,000

             Return of capital:                                  $      900,000

      Source (on cash basis):

             Sales:                                              $      900,000

             Refinancing:                                        Not applicable

             Operations:                                         $      180,000

             Other:                                              Not applicable

Receivable on Net Purchase Money Financing                         $295,000 (2)


----------
(1) "Deferred Gain" represents the amount of capital gain or ordinary gain that is realized upon receipt of installment payments under the promissory note received in exchange for the property sold.

(2) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

                    TABLE V: SALES OR DISPOSAL OF PROPERTIES

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                         Tampa Capital Income Fund, Ltd.
                         -------------------------------

Property:                                                        Lakewood Apartments

Date Acquired:                                                        12/94

Date of Sale:                                                          2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:        $2,795,000

   Cash Received net of closing costs:                           $  900,000

   Mortgage Balance at time of sale:                             $1,500,000

   Purchase money mortgage taken back by program:                $  295,000(1)

   Adjustments resulting from application of GAAP:               Not applicable

   Total                                                         $2,695,000(2)

Cost of Properties Including Closing and Soft Costs:

   Original Mortgage Financing:                                  $1,500,000

   Total acquisition cost, capital improvements,
   closing and soft costs:                                       $1,050,000(3)

   Total                                                         $2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                          $180,000 est.

----------
(1) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3)  Does not include offering costs.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER


                 MAXIMUM
DATE             CAPITAL
FORMED           RAISE           PARTNERSHIP NAME                                   GENERAL PARTNER
------           -------         ----------------                                   ---------------

07/22/96          310,000        Florida Tax Credit Fund II, Ltd.                   Baron Capital XXXIV, Inc.
10/18/96          700,000        Baron Mortgage Development Fund VII, Ltd.          Baron Capital  XXXVII,
                                                                                    Inc.
04/02/97        1,000,000        Baron Mortgage Development Fund  XII, Ltd.         Baron Capital XLVI, Inc.
                                                                                    Inc.
05/20/97        1,000,000        Baron First Mortgage Development Fund XVI, Ltd.    Baron Capital LX, Inc.
05/22/97        1,000,000        Baron First Mortgage Development Fund XVII,        Baron Capital LXI, Inc.
                                 Ltd.
06/03/97        1,200,000        Baron Strategic Investment Fund IX, Ltd.           Baron Capital LXII, Inc.
09/15/97        1,000,000        Baron Mortgage Development Fund XIX, L.P.          Baron Capital LXVI, Inc.
09/10/97        1,000,000        Baron Mortgage Development Fund XX, L.P.           Baron Capital LXVII, Inc.
11/24/97        1,000,000        Baron Mortgage Development Fund XXI, L.P.          Baron Capital LXVIII,
                                                                                    Inc.


                                    EXHIBIT B

                          SUMMARY OF EXCHANGE PROPERTY
                      AND EXCHANGE PARTNERSHIP INFORMATION

                                              FLORIDA INCOME GROWTH FUND V, LTD.
                                                 (GP: Baron Capital XI, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION
                                                     --------------------

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1980
BLOSSOM CORNERS                                   Fee Simple
APARTMENTS - PHASE I
2001 Raper Dairy Road
Orlando, Florida  32822

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    3.67

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 Studio              15                    300                         $360
             --------------------------------------------------------------------------------------
                 1 BR                49                    600                         $440
             --------------------------------------------------------------------------------------
                 2 BR                 6                    900                         $540
             --------------------------------------------------------------------------------------
                   Total             70                  39,300
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            100%           ESTIMATED APPRAISED VALUE:  $2,195,000
1997 AVG. MONTHLY OCCUPANCY %:                  91%           APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:                  89%
=============================================================================================================================


                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:               $1,050,000        ANNUAL DEBT SERVICE:         $105,228
3/1/98 BALANCE:                          $1,038,151        MONTHLY PAYMENT:             $  8,774
BALANCE DUE AT MATURITY:                 $ 882,430

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 9.04% and amortizes on a 25-year basis.


PREPAYMENT PROVISIONS:  Prepayment penalty equal to 1% of prepayment amount if prepaid prior to fifth anniversary of loan; no prepayment penalty thereafter.
=============================================================================================================================

                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        10/95             NUMBER OF UNITS SOLD:                2,300
NUMBER OF INVESTORS:                        49                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $1,060,000        DATE OFFERING TERMINATED:            2/97

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%

----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  108 Units    Short Term Capital Gain (assuming 20% rate):         $155
  valued at $10 per Unit (or $1,080)                           Long Term Capital Gain (assuming 39% rate):          $ 79

----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)

                                            BARON STRATEGIC INVESTMENT FUND, LTD.
                                               (GP: Baron Capital XXXII, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1981
BLOSSOM CORNERS                                   Unrecorded Second Mortgage
APARTMENTS - PHASE II
2001 Raper Dairy Road
Orlando, Florida  32822

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    3.51

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 Studio              16                    300                         $360
             --------------------------------------------------------------------------------------
                 1 BR                45                    600                         $440
             --------------------------------------------------------------------------------------
                 2 BR                 7                    900                         $540
             --------------------------------------------------------------------------------------
                   Total             68                  38,100
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            100%           ESTIMATED APPRAISED VALUE:  $2,250,000
1997 AVG. MONTHLY OCCUPANCY %:                  91%           APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:                  81%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   3/1/02
Main America Capital
800 Mount Vernon Highway
Suite 120
Atlanta, Georgia  30328-4225

INITIAL PRINCIPAL BALANCE:               $1,130,000        ANNUAL DEBT SERVICE:         $107,793
3/1/98 BALANCE:                          $1,119,428        MONTHLY PAYMENT:             $  8,841
BALANCE DUE AT MATURITY:                 $1,050,024

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 8.24% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayment penalty equal to 1% of prepayment amount if prepaid prior to third anniversary of loan; no prepayment penalty thereafter.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        6/96              NUMBER OF UNITS SOLD:                2,400
NUMBER OF INVESTORS:                        42                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $1,200,000        DATE OFFERING TERMINATED:            12/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 12.5%  non-cumulative  return on their capital  contributions;  thereafter,  the investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS  FROM  PROPERTY  SALE OR  REFINANCING:  After the  investors  have  received an  aggregate  amount
   (including prior  distributions)  equal to their capital  contributions plus a 12.5% yearly cash-on-cash return, the GP is entitled to receive a similar return on its capital contribution;  thereafter the investors and the GP share any remaining net proceeds 50%/50%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 20% rate):       $108
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 39% rate):        $ 56

 ------------------------------------------------------------  --------------------------------------------------------------

                                                        (See Endnotes)

                                            FLORIDA CAPITAL INCOME FUND III, LTD.
                                                (GP: Baron Capital VII, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1986
BRIDGE POINT APARTMENTS - PHASE II                Fee Simple
1500 Monument Road
Suite 1102
Jacksonville, Florida  32225

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    3.39

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 Studio               6                    288                         $389
             --------------------------------------------------------------------------------------
                 1 BR                37                    576                         $439
             --------------------------------------------------------------------------------------
                 2 BR                 5                    864                         $600
             --------------------------------------------------------------------------------------
                   Total             48                  27,360
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                           100%            ESTIMATED APPRAISED VALUE:  $1,520,000
1997 AVG. MONTHLY OCCUPANCY %:                 93%            APPRAISAL DATE:  5/95
1996 AVG. MONTHLY OCCUPANCY %:                 95%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   7/1/06
Huntington Mortgage Co.
41 South High Street
Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE:               $735,000          ANNUAL DEBT SERVICE:         $77,096
3/1/98 BALANCE:                          $724,971          MONTHLY PAYMENT:             $ 6,381
BALANCE DUE AT MATURITY:                 $625,327

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 9.52% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment permitted only after 7/1/05.
=============================================================================================================================

                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        6/95              NUMBER OF UNITS SOLD:                1,600
NUMBER OF INVESTORS:                        32                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $800,000          DATE OFFERING TERMINATED:            11/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  109 Units    Short Term Capital Gain (assuming 20% rate):         $101
  valued at $10 per Unit (or $1,090)                           Long Term Capital Gain (assuming 39% rate):          $ 52

-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)

                                              FLORIDA CAPITAL INCOME FUND, LTD.
                                                 (GP: Baron Capital II, Inc.)
=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1987
EAGLE LAKE APARTMENTS                             Fee Simple
1025 Eagle Lake Trail
Port Orange, Florida  32119

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    4.68

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 1 BR                73                    576                        $439
             --------------------------------------------------------------------------------------
                 2 BR                 4                    864                     $550-555
             --------------------------------------------------------------------------------------
                   Total             77                  45,504
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            100%           ESTIMATED APPRAISED VALUE:  $2,530,000
1997 AVG. MONTHLY OCCUPANCY %:                  94%           APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:                  96%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:               $1,500,000        ANNUAL DEBT SERVICE:         $144,638
3/1/98 BALANCE:                          $1,463,114        MONTHLY PAYMENT:             $ 12,053
BALANCE DUE AT MATURITY:                 $1,244,562

MORTGAGE INTEREST AND AMORTIZATION  PROVISIONS:  The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION
DATE OFFERING BEGAN:                        11/94             NUMBER OF UNITS SOLD:                1,614
NUMBER OF INVESTORS:                        31                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $807,000          DATE OFFERING TERMINATED:            6/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly  cash-on-cash return (and, in the case of a property sale, after the holders of second mortgage  financing have received 10% of the net sale proceeds  remaining after the investors have received an aggregate amount equal to their capital  contributions),  the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution;  thereafter,  investors and the
   GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFFERED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  105 Units    Short Term Capital Gain (assuming 20% rate):         $216
  valued at $10 per Unit (or $1,050)                           Long Term Capital Gain (assuming 39% rate):          $111
-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)

                                             FLORIDA CAPITAL INCOME FUND II, LTD.
                                                 (GP: Baron Capital IV, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1985
FOREST GLEN APARTMENTS - PHASE I                  Beneficial interest in unrecorded
300 Forest Glen Boulevard                         land trust
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    6.85

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 2 BR                28                   1,075                      $619
             --------------------------------------------------------------------------------------
                 3 BR                24                   1,358                      $699
             --------------------------------------------------------------------------------------
                   Total             52                  62,692
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            94%            ESTIMATED APPRAISED VALUE:  $3,408,000
1997 AVG. MONTHLY OCCUPANCY %:                 82%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:                 85%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:               $1,836,576        ANNUAL DEBT SERVICE:         $145,921
3/98 BALANCE:                            $1,836,576        MONTHLY PAYMENT:             $ 12,160
BALANCE DUE AT MATURITY:                 $1,681,926

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        2/95              NUMBER OF UNITS SOLD:              2,000*
NUMBER OF INVESTORS:                        38                PRICE PER UNIT:                    $500
PAID IN CAPITAL:                            $1,000,000*       DATE OFFERING TERMINATED:          7/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash return, (and, in the case of a property sale, after the holder of collateral mortgage financing has received 10% of the net sale proceeds remaining after investors  have  received an aggregate  amount equal to their  capital  contributions),  the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 20% rate):         $181
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 39% rate):          $ 93
-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)
---------------
* Includes  1,840 units sold in the  program's  offering  plus 160 units  issued to four  investors  in exchange for property interests acquired by them in an earlier unrelated program which was terminated.

                                          REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                                                 (GP: Baron Capital IV, Inc.)
=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1985
FOREST GLEN APARTMENTS - PHASE II                 Beneficial interest in unrecorded
300 Forest Glen Boulevard                         land trust
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    6.85

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 2 BR                23                   1,075                      $619
             --------------------------------------------------------------------------------------
                 3 BR                 7                   1,358                      $699
             --------------------------------------------------------------------------------------
                   Total             30                  34,231
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            93%            ESTIMATED APPRAISED VALUE:  $1,966,000
1997 AVG. MONTHLY OCCUPANCY %:                 73%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:                 82%
=============================================================================================================================

                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   3/2005
 Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:               $ 1,072,132       ANNUAL DEBT SERVICE:         $85,188
3/98 BALANCE:                            $ 1,072,132       MONTHLY PAYMENT:             $ 7,099
BALANCE DUE AT MATURITY:                 $   981,813

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
=============================================================================================================================

                                                INVESTMENT PROGRAM INFORMATION
DATE OFFERING BEGAN:                        3/94              NUMBER OF UNITS SOLD:               944
NUMBER OF INVESTORS:                        45                PRICE PER UNIT:                     $1,000
PAID IN CAPITAL:                            $944,000          DATE OFFERING TERMINATED:           6/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF INTEREST IN NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount
   (including prior  distributions)  equal to their capital  contributions plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive  any  remaining  net  proceeds  until it has  received a similar  return on its capital  contribution;
   thereafter the investors and the GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 20% rate):         $312
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 39% rate):          $160

-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)
---------------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                                            FLORIDA INCOME ADVANTAGE FUND I, LTD.
                                                 (GP: Baron Capital IV, Inc.)
=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1985
FOREST GLEN APARTMENTS - PHASE III                Beneficial interest in unrecorded
300 Forest Glen Boulevard                         land trust
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    6.85

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
                                                        (Sq. Ft.)                RENTAL RATE
             UNIT TYPE           NUMBER
             --------------------------------------------------------------------------------------
                 2 BR                19                   1,075                      $619
             --------------------------------------------------------------------------------------
                 3 BR                 7                   1,358                      $699
             --------------------------------------------------------------------------------------
                   Total             26                  29,931
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            92%            ESTIMATED APPRAISED VALUE:  $1,678,000
1997 AVG. MONTHLY OCCUPANCY %:                 88%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:                 94%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   3/2005
 Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:               $   854,708       ANNUAL DEBT SERVICE:         $67,909
3/98 BALANCE:                            $   854,708       MONTHLY PAYMENT:             $ 5,659
BALANCE DUE AT MATURITY:                 $   782,744

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        2/94              NUMBER OF UNITS SOLD:               940
NUMBER OF INVESTORS:                        46                PRICE PER UNIT:                     $1,000
PAID IN CAPITAL:                            $940,000          DATE OFFERING TERMINATED:           6/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 20% rate):         $84
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 39% rate):          $43

-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)
---------------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                                          FLORIDA INCOME APPRECIATION FUND I, LTD.
                                                (GP: Baron Capital IV, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION
PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1985
FOREST GLEN APARTMENTS - PHASE IV                 Beneficial interest in unrecorded
300 Forest Glen Boulevard                         land trust
Daytona Beach, Florida  32114

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    6.85

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
                                                        (Sq. Ft.)                RENTAL RATE
             UNIT TYPE           NUMBER
             --------------------------------------------------------------------------------------
                 2 BR                 6                   1,075                      $619
             --------------------------------------------------------------------------------------
                 3 BR                 2                   1,358                      $699
             --------------------------------------------------------------------------------------
                   Total              8                   9,166
             ----------------------------------------------------------------

      >
4/1/98 OCCUPANCY %:                            94%            ESTIMATED APPRAISED VALUE:  $524,000
1997 AVG. MONTHLY OCCUPANCY %:                 91%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:                 91%
=============================================================================================================================

                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:               $   236,584       ANNUAL DEBT SERVICE:         $18,797
3/98 BALANCE:                            $   236,584       MONTHLY PAYMENT:             $ 1,566
BALANCE DUE AT MATURITY:                 $   216,712

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        4/94              NUMBER OF UNITS SOLD:                205
NUMBER OF INVESTORS:                        13                PRICE PER UNIT:                     $1,000
PAID IN CAPITAL:                            $205,000          DATE OFFERING TERMINATED:           9/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 20% rate):         $106
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 39% rate):          $ 55

-----------------------------------------------------------------------------------------------------------------------------
                                                        (See Endnotes)

---------------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                                             FLORIDA CAPITAL INCOME FUND IV, LTD.
                                                 (GP: Baron Capital V, Inc.)

=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1986
GLEN LAKE ARMS APARTMENTS                         Limited partnership interest in
2000 Gandy Boulevard North                        limited partnership which holds
St. Petersburg, Florida   33702                   fee simple

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    7.16

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 1 BR               144                    550                         $674
             --------------------------------------------------------------------------------------
                   Total            144                  79,200
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            94%            ESTIMATED APPRAISED VALUE:  $6,433,079
1997 AVG. MONTHLY OCCUPANCY %:                 78%            APPRAISAL DATE:  3/98
1996 AVG. MONTHLY OCCUPANCY %:                 81%
=============================================================================================================================
                                                     MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                         SECOND MORTGAGE HOLDER AND ADDRESS:

Republic Bank                                              Glen Lake Arms Joint Venture
1301 Sixth Avenue West                                     10490 Gandy Boulevard North, Suite 2E
Bradenton, Florida  34205                                  St. Petersburg, Florida  33702

INITIAL PRINCIPAL BALANCE:                $2,812,500       INITIAL PRINCIPAL BALANCE:               $375,000
3/1/98 BALANCE:                           $2,738,157       1/1/98 BALANCE:                          $361,952
BALANCE DUE AT MATURITY:                  $2,652,341       BALANCE DUE AT MATURITY:                 $343,772

MATURITY DATE:                             5/18/00         MATURITY DATE:                            5/01/05

ANNUAL DEBT SERVICE:                      $298,709         ANNUAL DEBT SERVICE:                     $34,728
MONTHLY PAYMENT:                          $  24,475        MONTHLY PAYMENT:                         $2,894

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan    MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan
bears a fixed interest rate of 9.55% and amortizes on a    bears a fixed interest rate of 8.0% and amortizes on a
25-year basis.                                             25-year basis.

=============================================================================================================================
                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        1/85              NUMBER OF UNITS SOLD:               3,640
NUMBER OF INVESTORS:                        60                PRICE PER UNIT:                     $500
PAID IN CAPITAL:                            $1,820,000        DATE OFFERING TERMINATED:           6/96

   ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their  capital  contributions;  the GP is then  entitled to receive a similar return on its capital contribution.  Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

   ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital  contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral  mortgage  financing has received 10% of the net sale proceeds  remaining after investors have received an aggregate amount equal to their capital contributions),  the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  108 Units    Short Term Capital Gain (assuming 20% rate):         $135
  valued at $10 per Unit (or $1,080)                           Long Term Capital Gain (assuming 39% rate):          $ 69
-----------------------------------------------------------------------------------------------------------------------------
                                                        (See Endnotes)

                                        CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                                             (GP: Sigma Financial Capital, Inc.)
=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1986
GROVE HAMLET APARTMENTS                           Fee Simple
815B Grove Hamlet Way
Deland, Florida  32720

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    6.21

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
             UNIT TYPE           NUMBER                 (Sq. Ft.)                RENTAL RATE
             --------------------------------------------------------------------------------------
                 1 BR                 10                   576                       $409
             --------------------------------------------------------------------------------------
                 2 BR                 46                   864                       $479
             --------------------------------------------------------------------------------------
                   Total              56                 45,504
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            96%            ESTIMATED APPRAISED VALUE:  $2,508,900
1997 AVG. MONTHLY OCCUPANCY %:                 71%            APPRAISAL DATE:  11/97
1996 AVG. MONTHLY OCCUPANCY %:                 75%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   10/1/05
Midland Loan Services
210 West 10th Street
Kansas City, Missouri  64105

INITIAL PRINCIPAL BALANCE:               $1,400,000        ANNUAL DEBT SERVICE:         $ 156,030
3/1/98 BALANCE:                          $1,323,137        MONTHLY PAYMENT:             $  13,002
BALANCE DUE AT MATURITY:                 $1,314,872

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 9.50% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        8/94              NUMBER OF UNITS SOLD:                2,100
NUMBER OF INVESTORS:                        48                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $1,050,000        DATE OFFERING TERMINATED:            10/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  102 Units    Short Term Capital Gain (assuming 20% rate):        $227
  valued at $10 per Unit (or $1,020)                           Long Term Capital Gain (assuming 39% rate):         $116

-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)

                                             GSU STADIUM STUDENT APARTMENTS, LTD.
                                                 (GP: Baron Capital X, Inc.)
=============================================================================================================================

                                                     PROPERTY INFORMATION

PROPERTY NAME AND ADDRESS:                        TYPE OF PROPERTY INTEREST:                 YEAR COMPLETED:   1987
STADIUM CLUB APARTMENTS                           Fee Simple
210 Lanier Drive
Statesboro, Georgia  30458

UNIT MIX AND RENTAL RATES:                                                             APPROXIMATE ACREAGE:    3.50

             --------------------------------------------------------------------------------------
                                                  APPROXIMATE RENTABLE           APPROXIMATE
                                                      AREA PER UNIT            AVERAGE MONTHLY
                                                        (Sq. Ft.)                RENTAL RATE
             UNIT TYPE           NUMBER
             --------------------------------------------------------------------------------------
                 Studio               2                    288                       $375
             --------------------------------------------------------------------------------------
                 3 BR                 2                    880                       $688
             --------------------------------------------------------------------------------------
                 4 BR                55                    880                       $876
             --------------------------------------------------------------------------------------
                   Total             59                 50,736
             ----------------------------------------------------------------

4/1/98 OCCUPANCY %:                            92%            ESTIMATED APPRAISED VALUE:  $2,800,000
1997 AVG. MONTHLY OCCUPANCY %:                 86%            APPRAISAL DATE:  9/97
1996 AVG. MONTHLY OCCUPANCY %:                 90%
=============================================================================================================================
                                                  FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                       MATURITY DATE:   10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:               $1,750,000        ANNUAL DEBT SERVICE:         $151,271
3/1/98 BALANCE:                          $1,750,000        MONTHLY PAYMENT:             $ 12,606
BALANCE DUE AT MATURITY:                 $1,615,458

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed  interest  rate of 7.87% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
=============================================================================================================================
                                                INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                        11/95             NUMBER OF UNITS SOLD:                2,000
NUMBER OF INVESTORS:                        38                PRICE PER UNIT:                      $500
PAID IN CAPITAL:                            $1,000,000        DATE OFFERING TERMINATED:            2/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all  distributable  cash is distributed to the investors until they have received a 10% non-cumulative return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including prior  distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar  return on its capital  contribution;  thereafter  the investors and the GP share any remaining net proceeds 70%/30%

-----------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING (per
 TO BE RECEIVED IN EXCHANGE OFFERING                           $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  110 Units    Short Term Capital Gain (assuming 20% rate):         $125
  valued at $10 per Unit (or $1,100)                           Long Term Capital Gain (assuming 39% rate):          $ 64
-----------------------------------------------------------------------------------------------------------------------------

                                                        (See Endnotes)

Endnotes:

1.   The  First   Mortgage   Loan  is  not  insured  by  the   Federal   Housing
     Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other multi-family residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. The Property is a multi-family residential apartment property which generally leases units to tenants under one-year term lease agreements common in the industry.

6. The estimated appraised value of the Property was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE TRUST - The Operating Partnership."

7. Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment. See "THE TRUST
     - The Operating Partnership."

                                    EXHIBIT C

                       FINANCIAL STATEMENTS OF THE TRUST,
                          THE OPERATING PARTNERSHIP AND
                            THE MANAGING SHAREHOLDER

                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

BARON CAPITAL TRUST


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-1


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-2

      Notes to Financial Statements                                      F-3



BARON CAPITAL PROPERTIES, L.P.


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-4


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-5

      Notes to Financial Statements                                      F-6



BARON ADVISORS, INC.


   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-7


   FINANCIAL STATEMENTS

      Balance Sheet                                                      F-8

      Notes to Financial Statements                                      F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Trustees and Shareholders
Baron Capital Trust
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Capital Trust (the "Trust") as of February 3, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Trust as of February 3, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                               BARON CAPITAL TRUST

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====

                              SHAREHOLDERS' EQUITY

Shareholders' Equity:
   Common shares, no par value; 25,000,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                       See notes to financial statements.

                               BARON CAPITAL TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Capital Trust (the "Trust"), a Delaware business trust, and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the proposed offering referred to below, there were no shares outstanding.

NOTE 2. PROPOSED PUBLIC OFFERING

     The Trust is proposing to offer, in an initial public offering, a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000. Funds received will be held in escrow until the minimum of 50,000 common shares is sold. All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Partners
Baron Capital Properties. L.P.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Capital Properties, L.P. (the "Partnership") as of February 3, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Properties, L.P. as of February 3, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                         BARON CAPITAL PROPERTIES, L.P.

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                  $50,000
                                                                         =======



                                PARTNERS' CAPITAL

Partners' Capital:
   General partner                                                       $    --
   Limited partners                                                       50,000
                                                                         -------
                                                                         $50,000
                                                                         =======

                       See notes to financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, is the operating partner of Baron Capital Trust (the "Trust"). Together, both the Trust and Operating Partnership constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The operations of the Trust will be carried on through the Operating Partnership. Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholder
Baron Advisors, Inc.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Advisors, Inc. (the "Managing Shareholder") as of February 28, 1998. This financial statement is the responsibility of the Managing Shareholder's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Advisors, Inc. as of February 28, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 26, 1998

                              BARON ADVISORS, INC.

                                  BALANCE SHEET

                                FEBRUARY 28, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====



                              SHAREHOLDER'S EQUITY

Shareholder's Equity:
   Common shares, no par value; 1,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Advisors, Inc., the Managing Shareholder of the Baron Capital Trust ("the Trust") was incorporated in July 1997 as a Delaware corporation.

     As Managing Shareholder of the Trust, Baron Advisors, Inc. will have direct and exclusive discretion in management and control of the affairs of the Trust and Baron Capital Properties, L.P. (the "Operating Partnership"), subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Capital Properties, Inc. (an affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust.

NOTE 2. TRUST MANAGEMENT AGREEMENT

     The Trust will enter into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder will be obligated to provide management, administrative and investment advisor services to the Trust from the commencement of the Offering. The services to be rendered will include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

     The Trust will reimburse the Managing Shareholder for all Trust expenses paid by it. As compensation for the Managing Shareholder's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Managing Shareholder, on a monthly basis during the term of the agreement, an annual management fee in an amount equal to 1% of the aggregate subscription price paid for common shares in the proposed public offering of the Trust's common shares and of the initial value of units issued in connection with the proposed exchange offering. The Managing Shareholder in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value.

                                    EXHIBIT D

                 FINANCIAL STATEMENTS OF THE EXCHANGE PROPERTIES

                                    EXHIBIT D

                               BARON CAPITAL TRUST

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF EXCHANGE PROPERTIES PURSUANT TO REGULATION SB 310


EXCHANGE PROPERTIES (Combined):
     Independent Auditors Report
     Combined Statement of Revenues and Certain Expenses for the Years Ended December 31, 1996 and 1997

BLOSSOM CORNERS APARTMENTS PHASE I:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

BLOSSOM CORNERS APARTMENTS PHASE II:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

BRIDGEPOINT APARTMENTS PHASE II:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

EAGLE LAKE APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

FOREST GLEN APARTMENTS PHASE I:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

FOREST GLEN APARTMENTS PHASE II:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

FOREST GLEN APARTMENTS PHASE III:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

FOREST GLEN APARTMENTS PHASE IV:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

GLEN LAKE ARMS APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

GROVE HAMLET APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

STADIUM CLUB APARTMENTS:
     Independent Auditors Report
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997
     Notes to Statement of Revenues and Certain Expenses

            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL INFORMATION

The Board of Baron Capital Trust:

I have audited the statements of revenues and certain expenses (defined as being operating revenues less direct operating expenses) for the years ended December 31, 1996 and 1997 of the following apartment properties:

         Blossom Corners Apartments, Phase I
         Blossom Corners Apartments, Phase II
         Bridgepoint Apartments
         Eagle Lake Apartments
         Forest Glen Apartments, Phases I, II, III, IV (Combined)
         Glen Lake Arms Apartments
         Grove Hamlet Apartments
         Stadium Club Apartments

The audits were made primarily to form an opinion on the statement of revenues and certain expenses for each property separately. The accompanying supplemental combined statement of revenues and certain expenses for these properties is presented hereafter only for analysis purposes and is not a required part of the basic audited financial statements.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 12, 1998

               COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


YEAR ENDED DECEMBER 31, 1997:
-----------------------------

                                      Blossom      Blossom                                Forest
                                      Corners      Corners                     Eagle       Glen
                                      Phase I     Phase II    Bridgepoint      Lake     Phases I-IV
                                      -------     --------    -----------      ----     -----------
REVENUES
  Rental income                     $  273,596   $  296,025   $  212,608   $  346,154   $  705,170
  Other income                          20,987       18,612        6,605       21,065       23,688
                                    ----------   ----------   ----------   ----------   ----------
    Total revenues                     294,583      314,637      219,213      367,219      728,858
                                    ----------   ----------   ----------   ----------   ----------
CERTAIN EXPENSES
  Personnel                             38,493       37,555       14,531       34,983       79,318
  Advertising and promotion              9,946        6,318        5,783        9,811       18,292
  Utilities                             23,989       19,454       36,174       26,117       20,547
  Repairs and maintenance               30,808       29,923       17,054       30,289       87,761
  Real estate taxes and insurance       33,224       29,850       24,715       49,694      100,094
  Mortgage interest expense             94,358      145,636       69,345      158,727      277,043
  Management fees                       20,039       25,331       14,751       26,702       39,306
  Other operating expenses               6,673        3,116        3,036        4,833       12,631
                                    ----------   ----------   ----------   ----------   ----------
    Total certain expenses             257,530      297,183      185,389      341,156      634,992
                                    ----------   ----------   ----------   ----------   ----------
REVENUES IN EXCESS
  OF CERTAIN EXPENSES               $   37,053   $   17,454   $   33,824   $   26,063   $   93,866
                                    ==========   ==========   ==========   ==========   ==========

YEAR ENDED DECEMBER 31, 1996:
-----------------------------

REVENUES
  Rental income                     $  278,590   $  271,230   $  228,451   $  348,348   $  739,124
  Other income                          26,698       18,237        7,884       32,140       28,307
                                    ----------   ----------   ----------   ----------   ----------
    Total revenues                     305,288      289,467      236,335      380,488      767,431
                                    ----------   ----------   ----------   ----------   ----------
CERTAIN EXPENSES
  Personnel                             40,705       44,561       11,767       29,559       68,595
  Advertising and promotion              8,660        4,564        5,075        5,020       13,401
  Utilities                             19,108       19,146       28,846       30,819       18,726
  Repairs and maintenance               40,641       23,139       21,224       25,777       75,906
  Real estate taxes and insurance       36,627       39,547       26,194       49,359      105,642
  Mortgage interest expense             98,805      124,833       68,759      159,163      255,729
  Management fees                       21,186       20,931       17,019       24,129       48,622
  Other operating expenses               6,016        5,191        2,515        5,275        9,240
                                    ----------   ----------   ----------   ----------   ----------
    Total certain expenses             271,748      281,912      181,399      329,101      595,861
                                    ----------   ----------   ----------   ----------   ----------
REVENUES IN EXCESS
  OF CERTAIN EXPENSES               $   33,540   $    7,555   $   54,936   $   51,387   $  171,570
                                    ==========   ==========   ==========   ==========   ==========

YEAR ENDED DECEMBER 31, 1997:
-----------------------------
                                     Glen Lake       Grove         Stadium     Combined
                                        Arms         Hamlet         Club        Total
                                     ---------       ------         ----        -----
REVENUES
  Rental income                     $  745,649    $  221,070    $  458,687   $3,258,959
  Other income                          22,536         7,510        27,710      148,713
                                    ----------    ----------    ----------   ----------
    Total revenues                     768,185       228,580       486,397    3,407,672
                                    ----------    ----------    ----------   ----------
CERTAIN EXPENSES
  Personnel                             85,191        31,912        72,107      394,090
  Advertising and promotion             20,726         1,530        11,885       84,291
  Utilities                            120,687        13,915        49,370      310,253
  Repairs and maintenance               67,235         8,245        31,966      303,281
  Real estate taxes and insurance      118,041        35,289        36,528      427,435
  Mortgage interest expense            310,603       125,177       146,120    1,327,009
  Management fees                       42,276        14,028        25,469      207,902
  Other operating expenses              14,932         3,912        15,278       64,411
                                    ----------    ----------    ----------   ----------
    Total certain expenses             779,691       234,008       388,723    3,118,672
                                    ----------    ----------    ----------   ----------
REVENUES IN EXCESS
  OF CERTAIN EXPENSES               ($  11,506)   ($   5,428)   $   97,674   $  289,000
                                    ==========    ==========    ==========   ==========

YEAR ENDED DECEMBER 31, 1996:
-----------------------------

REVENUES
  Rental income                     $  695,308    $  228,459    $  427,919   $3,217,429
  Other income                          60,265        10,945        21,809      206,285
                                    ----------    ----------    ----------   ----------
    Total revenues                     755,573       239,404       449,728    3,423,714
                                    ----------    ----------    ----------   ----------
CERTAIN EXPENSES
  Personnel                             81,963        42,952        67,232      387,334
  Advertising and promotion             25,227         1,388        10,074       73,409
  Utilities                            122,890        18,450        39,341      297,326
  Repairs and maintenance               36,584        27,052        26,020      276,343
  Real estate taxes and insurance      118,627        32,966        30,980      439,942
  Mortgage interest expense            312,704       126,382       122,433    1,268,808
  Management fees                       43,434        15,889        28,041      219,251
  Other operating expenses               6,280         4,748        11,296       50,561
                                    ----------    ----------    ----------   ----------
    Total certain expenses             747,709       269,827       335,417    3,012,974
                                    ----------    ----------    ----------   ----------
REVENUES IN EXCESS
  OF CERTAIN EXPENSES               $    7,864    ($  30,423)   $  114,311   $  410,740
                                    ==========    ==========    ==========   ==========

                        [LETTERHEAD OF ELROY D. MIEDEMA]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 9, 1998

                       BLOSSOM CORNERS APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     -----------    ------------

REVENUES
  Rental income                                        $273,596        $278,590
  Other income                                           20,987          26,698
                                                       --------        --------
    Total revenues                                      294,583         305,288
                                                       --------        --------
CERTAIN EXPENSES
  Personnel                                              38,493          40,705
  Advertising and promotion                               9,946           8,660
  Utilities                                              23,989          19,108
  Repairs and maintenance                                30,808          40,641
  Real estate taxes and insurance                        33,224          36,627
  Mortgage interest expense                              94,358          98,805
  Management fees                                        20,039          21,186
  Other operating expenses                                6,673           6,016
                                                       --------        --------
    Total certain expenses                              257,530         271,748
                                                       --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $ 37,053        $ 33,540
                                                       ========        ========


See Note to Statement of Revenues and Certain Expenses

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1996             83%
          December 31, 1997             93%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase II, for the years ended December 31, 1995 and 1996. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase II, for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
December 10, 1997

                      BLOSSOM CORNERS APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                              September 30,       September 30,       December 31,        December 31,
                                                  1997                1996                1996                1995
                                              -------------       -------------       ------------        ------------
                                              (Unaudited)         (Unaudited)
REVENUES
  Rental income                                $ 219,057           $ 199,372           $ 271,230           $ 230,871
  Other income                                    11,424              16,181              18,237              19,978
                                               ---------           ---------           ---------           ---------
    Total revenues                               230,481             215,553             289,467             250,849
                                               ---------           ---------           ---------           ---------
CERTAIN EXPENSES
  Personnel                                       28,994              31,457              44,561              36,160
  Advertising and promotion                        4,029               3,480               4,564              13,785
  Utilities                                       14,466              14,591              19,146              24,244
  Repairs and maintenance                         25,202              15,137              23,139              22,154
  Real estate taxes and insurance                 25,922              29,881              39,547              37,027
  Mortgage interest expense                      104,723              92,409             124,833             126,886
  Management fees                                 20,619              14,921              20,931               9,388
  Other operating expenses                         2,291               4,752               5,191               4,226
                                               ---------           ---------           ---------           ---------
    Total certain expenses                       226,246             206,628             281,912             273,870
                                               ---------           ---------           ---------           ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                           $   4,235           $   8,925           $   7,555           $ (23,021)
                                               =========           =========           =========           =========

See Note to Statement of Revenues and Certain Expenses

                      BLOSSOM CORNERS APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase II, consist of 68 units located in Orlando, Florida. The property was acquired during 1981 by Blossom Corners Apartments II, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1995                   96%
         September 30, 1996                  93%
         December 31, 1996                   97%
         September 30, 1997                  91%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Bridgepoint Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bridgepoint Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             BRIDGEPOINT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------

REVENUES
  Rental income                                      $212,608        $228,451
  Other income                                          6,605           7,884
                                                     --------        --------

    Total revenues                                    219,213         236,335
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            14,531          11,767
  Advertising and promotion                             5,783           5,075
  Utilities                                            36,174          28,846
  Repairs and maintenance                              17,054          21,224
  Real estate taxes and insurance                      24,715          26,194
  Mortgage interest expense                            69,345          68,759
  Management fees                                      14,751          17,019
  Other operating expenses                              3,036           2,515
                                                     --------        --------

    Total certain expenses                            185,389         181,399
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 33,824        $ 54,936
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units that were occupied at the various period ending dates:

         December 31, 1996              92%
         December 31, 1997              85%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                              EAGLE LAKE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997            1996
                                                    ------------    ------------

REVENUES
  Rental income                                       $346,154        $348,348
  Other income                                          21,065          32,140
                                                      --------        --------
    Total revenues                                     367,219         380,488
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             34,983          29,559
  Advertising and promotion                              9,811           5,020
  Utilities                                             26,117          30,819
  Repairs and maintenance                               30,289          25,777
  Real estate taxes and insurance                       49,694          49,359
  Mortgage interest expense                            158,727         159,163
  Management fees                                       26,702          24,129
  Other operating expenses                               4,833           5,275
                                                      --------        --------
    Total certain expenses                             341,156         329,101
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 26,063        $ 51,387
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            96%
         December 31, 1997                            94%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                         FOREST GLEN APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997            1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $319,763        $319,640
  Other income                                          7,968          16,405
                                                     --------        --------
    Total revenues                                    327,731         336,045
                                                     --------        --------
CERTAIN EXPENSES
  Personnel                                            35,958          30,797
  Advertising and promotion                             7,548           5,897
  Utilities                                             8,955           8,939
  Repairs and maintenance                              38,692          35,151
  Real estate taxes and insurance                      45,223          49,696
  Mortgage interest expense                           149,908         130,820
  Management fees                                      17,219          20,223
  Other operating expenses                              5,358           4,017
                                                     --------        --------
    Total certain expenses                            308,861         285,540
                                                     --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 18,870        $ 50,505
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase I, consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            98%
         December 31, 1997                            87%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                       $159,093        $181,587
  Other income                                           6,252           3,616
                                                      --------        --------
    Total revenues                                     165,345         185,203
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             20,767          17,966
  Advertising and promotion                              4,802           3,462
  Utilities                                              5,827           4,397
  Repairs and maintenance                               23,120          20,667
  Real estate taxes and insurance                       25,939          26,594
  Mortgage interest expense                             60,222          59,048
  Management fees                                        9,454          12,281
  Other operating expenses                               3,307           2,047
                                                      --------        --------
    Total certain expenses                             153,438         146,462
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 11,907        $ 38,741
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase II, consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            77%
         December 31, 1997                            70%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE III

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997           1996
                                                    ------------    ------------


REVENUES
  Rental income                                       $170,175        $180,549
  Other income                                           7,031           5,721
                                                      --------        --------
    Total revenues                                     177,206         186,270
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             17,461          15,378
  Advertising and promotion                              4,557           3,033
  Utilities                                              4,271           4,050
  Repairs and maintenance                               19,603          15,315
  Real estate taxes and insurance                       21,947          22,105
  Mortgage interest expense                             49,070          49,964
  Management fees                                        8,646          11,062
  Other operating expenses                               2,807           2,106
                                                      --------        --------
    Total certain expenses                             128,362         123,013
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 48,844        $ 63,257
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase III, consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            96%
         December 31, 1997                            96%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase III.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE IV

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     ------------   ------------
REVENUES
  Rental income                                        $56,139         $57,348
  Other income                                           2,437           2,565
                                                       -------         -------
    Total revenues                                      58,576          59,913
                                                       -------         -------
CERTAIN EXPENSES
  Personnel                                              5,132           4,454
  Advertising and promotion                              1,385           1,009
  Utilities                                              1,494           1,340
  Repairs and maintenance                                6,346           4,773
  Real estate taxes and insurance                        6,985           7,247
  Mortgage interest expense                             17,843          15,897
  Management fees                                        3,987           5,056
  Other operating expenses                               1,159           1,070
                                                       -------         -------
    Total certain expenses                              44,331          40,846
                                                       -------         -------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $14,245         $19,067
                                                       =======         =======


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase IV, consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                           100%
         December 31, 1997                           100%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase IV.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                            GLEN LAKE ARMS APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 745,649        $ 695,308
  Other income                                         22,536           60,265
                                                    ---------        ---------
    Total revenues                                    768,185          755,573
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            85,191           81,963
  Advertising and promotion                            20,726           25,227
  Utilities                                           120,687          122,890
  Repairs and maintenance                              67,235           36,584
  Real estate taxes and insurance                     118,041          118,627
  Mortgage interest expense                           310,603          312,704
  Management fees                                      42,276           43,434
  Other operating expenses                             14,932            6,280
                                                    ---------        ---------
    Total certain expenses                            779,691          747,709
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ (11,506)       $   7,864
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lakes Arms Apartments consist of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            79%
         December 31, 1997                            81%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Glen Lake Arms Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             GROVE HAMLET APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997              1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 221,070        $ 228,459
  Other income                                          7,510           10,945
                                                    ---------        ---------
    Total revenues                                    228,580          239,404
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            31,912           42,952
  Advertising and promotion                             1,530            1,388
  Utilities                                            13,915           18,450
  Repairs and maintenance                               8,245           27,052
  Real estate taxes and insurance                      35,289           32,966
  Mortgage interest expense                           125,177          126,382
  Management fees                                      14,028           15,889
  Other operating expenses                              3,912            4,748
                                                    ---------        ---------
    Total certain expenses                            234,008          269,827
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $  (5,428)       $ (30,423)
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                             GROVE HAMLET APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            82%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                             STADIUM CLUB APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $458,687        $427,919
  Other income                                         27,710          21,809
                                                     --------        --------

    Total revenues                                    486,397         449,728
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            72,107          67,232
  Advertising and promotion                            11,885          10,074
  Utilities                                            49,370          39,341
  Repairs and maintenance                              31,966          26,020
  Real estate taxes and insurance                      36,528          30,980
  Mortgage interest expense                           146,120         122,433
  Management fees                                      25,469          28,041
  Other operating expenses                             15,278          11,296
                                                     --------        --------

    Total certain expenses                            388,723         335,417
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 97,674        $114,311
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            90%
         December 31, 1997                            86%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units, which are student housing, are rented under lease agreements that correspond to the school semesters.

--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Trust or the Operating Partnership. This Prospectus does not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, the Units in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale or exchange made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Trust or the Operating Partnership since the date hereof.



                          SUMMARY OF TABLE OF CONTENTS
                                                                            Page

Summary of the Trust and the Operating
   Partnership ...........................................................    13
Summary of Risk Factors ..................................................    18
Tax Status of the Trust ..................................................    21
Compensation of Managing Persons and Affiliates ..........................    22
Conflicts of Interest ....................................................    26
Fiduciary Responsibility .................................................    28
Special Note Regarding Forward-Looking Statements ........................    30
Risk Factors .............................................................    30
The Exchange Offering ....................................................    50
Prior Performance of Affiliates of Managing Shareholder ..................    57
Management ...............................................................    67
The Trust and the Operating Partnership ..................................    75
Investment Objectives and Policies .......................................    82
Proposed Initial Real Estate Investments .................................    85
Selected Financial Data ..................................................    91
Management's Discussion and Analysis of
Financial Condition and Results of Operations of
  the Exchange Properties ................................................    92
Federal Income Tax Considerations ........................................    94
Summary of the Operating Partnership Agreement ...........................   120
Summary of Declaration of Trust ..........................................   120
Comparison of Rights of Holders of Exchange
   Partnership Units, Operating Partnership
   Units and Trust Common Shares .........................................   129
Capital Stock of the Trust ...............................................   140
Capitalization ...........................................................   142
Terms of the Cash Offering ...............................................   144
Other Information ........................................................   145
Litigation ...............................................................   146
Experts ..................................................................   146
Legal Matters ............................................................   146
Expenses of the Exchange Offering ........................................   146
Additional Information ...................................................   147
Glossary .................................................................   148
Exhibits
A  ... Prior Performance of Affiliates
       of Managing Shareholder
B  ... Summary of Exchange Property and
       Exchange Partnership Information
C  ... Financial Statements of the Trust, the Operating
       Partnership and the Managing Shareholder
D ...  Financial Statements of the Exchange Properties




                         BARON CAPITAL PROPERTIES, L.P.


                                  ------------



                                 2,500,000 Units
                                       of
                          Limited Partnership Interest





                                   PROSPECTUS


                               _____________, 1998





                                  ------------

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Under Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, contained in its limited partnership agreement, a limited partnership organized in Delaware may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Under  Section  7.7(a)  of the  Agreement  of  Limited  Partnership  of the
Registrant ("Partnership Agreement"), the Registrant shall indemnify an Indemnitee (defined as any person made a party to a proceeding by reason of his status as (i) the General Partner of the Registrant (including as a guarantor of any debt of the Registrant) or (ii) an officer of the Registrant or a trustee, officer or member of the Board of the General Partner of the Registrant, and (b) such other persons (including affiliates of the General Partner of the Registrant or the Registrant) as the General Partner of the Registrant may designate from time to time, in its sole and absolute discretion) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Registrant as set forth in its Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in
Section 7.7(a). Any indemnification pursuant to Section 7.7 shall be made only out of the assets of the Registrant.

     Under Section 7.7(b) of the Partnership Agreement, reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Registrant in advance of the final disposition of the proceeding upon receipt by the Registrant of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Registrant as authorized in Section 7.7 of the Partnership Agreement has been met, and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.  Exhibits and Financial Statement Schedules.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 22.  Undertakings.

     The Registrant undertakes to do the following:

     1. If the Registrant is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will:

          (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     2. The Registrant will deliver to Offerees who accept the Exchange Offering certificates representing Units in such nominations and registered in such names as such Offerees shall indicate in their Subscription Documents.

     3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

               Insofar as  indemnification  for  liabilities  arising  under the
          Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

     6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

     7. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     8. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registrant Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on June 1, 1998.

                                   BARON CAPITAL PROPERTIES, L.P.

                                   By:  Baron Capital Trust,
                                           General Partner
                                   By:  Baron Advisors, Inc.,
                                           Managing Shareholder

                                   By:  /s/Gregory K. McGrath
                                        ------------------------------------
                                           Gregory K. McGrath, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following person in the capacity and on the date stated.


         Name                             Title                         Date
         ----                             -----                         ----

/s/Gregory K. McGrath   President of Baron Advisors, Inc.,
----------------------  Managing Shareholder of Baron Capital       June 1, 1998
Gregory K. McGrath      Trust, General Partner of Registrant

                                INDEX TO EXHIBITS

Exhibit                                                                                        Sequential
Number                                     Document Description                                Page No.
------                                     --------------------                                --------
3.1                 Certificate of Limited Partnership of the Registrant.                      292


3.2                 Agreement of Limited Partnership of Registrant, dated as of May 15, 1998
                    (incorporated herein by reference to Exhibit  10.6 to Amendment No. 3 to the Form SB-2 Registration Statement of Baron Capital Trust filed with the Securities and Exchange Commission on May 15, 1998 (Registration No.
                    333-35063).                                                                --

4.1                 Form of Unit Certificate                                                   294

5.1                 Form of Opinion of Schoeman, Marsh & Updike, LLP as to legality of
                    securities being registered                                                295


5.2                 Form of Opinion of Keating, Muething & Klekamp P.L.L. on certain tax
                    matters                                                                    297

10.1                Trust Management Agreement, dated as of May 15, 1998, between the
                    Registrant and Baron Advisors, Inc. (incorporated herein by reference to
                    Exhibit 10.1 to Amendment No. 3 to the Form SB-2 Registration Statement
                    of Baron Capital Trust filed with the Securities and Exchange Commission
                    on May 15, 1998 (Registration No. 333-35063).                              --

10.2                Amended and Restated Declaration of Trust for Baron Capital Trust made as of  May 15, 1998 (incorporated herein by reference to Exhibit 3.1 to
                    Amendment No. 3 to the Form SB-2 Registration Statement of Baron Capital
                    Trust filed with the Securities and Exchange Commission on May 15, 1998
                    (Registration No. 333-35063).                                              --

10.3                Indemnification Agreement among the Registrant, Baron Capital Trust (its
                    General Partner), officers of the Registrant and trustees, officers and members of the Board of Baron Capital Trust and such other persons as
                    Baron Capital Trust may designate (included in Section 7.7 of the          --
                    Agreement of Limited Partnership of the Registrant attached hereto as
                    Exhibit 3.2)

10.4                Security Escrow Agreement dated as of May 15, 1998 among Gregory K.
                    McGrath, Robert S. Geiger, Baron Capital Trust
                    and American Stock Transfer & Trust Company                                299

23.1                Consent of Schoeman, Marsh & Updike, LLP (included in the opinion filed
                    as Exhibit 5.1 to this Registration Statement).                            --

23.2                Consent of Keating, Muething & Klekamp, P.L.L. (included in the opinion
                    filed as Exhibit 5.2 to this Registration Statement).                      --

99.1                Consent of Elroy D. Miedema, Certified Public Accountant.                  310

99.2                Consent of Rachlin Cohen & Holtz, Independent Certified Public
                    Accountants.                                                               312

99.3                Prior Performance Table VI: Acquisitions of Properties by Program
                    required under Guide 5 relating to preparation of registration
                    statements relating to interests in real estate limited partnerships.      316